Exhibit 10.1
CONSENT AND EXCHANGE AGREEMENT (this “Agreement”) dated as of August 24, 2016, among EP ENERGY LLC, a Delaware limited liability company (the “Borrower”), the other CREDIT PARTIES party hereto, the LENDERS party hereto, the ADDITIONAL LENDER party hereto, and CITIBANK, N.A., as administrative agent under the Term Loan Agreement dated as of April 24, 2012, among the Borrower, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (the “Existing Credit Agreement”).
WHEREAS, the Borrower desires to (i) amend and restate the Senior Lien Intercreditor Agreement (such term and other capitalized terms used in these recitals and not otherwise defined having the meaning set forth in Section 1 below) as set forth herein and (ii) following the effectiveness of such amendment and restatement, exchange certain Tranche B-2 Loans and/or Tranche B-3 Loans outstanding on the Effective Date for new term loans of the Borrower to be governed by the New Priority Lien Credit Agreement (as defined below) and to prepay certain other Tranche B-2 Loans and/or Tranche B-3 Loans outstanding on the Effective Date; and
WHEREAS, each Consenting Lender (as defined below) has agreed (i) to amend and restate the Senior Lien Intercreditor Agreement to reflect the terms set forth herein, (ii) to direct the Administrative Agent and Collateral Agent to enter into the Amended and Restated Senior Lien Intercreditor Agreement (as defined below), (iii) to (x) exchange its Tranche B-2 Loans and/or Tranche B-3 Loans into an equal principal amount of Priority Loans (as defined below) or (y) have its Tranche B-2 Loans and/or Tranche B-3 Loans prepaid and to purchase by assignment from the Additional Lender an equal principal amount of Priority Loans and (iv) to amend the Existing Credit Agreement as set forth herein;
NOW, THEREFORE, the Credit Parties, the Lenders party hereto, the Additional Lender and the Administrative Agent hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:
“Additional Lender” has the meaning assigned to such term in the New Priority Lien Credit Agreement.
“Amended and Restated Senior Lien Intercreditor Agreement” means an Amended and Restated Senior Lien Intercreditor Agreement substantially in the form attached as Exhibit A hereto.

“Consent” means the consent of a Lender to the terms of this Agreement, evidenced by receipt by the Administrative Agent (or its counsel) of either (i) a counterpart of this Agreement signed on behalf of such Lender or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that such Lender has signed a counterpart to this Agreement.
“Consent Deadline” shall mean 5:00 pm New York City time on August 18, 2016.
“Consenting Lender” means any Lender that delivers a Consent to the Administrative Agent prior to the Consent Deadline.
“Minimum Consenting Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments that, taken together, represent more than 50% of the sum of all outstanding Loans and unused Commitments at such time. The Loans and unused Commitment of any Defaulting Lender shall be disregarded in determining the Minimum Consenting Lenders at any time.
“New Priority Lien Credit Agreement” means a Term Loan Agreement substantially in the form of Exhibit B hereto.
“Priority Lender” has the meaning assigned to the term “Lender” in the New Priority Lien Credit Agreement.
“Priority Loan Documents” has the meaning assigned to the term “Loan Documents” in the New Priority Lien Credit Agreement.
“Priority Loans” has the meaning assigned to the term “Loans” in the New Priority Lien Credit Agreement.
SECTION 2.
    Representations and Warranties. Each Credit Party represents and warrants to the Lenders as of the Effective Date that:
(a)    (i) Each Credit Party has (x) the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement, (y) taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement and (z) duly executed and delivered this Agreement and (ii) this Agreement constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(b)    None of the execution, delivery or performance by any Credit Party of this Agreement or the compliance with the terms and provisions hereof will (i) contravene any

Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (ii) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Subsidiaries (other than Liens created under the Priority Loan Documents and Liens permitted under Section 6.10 of the Existing Credit Agreement) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Subsidiaries is a party or by which it or any of its property or assets is bound, except to the extent such breach, default or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries.
SECTION 3. Amended and Restated Senior Lien Intercreditor Agreement. Subject to the terms and conditions set forth herein, the Consenting Lenders, which constitute the Required Lenders under the Existing Credit Agreement, hereby (i) consent to the amendment and restatement of the Senior Lien Intercreditor Agreement in the form of the Amended and Restated Senior Lien Intercreditor Agreement and direct the Administrative Agent and Collateral Agent to enter into the Amended and Restated Senior Lien Intercreditor Agreement on the Effective Date and (ii) consent to amend the Existing Credit Agreement to (and the parties hereto agree that the Existing Credit Agreement shall be amended, as of the Effective Date, to):
(a)    remove Section 6.03 and Section 6.10 and replace each with “[Reserved].”; and
(b)    amend the definition of “Loans” by replacing clause (ii) of such definition with the following: (ii) any other loans made by Lenders to the Borrower hereunder after the Effective Date, as permitted under this Agreement.
SECTION 4. Exchange or Prepayment of Tranche B-2 Loans and Tranche B-3 Loans. Effective immediately following the effectiveness of the Amended and Restated Intercreditor Agreement and the amendments to the Existing Credit Agreement set forth herein, (i) each Exchanging Consenting Lender (as defined in the New Priority Lien Credit Agreement) agrees, on the terms and conditions set forth herein, to have all of its outstanding Tranche B-2 Loans and Tranche B-3 Loans (the “Exchanged Loans”) exchanged for a like principal amount of Priority Loans, (ii) each Non-Exchanging Consenting Lender (as defined in the New Priority Lien Credit Agreement) agrees, on the terms and conditions set forth herein, to have all of its outstanding Tranche B-2 Loans and Tranche B-3 Loans (the “Prepaid Loans”) prepaid and to purchase by assignment from the Additional Lender Priority Loans in a principal amount equal to the principal amount of such Prepaid Loans and (iii) the Additional Lender agrees to make additional Priority Loans in a principal amount equal to the principal amount of any Prepaid Loans on the Effective Date as described in clause (ii) above (the “Additional Priority Loans”), the proceeds of which will be used by the Borrower to repay in full such Prepaid Loans. The initial Interest Period with respect to the Priority Loans shall commence on the Effective Date and end on November 24, 2016.

SECTION 5. Conditions. Sections 3 and 4 shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied (or waived by the Minimum Consenting Lenders):
(a)    The Administrative Agent (or its counsel) shall have received (i) from the Administrative Agent, the Additional Lender and the Borrower either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from Lenders constituting the Minimum Consenting Lenders a Consent.
(b)    The Administrative Agent shall have received, on behalf of itself and the Priority Lenders, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel for the Credit Parties (a) dated the Effective Date, (b) addressed to the Administrative Agent and the Priority Lenders and (c) in form and substance consistent with prior opinions delivered under the Existing Credit Agreement. The Borrower hereby instructs its counsel to deliver such opinion.
(c)    The Administrative Agent shall have received executed copies of (i) the Subsidiary Guarantee, the Collateral Agreement, the Pledge Agreement and the Priority Lien Intercreditor Agreement (each such term as defined in the New Priority Lien Credit Agreement) and (ii) the Amended and Restated Senior Lien Intercreditor Agreement, in each case executed by the Credit Parties and the other parties thereto, as applicable.
(d)    The Administrative Agent shall have received all fees payable thereto on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents and the Priority Loan Documents on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill, Gordon & Reindel LLP) required to be reimbursed or paid by the Credit Parties hereunder or under any Loan Document or Priority Loan Document.
(e)    The Administrative Agent shall have received, on behalf of each Consenting Lender, an amendment fee equal to 3.0% of the aggregate outstanding principal amount of the Tranche B-2 Loans and Tranche B-3 Loans of each such Consenting Lender.
(f)    Each Credit Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of this Agreement.
(g)    The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying as to the accuracy of the representations set forth in paragraph (b) of Section 2 hereof.
(h)    The Administrative Agent shall have received (1) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the

Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official); (2) a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Effective Date and certifying: (i) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of this Agreement and the Priority Loan Documents to which such Person is a party and the transactions contemplated hereby, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date, (iii) that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (1) above, (iv) as to the incumbency and specimen signature of each officer executing this Agreement and any Priority Loan Document or any other document delivered in connection herewith on behalf of such Credit Party, and (v) as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and (3) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (2) above; provided that the certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party may, in lieu of attaching the documents required pursuant clauses (1) and (2)(i) above, certify that such documents have not been amended, modified or otherwise changed since May 2, 2013.
(i)    The Administrative Agent shall have received from the Borrower, at or prior to the time required by Section 2.03 of the New Priority Lien Credit Agreement, a Notice of Borrowing with respect to the Borrowing of the Additional Priority Loans.
SECTION 6. Certain Consequences of Effectiveness. On and after the Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) (for the avoidance of doubt, other than with respect to the Consenting Lenders) shall continue to be governed by the Existing Credit Agreement and each Existing Loan Document as amended hereby (and all accrued interest and fees under the Existing Credit Agreement (other than with respect to the Exchanged Loans and the Prepaid Loans) shall continue to be payable on the dates such amounts would be payable pursuant to the Existing Credit Agreement). The Existing Credit Agreement and the other Existing Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Credit Party hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under and subject to the terms of each of the Existing Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of Agreement, such guarantees, pledges and grants of security interests, and the terms of each of the Security Documents to which it is a party, shall continue to be in full force and effect, including to secure the Loan Obligations. On and after the Effective Date, the rights and obligations of the Consenting Lenders and the other parties to the New Priority Lien Credit Agreement and each other Loan Document (as defined in the New Priority Lien Credit Agreement, the “Priority Loan Documents”) shall be governed by the New Priority Credit Agreement and each Priority Loan Document; provided that all accrued interest and fees outstanding under the Existing Credit Agreement on the Effective Date in respect of the Exchanged Loans and the Prepaid Loans shall be paid by the Borrower in cash on the Effective Date, and in connection therewith, each Consenting Lender waives any required notice of prepayment pursuant to Section 2.14 of the Existing Credit Agreement as well as its right to receive any payments under Section 2.11 of the Existing Credit Agreement as a result of its Tranche B-2 Loans and Tranche B-3 Loans being repaid or exchanged on the Effective Date and not on the last day of the Interest Period applicable thereto. For the avoidance of doubt, on and after the Effective Date, this Agreement shall for all purposes constitute a Loan Document.
SECTION 7. Collateral and Administrative Matters. The New Priority Lien Credit Agreement is hereby designated a “Credit Agreement” under the Existing Credit Agreement and all obligations of the Credit Parties under the New Priority Lien Credit Agreement and the Priority Loan Documents (including, without limitation, the Priority Loans) shall constitute “First-Priority Lien Obligations” under the Existing Credit Agreement and the Existing Loan Documents. The Administrative Agent and Collateral Agent are hereby directed by the Consenting Lenders to enter into such other Loan Documents and Priority Loan Documents and to take such other actions as the Administrative Agent determines may be necessary or desirable to give effect to the transactions contemplated hereby. The Consenting Lenders further consent to the entry by the Administrative Agent and Collateral Agent into the amendment or reaffirmation of any Loan Document or Priority Loan Document (including, without limitation, further amendments to the documents attached hereto), on or following the Effective Date, deemed necessary or advisable by the Administrative Agent to perfect, or continue the perfection of, the Liens securing the Loan Obligations and/or the Loan Obligations (as defined in the New Priority Credit Agreement), or otherwise advisable based on the advice of counsel (including with respect to rounding, administrative adjustments and other mechanical changes to reflect the elections of the Lenders hereunder and the transactions contemplated hereby). For purposes of this Agreement, references to the Administrative Agent and Collateral Agent shall mean the administrative agent and collateral agent under each of or both of the Existing Credit Agreement and the New Priority Lien Credit Agreement, as applicable.
SECTION 8. Counterparts; Amendments. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Administrative Agent, the Borrower and the Minimum Consenting Lenders. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9. No Novation. This Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement; provided that the Exchanged Loans and the

Prepaid Loans shall cease to be outstanding under the Existing Credit Agreement and the Exchanged Loans shall become Priority Loans that are outstanding under the New Priority Lien Credit Agreement. Except as expressly set forth herein, nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement (other than the Exchanged Loans and the Prepaid Loans), which shall remain outstanding under the Existing Credit Agreement, as amended hereby, after the Effective Date.
SECTION 10. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 11. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.02 of the Existing Credit Agreement.
SECTION 12. Governing Law; Submission to Jurisdiction; Consent to Service; Waivers; Waivers of Jury Trial; Conversion of Currencies. SECTIONS 9.11, 9.13 AND 9.17 OF THE EXISTING CREDIT AGREEMENT ARE INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

EP ENERGY LLC

By:    /s/ Kyle A. McCuen
     Name: Kyle A. McCuen
     Title: Vice President & Treasurer

EVEREST ACQUISITION FINANCE INC.
EP ENERGY GLOBAL LLC
EP ENERGY MANAGEMENT, L.L.C.
EP ENERGY RESALE COMPANY, L.L.C.
EP ENERGY E&P COMPANY, L.P.
By: /s/ Kyle A. McCuen______________________
Name: Kyle McCuen
Title: Vice President & Treasurer

[Signature Page to Consent and Exchange Agreement]

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent
By: /s/ Joseph Roffini
Name: Joseph Roffini
Title: Vice President
CITIBANK, N.A.,
as Additional Lender
By: /s/ Joseph Roffini
Name: Joseph Roffini
Title: Vice President

[Signature Page to Consent and Exchange Agreement]

Consent and Exchange (Cashless Settlement) The undersigned hereby elects to be a “Exchanging Consenting Lender” and irrevocably and unconditionally consents to this Agreement and agrees to the conversion of the full principal amount of its Tranche B-2 Loans and Tranche B-3 Loans into Priority Loans effective as of the date of the Effective Date.

Consent and Reallocation. The undersigned hereby elects to be a “Non-Exchanging Consenting Lender” and irrevocably and unconditionally (a) consents to this Agreement and the prepayment of the full principal amount of its Tranche B-2 Loans and Tranche B-3 Loans and (b) agrees to purchase by way of assignment from the Additional Lender in accordance with the terms of the New Priority Lien Credit Agreement, Priority Loans in a principal amount equal to the principal amount of its Tranche B-2 Loans and Tranche B-3 Loans prepaid.

[NAME OF LENDER,]
as a Consenting Lender
By:
    Name:
    Title:
[If a second signature is necessary:
By:
    Name:
    Title: ]

[Signature Page to Consent and Exchange Agreement]

Exhibit A

AMENDED AND RESTATED SENIOR LIEN INTERCREDITOR AGREEMENT
dated as of
August 24, 2016
among
JPMORGAN CHASE BANK, N.A.,
as RBL Facility Agent and Applicable First Lien Agent,
CITIBANK, N.A.,
as Term Facility Agent and
Applicable Second Lien Agent,
CITIBANK, N.A.,
as Priority Lien Term Facility Agent,
EP ENERGY LLC
and
THE SUBSIDIARIES OF EP ENERGY LLC NAMED HEREIN

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EXHIBITS:

Exhibit A-1	Consent and Acknowledgment (Other First-Lien Priority Secured Obligations)
Exhibit A-2	Consent and Acknowledgment (Other Second-Lien Priority Secured Obligations)

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This AMENDED AND RESTATED SENIOR LIEN INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of August 24, 2016, among JPMORGAN CHASE BANK, N.A. (“JPM”), as the RBL Facility Agent and the Applicable First Lien Agent, CITIBANK N.A. (“Citi’), as the Term Facility Agent and the Applicable Second Lien Agent, EP Energy LLC (the “Company”), the Subsidiaries of the Company named herein, Citi, as the Priority Lien Term Facility Agent, each Other First-Priority Lien Obligations Agent and each Other Second-Priority Lien Obligations Agent from time to time party hereto. Capitalized terms used but not defined in the preamble and the recitals to this Agreement have the meanings set forth in Section 1.01(b) below.
On May 24, 2012, JPM, as the RBL Facility Agent and the Applicable First Lien Agent, Citi, as the Term Facility Agent, the Senior Secured Notes Collateral Agent (as defined therein) and the Applicable Second Lien Agent (as defined therein), the Company, the Subsidiaries of the Company named therein and Wilmington Trust, National Association, as the Senior Secured Notes Trustee (as defined therein), entered into that certain Senior Lien Intercreditor Agreement (the “Existing Senior Lien Intercreditor Agreement”). This Agreement amends and restates the Existing Senior Lien Intercreditor Agreement.
On the date hereof, the RBL Facility Agent and the Priority Lien Term Facility Agent are also entering into the Priority Lien Intercreditor Agreement. This Agreement governs the relationship between the First-Priority Lien Obligations Secured Parties as a group, on the one hand, and the Second-Priority Lien Obligations Secured Parties as a group, on the other hand, with respect to the Common Collateral, while (a) the Pari Passu Second-Priority Intercreditor Agreement (as defined below) governs the relationship of the Second-Priority Lien Obligations Secured Parties among themselves with respect to the Term/Notes Priority Collateral and (b) the Priority Lien Intercreditor Agreement governs the relationship of the First-Priority Lien Obligations Secured Parties among themselves with respect to the RBL Priority Collateral. In addition, it is understood and agreed that not all First-Priority Lien Obligations Secured Parties or Second-Priority Lien Obligations Secured Parties, as the case may be, may have security interests in all of the Collateral and nothing in this Agreement is intended to give rights to any Person in any Collateral in which such Person (or its Representative or Collateral Agent) does not otherwise have a security interest.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Applicable First Lien Agent (for itself and on behalf of the RBL Secured Parties and any Other First-Priority Lien Obligations Secured Party), the Applicable Second Lien Agent (for itself and on behalf of the Term Facility Secured Parties and any Other Second-Priority Lien Obligations Secured Party), the Company and the Subsidiaries of the Company party hereto hereby agree to amend and restate the Existing Senior Lien Intercreditor Agreement as follows:

ARTICLE I

DEFINITIONS
Section 1.01. Construction; Certain Defined Terms.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
(b)    As used in this Agreement, the following terms have the meanings specified below:
“Applicable Agent” means (a) with respect to the Term/Notes Priority Collateral, the Applicable Second Lien Agent and (b) with respect to the RBL Priority Collateral, the Applicable First Lien Agent.
“Applicable First Lien Agent” means the RBL Facility Agent until it shall have notified in writing the Applicable Second Lien Agent, the Term Facility Agent (if not acting as the Applicable Second Lien Agent), the Priority Lien Term Facility Agent and any Other Second-Priority Lien Obligations Agent that another Representative has become the Applicable First Lien Agent for the First-Priority Lien Obligations Secured Parties, as appointed pursuant to the Priority Lien Intercreditor Agreement, a Pari Passu First-Priority Intercreditor Agreement or other First-Priority Lien Obligations Documents.
“Applicable Junior Agent” means (a) with respect to the Term/Notes Priority Collateral, the Applicable First Lien Agent, and (b) with respect to the RBL Priority Collateral, the Applicable Second Lien Agent.
“Applicable Possessory Collateral Agent” means (a) with respect to the RBL Priority Possessory Collateral, the Applicable First Lien Agent, and (b) with respect to the Term/Notes Priority Possessory Collateral, the Applicable Second Lien Agent.

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“Applicable Second Lien Agent” means the Term Facility Agent until it shall have notified in writing the Applicable First Lien Agent, the RBL Facility Agent (if not acting as the Applicable First Lien Agent) and any Other First-Priority Lien Obligations Agent that another Representative has become the Applicable Authorized Representative (as defined in the Pari Passu Second-Priority Intercreditor Agreement) for the Second-Priority Lien Obligations Secured Parties, as appointed pursuant to the Pari Passu Second-Priority Intercreditor Agreement or other Second-Priority Lien Obligations Documents.
“Bankruptcy Code” means Title 11 of the United States Code.
“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Houston, Texas are authorized by law or other governmental actions to close; provided that when used in connection with a LIBOR Loan (as defined in the RBL Facility, the Term Facility and/or the Priority Lien Term Facility), the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank Eurodollar market.
“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) any warrants, options or other rights to acquire any of the foregoing; but excluding from all of the foregoing interests any debt securities which are convertible into or exchangeable for any of the foregoing equity interests, whether or not such debt securities include any right of participation with Capital Stock.
“Citi” has the meaning set forth in the preamble hereto.
“Class” has the meaning set forth in the definition of Senior Secured Obligations.
“Collateral” means all assets and properties subject to Liens in favor of any Secured Party created by any of the RBL Facility Security Documents, the Term Facility Security Documents, each Other First-Priority Lien Obligations Security Documents or each Other Second-Priority Lien Obligations Security Documents, as applicable, to secure the RBL Facility Obligations, the Term Facility Obligations, any Series of Other First-Priority Lien Obligations or any Series of Other Second-Priority Lien Obligations, as applicable.
“Collateral Agent” means the Term Facility Agent, the RBL Facility Agent, each Other First-Priority Lien Obligations Agent, each Other Second-Priority Lien Obligations Agent, or all of the foregoing, as the context may require.
“Common Collateral’ means the portion of the Collateral granted to secure one or more Series of the First-Priority Lien Obligations and one or more Series of the Second-Priority Lien Obligations.

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“Company” has the meaning set forth in the preamble hereto.
“Comparable Junior Obligations Collateral Documents” means, in relation to any Common Collateral subject to any Lien created under any Senior Secured Obligations Collateral Document, those Junior Secured Obligations Documents that create a Lien on the same Common Collateral, granted by the same Grantor.
“Consent and Acknowledgment” means, as applicable, either (a) an instrument in form and substance substantially similar to Exhibit A-1 hereto, pursuant to which any Other First-Priority Lien Obligations Secured Party, through its First-Priority Lien Obligations Representative, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 5.14 or (b) an instrument in form and substance substantially similar to Exhibit A-2 hereto, pursuant to which any Other Second-Priority Lien Obligations Secured Party, through its Second-Priority Lien Obligations Representative, acknowledges this Agreement and consents to be bound by the terms hereof in accordance with Section 5.14, in case of each of clauses (a) and (b), acknowledged and confirmed by the Applicable First Lien Agent, the Applicable Second Lien Agent and the Company (on behalf of itself and its Subsidiaries party to this Agreement) for purposes of this Agreement.
“DIP Financing” has the meaning set forth in Section 2.06(b)(i).
“Discharge” means, with respect to any Obligations, except to the extent otherwise provided herein with respect to the reinstatement or continuation of any such Obligations, the payment in full in cash or immediately available funds (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all such Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the agreements or instruments (the “Relevant Instruments”) governing such Obligations, delivery of cash collateral or backstop letters of credit in respect thereof in a manner reasonably satisfactory to the Applicable Agent and issuing lenders under such Relevant Instruments, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the Relevant Instruments; provided that (i) the Discharge of the RBL Facility Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of another RBL Facility, (ii) the Discharge of the First-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such First-Priority Lien Obligations and (iii) the Discharge of the Second-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Second-Priority Lien Obligations. In the event that any Obligations are modified and such Obligations are paid over time or otherwise modified under Section 1129 of the Bankruptcy Code pursuant to a confirmed and consummated Plan of Reorganization, such Obligations shall be deemed to be discharged when the final payment is made, in cash or immediately available funds or in the form of consideration otherwise provided for in such Plan of Reorganization, in respect of such Indebtedness and any obligations pursuant to such

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new Indebtedness shall have been satisfied. The term “Discharged” shall have a corresponding meaning.
“Domestic Subsidiary” shall mean each Subsidiary of the Company that is organized under the laws of the United States or any state thereof, or the District of Columbia.
“Event of Default” means an “Event of Default” under and as defined in the applicable Term Facility Documents, the applicable RBL Facility Documents, any applicable Other First-Priority Lien Obligations Document and/or any applicable Other Second-Priority Lien Obligations Document, as the context may require.
“First-Priority Lien Obligations” means (i) the RBL Facility Obligations and (ii) the Other First-Priority Lien Obligations.
“First-Priority Lien Obligations Documents” means, collectively, the RBL Facility Documents and the Other First-Priority Lien Obligations Documents.
“First-Priority Lien Obligations Representative” means each of the RBL Facility Agent and each Other First-Priority Lien Obligations Agent.
“First-Priority Lien Obligations Secured Parties” means, collectively, the RBL Facility Secured Parties and the Other First-Priority Lien Obligations Secured Parties.
“Foreign Subsidiary” means each Subsidiary of the Company that is not a Domestic Subsidiary.
“Grantor” means the Company and each Subsidiary of the Company that shall have granted any Lien in favor of any Collateral Agent on any of its assets or properties to secure any of the Obligations.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

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“Indebtedness” means and includes all obligations that constitute “Indebtedness”, “Debt” or other comparable terms as defined in the applicable RBL Facility Documents, the applicable Term Facility Documents, any relevant Other First-Priority Lien Obligations Document or any relevant Other Second-Priority Lien Obligations Document.
“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
“JPM” has the meaning set forth in the preamble hereto.
“Junior Claims” means (a) with respect to the RBL Priority Collateral, the Term Facility Obligations and each Series of Other Second-Priority Lien Obligations, in each case, secured by such Collateral, and (b) with respect to the Term/Notes Priority Collateral, the RBL Facility Obligations and each Series of Other First-Priority Lien Obligations, in each case, secured by such Collateral.
“Junior Representative” means (a) with respect to the Term/Notes Priority Collateral, each First-Priority Lien Obligations Representative, and (b) with respect to the RBL Priority Collateral, each Second-Priority Lien Obligations Representative.
“Junior Secured Obligations” means (a) with respect to the Term/Notes Priority Collateral, the RBL Facility Obligations and each Series of Other First-Priority Lien Obligations, and (b) with respect to the RBL Priority Collateral, the Term Facility Obligations and each Series of Other Second-Priority Lien Obligations.
“Junior Secured Obligations Collateral” means, with respect to any Obligations, the Common Collateral in respect of which such Obligations constitute Junior Claims.
“Junior Secured Obligations Documents” means, (a) with respect to the Term/Notes Priority Collateral, the First-Priority Lien Obligations Documents and, (b) with respect to the RBL Priority Collateral, the Second-Priority Lien Obligations Documents.
“Junior Secured Obligations Secured Parties” means (a) with respect to the Term/Notes Priority Collateral, the RBL Facility Secured Parties and each Other First-Priority Lien Obligations Secured Parties, and (b) with respect to the RBL Priority Collateral, the Term Facility Secured Parties and each Other Second-Priority Lien Obligations Secured Parties.
“Lien” has the meaning set forth in the Term Facility, the Priority Lien Term Facility and/or the RBL Facility.

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“Mortgages” means the RBL Mortgages, the Term/Notes Mortgages, any Other First-Priority Lien Obligations Mortgage and any Other Second-Priority Lien Obligations Mortgage.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“obligations” means any principal, interest (including interest accruing during the period of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in any such proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Obligations” means the First-Priority Lien Obligations and the Second-Priority Lien Obligations.
“Other First-Priority Lien Obligations” means obligations of the Company and the other Grantors (other than the RBL Facility Obligations) that are equally and ratably secured with the RBL Facility Obligations (or secured with any other priority relative to the RBL Facility Obligations as is permitted under the RBL Facility Documents and effected through intercreditor arrangements with the RBL Facility Agent or the RBL Facility Secured Parties (which intercreditor arrangements may include the Senior Lien Intercreditor Agreement)) and are designated by the Company as “Other First-Priority Lien Obligations” hereunder, including, without limitation, the Priority Lien Term Facility Obligations; provided that (other than with respect to the Priority Lien Term Obligations) the requirements set forth in Section 5.14 shall have been satisfied.
“Other First-Priority Lien Obligations Agent” means, with respect to any Series of Other First-Priority Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series or such separate facility within such Series by or on behalf of the holders of such Series of Other First-Priority Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed, including, without limitation, the Priority Lien Term Facility Agent in respect of the Priority Lien Term Facility Obligations.
“Other First-Priority Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case to the extent that (i) the obligations in respect thereof constitute Other First-Priority Lien Obligations (including, without limitation, the Priority Lien Term Facility Obligations) and (ii) the Representative with respect thereto has duly executed and delivered the applicable Consent and Acknowledgment (other than with respect to the Priority Lien Term Facility Obligations).

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“Other First-Priority Lien Obligations Documents” means, collectively, the Other First-Priority Lien Obligations Credit Documents and the Other First-Priority Lien Obligations Security Documents related thereto.
“Other First-Priority Lien Obligations Mortgages” means all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents relating to any Real Estate Asset in favor of the applicable First-Priority Lien Obligations Representative for the benefit of the Other First-Priority Lien Obligations Secured Parties, including, without limitation, the Priority Lien Term Mortgages.
“Other First-Priority Lien Obligations Secured Parties” means, collectively, the holders of any Other First-Priority Lien Obligations (including, without limitation, the Priority Lien Term Facility Obligations) who have directly or indirectly through their respective Other First-Priority Lien Obligations Agents, become party to and bound by this Agreement pursuant to (other than in the case of the Priority Lien Term Facility Agent) a Consent and Acknowledgment in accordance with the provisions of Section 5.14 hereof.
“Other First-Priority Lien Obligations Security Documents” means, collectively, the security agreements or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other First-Priority Lien Obligations, including, without limitation, the Priority Lien Term Facility Security Documents.
“Other Second-Priority Lien Obligations” means obligations of the Company and the other Grantors (other than the Term Facility Obligations) that are designated by the Company as “Other Second-Priority Lien Obligations” hereunder (including any interest and fees accruing after the commencement of bankruptcy or insolvency proceedings whether or not allowed in such bankruptcy or insolvency proceeding); provided that the requirements set forth in Section 5.14 shall have been satisfied.
“Other Second-Priority Lien Obligations Agent” shall mean, with respect to any Series of Other Second-Priority Lien Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent and/or collateral agent, trustee or similar representative of such Series or such separate facility within such Series by or on behalf of the holders of such Series of Other Second-Priority Lien Obligations or such separate facility within such Series, and its respective successors in substantially the same capacity as may from time to time be appointed.
“Other Second-Priority Lien Obligations Credit Document” means any (a) instruments, agreements or documents evidencing debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures and/or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case to the extent that (i) the obligations in respect thereof constitute Other Second-Priority Lien Obligations

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and (ii) the Representative with respect thereto has duly executed and delivered the applicable Consent and Acknowledgment.
“Other Second-Priority Lien Obligations Documents” means, collectively, the Other Second-Priority Lien Obligations Credit Documents and the Other Second-Priority Lien Obligations Security Documents related thereto.
“Other Second-Priority Lien Obligations Mortgages” means all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents relating to any Real Estate Asset in favor of the applicable Second-Priority Lien Obligations Representative for the benefit of the Other Second-Priority Lien Obligations Secured Parties.
“Other Second-Priority Lien Obligations Secured Parties” means, collectively, the holders of any Other Second-Priority Lien Obligations who have directly or indirectly through their respective Other Second-Priority Lien Obligations Agents, become party to and bound by this Agreement pursuant to a Consent and Acknowledgment in accordance with the provisions of Section 5.14 hereof.
“Other Second-Priority Lien Obligations Security Documents” means, collectively, the security agreements or any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Other Second-Priority Lien Obligations.
“Pari Passu First-Priority Intercreditor Agreement” means any intercreditor agreement (other than the Priority Lien Intercreditor Agreement) entered into among the RBL Facility Agent and other First-Priority Lien Obligations Representatives to govern the relationship among the First-Priority Lien Obligations Secured Parties among themselves with respect to the RBL Priority Collateral and/or any other portion of the Common Collateral, as the case may be, as amended, supplemented, restated, replaced or otherwise modified from time to time in accordance with its terms.
“Pari Passu Second-Priority Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement dated as of May 24, 2012 by and among the Term Facility Agent, the Senior Secured Notes Collateral Agent (as defined therein), the Senior Secured Notes Trustee (as defined therein), any other Second-Priority Lien Obligations Representative, the Company and the Subsidiaries of the Company named therein, with respect to the Term/Notes Priority Collateral and/or any other portion of the Common Collateral, as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms or any replacement thereof or any other intercreditor agreement governing the rights and remedies of the Second-Priority Lien Obligations Secured Parties amongst themselves, in respect of the Term/Notes Priority Collateral and/or any other portion of the Common Collateral, as applicable.

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“Permitted Remedies” means, with respect to any Junior Secured Obligations:
(i) filing a claim or statement of interest with respect to such Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
(ii) taking any action (not adverse to the Liens securing any Senior Secured Obligations, the priority status thereof, or the rights of the Applicable Agent or any of the Senior Secured Obligations Secured Parties to exercise rights, powers and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;
(iii) filing any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;
(iv) filing any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and
(v) voting on any Plan of Reorganization, filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
“Possessory Collateral” means the Common Collateral in the possession or control of any Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.
“Possessory Collateral Agent” means, with respect to any Possessory Collateral, the Collateral Agent having possession or control (including through its agents or bailees) thereof.
“Priority Lien Intercreditor Agreement” means that certain Priority Lien Intercreditor Agreement of even date herewith by and among the RBL Facility Agent, the Priority Lien Term Facility Agent, the Company and the Subsidiaries of the Company named therein, with

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respect to the RBL Priority Collateral and/or any other portion of the Common Collateral, as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms or any replacement thereof governing the rights and remedies of the RBL Facility Secured Parties and the Priority Lien Term Facility Secured Parties amongst themselves, in respect of the RBL Priority Collateral and/or any other portion of the Common Collateral, as applicable.
“Priority Lien Term Collateral Agreement” shall mean the Collateral Agreement dated as of August 24, 2016 among the Company, each other grantor party thereto and the Priority Lien Term Facility Agent, as amended, supplemented or modified from time to time in accordance with its terms.
“Priority Lien Term Facility” means (i) the Term Loan Agreement, dated as of August 24, 2016, among the Company, each Subsidiary of the Company from time to time party thereto, the lenders and agents party thereto from time to time and the Priority Lien Term Facility Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Priority Lien Term Facility”), and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Priority Lien Term Facility” and subject to the satisfaction of the requirements set forth in Section 5.14, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Priority Lien Term Facility Agent” means the administrative agent and collateral agent for the Priority Lien Term Facility Secured Parties, together with its successors in substantially the same capacity as may from time to time be appointed. As of the date hereof, the Priority Lien Term Facility Agent shall be Citi.
“Priority Lien Term Facility Documents” means the Priority Lien Term Facility, the Priority Lien Term Facility Security Documents and any other related documents or instruments executed and delivered pursuant to the Priority Lien Term Facility or the Priority Lien Term Facility Security Documents evidencing or governing the obligations thereunder.

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“Priority Lien Term Facility Obligations” means all “Term Loan Obligations” (as such term is defined in the Priority Lien Term Collateral Agreement) of the Company and other obligors outstanding under, and all other obligations in respect of, the Priority Lien Term Facility or any of the other Priority Lien Term Facility Documents.
“Priority Lien Term Facility Secured Parties” means, at any time, the Persons holding any Priority Lien Term Facility Obligations and the successors and permitted assigns thereof, including the Priority Lien Term Facility Agent and each other “Secured Party” as defined in any applicable Priority Lien Term Facility Document.
“Priority Lien Term Mortgages” means all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents relating to any Real Estate Asset in favor of the Priority Lien Term Facility Agent for the benefit of the Priority Lien Term Facility Secured Parties, in each case, executed and recorded pursuant to the applicable Priority Lien Term Facility Documents.
“Priority Lien Term Security Agreements” means (a) the Priority Lien Term Collateral Agreement and (b) the Pledge Agreement dated as of August 24, 2016, among the Company, each other pledgor party thereto and the Priority Lien Term Facility Agent, as amended, supplemented or modified from time to time in accordance with its terms.
“Priority Lien Term Security Documents” means the Priority Lien Term Security Agreements, the Priority Lien Term Mortgages and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Priority Lien Term Facility Obligations.
“RBL Facility” means (i) the Credit Agreement dated as of May 24, 2012, among the Company, EPE Holdings LLC, the lenders and agents party thereto from time to time and the RBL Facility Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “RBL Facility”), and (ii) whether or not the facility referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “RBL Facility” and subject to the satisfaction of the requirements set forth in Section 5.14, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended,

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supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“RBL Facility Agent” means the administrative agent and the collateral agent for the RBL Facility Secured Parties, together with its successors or co-agents in substantially the same capacity as may from time to time be appointed. As of the date hereof, JPM shall be the RBL Facility Agent.
“RBL Facility Documents” means the documentation in respect of the RBL Facility, the RBL Facility Security Agreements and the other “Credit Documents” or comparable terms as defined in the RBL Facility.
“RBL Facility Obligations” means all “Obligations” (as such term is defined in the Credit Agreement referred to in clause (i) of the definition of the RBL Facility) of the Company and other obligors outstanding under, and all other obligations in respect of, the RBL Facility or any other RBL Facility Documents.
“RBL Facility Secured Parties” means, at any time, the Persons holding any RBL Facility Obligations and the successors and permitted assigns thereof, including the RBL Collateral Agent and each other “Secured Party” as defined in any applicable RBL Facility Document, including each counterparty to any Hedge Agreement or any provider of cash management services, the obligations of which are “Obligations” under the RBL Facility Security Agreements.
“RBL Facility Security Agreements” means (a) the Collateral Agreement dated as of May 24, 2012, among the Company, EPE Holdings LLC, each other grantor party thereto and the RBL Facility Agent, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, (b) the Pledge Agreement dated as of May 24, 2012, among the Company, each other pledgor party thereto and the RBL Facility Agent, as amended, supplemented or modified from time to time in accordance with its terms, and (c) such other security agreements and pledge agreements entered into from time to time in respect of any RBL Facility described in clause (ii) of the definition thereof, as amended, supplemented, restated or other modified from time to time in accordance with their respective terms.
“RBL Facility Security Documents” means the RBL Facility Security Agreements, the RBL Mortgages and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any RBL Facility Obligations.
“RBL Mortgages” means all “Mortgages” as defined in the RBL Facility.
“RBL Priority Collateral” means all of the assets of each Grantor now owned or at any time hereafter acquired constituting Common Collateral, other than the Term/Notes Priority Collateral, to the extent a security interest therein has been or may hereafter be granted to the RBL Facility Agent under the RBL Facility Security Documents or any Other First-Priority Obligations Agent under the Other First-Priority Lien Obligations Security Documents.

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“RBL Priority Possessory Collateral” means RBL Priority Collateral that is Possessory Collateral.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.
“Refinance” means to amend, restate, supplement, waive, replace (whether or not upon termination, and whether with the original parties or otherwise), restructure, repay, refund, refinance or otherwise modify from time to time (including by means of any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the obligations under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof). “Refinanced” and “Refinancing” shall have correlative meanings.
“Representative” means (a) in the case of any RBL Facility Obligations, the RBL Facility Agent, (b) in the case of any Term Facility Obligations, the Term Facility Agent, (c) in the case of any Series of Other First-Priority Lien Obligations, each Other First-Priority Lien Obligations Agent of such Series and (d) in the case of any Series of Other Second-Priority Lien Obligations, each Other Second-Priority Lien Obligations Agent of such Series.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Second-Priority Lien Obligations” means the Term Facility Obligations and the Other Second-Priority Lien Obligations.
“Second-Priority Lien Obligations Documents” means the Term Facility Documents and each Other Second-Priority Lien Obligations Documents.
“Second-Priority Lien Obligations Representative” means, collectively, each of the Term Facility Agent and each Other Second-Priority Lien Obligations Agent.
“Second-Priority Lien Obligations Secured Parties” means each of the Term Facility Secured Parties and each Other Second-Priority Lien Obligations Secured Party.
“Secured Parties” means, collectively, the First-Priority Lien Obligations Secured Parties and the Second-Priority Lien Obligations Secured Parties.
“Senior Claims” means, (a) with respect to the RBL Priority Collateral, each of the First-Priority Lien Obligations secured by such Collateral and, (b) with respect to the Term/Notes Priority Collateral, each of the Second-Priority Lien Obligations secured by such Collateral.
“Senior Representative” means, (a) with respect to the Term/Notes Priority Collateral, each Second-Priority Lien Obligations Representative and, (b) with respect to the RBL Priority Collateral, each First-Priority Lien Obligations Representative.

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“Senior Secured Obligations” means, (a) with respect to the Term/Notes Priority Collateral, the Second-Priority Lien Obligations and, (b) with respect to the RBL Priority Collateral, the First-Priority Lien Obligations. The First-Priority Lien Obligations shall, collectively, constitute one “Class” of Senior Secured Obligations and the Second-Priority Lien Obligations shall, collectively, constitute a separate “Class” of Senior Secured Obligations.
“Senior Secured Obligations Collateral” means, with respect to any Obligations, the Common Collateral in respect of which such Obligations constitute Senior Claims.
“Senior Secured Obligations Collateral Documents” means each Senior Secured Obligations Document pursuant to which a Lien is now or hereafter granted securing any Senior Secured Obligations or under which rights or remedies with respect to such Liens are at any time governed.
“Senior Secured Obligations Documents” means, (a) with respect to the Term/Notes Priority Collateral, the Second-Priority Lien Obligations Documents and, (b) with respect to the RBL Priority Collateral, the First-Priority Lien Obligations Documents.
“Senior Secured Obligations Secured Parties” means, (a) with respect to the Term/Notes Priority Collateral, the Second-Priority Lien Obligations Secured Parties and, (b) with respect to the RBL Priority Collateral, the First-Priority Lien Obligations Secured Parties.
“Series” means, as applicable,
(a)    each of the RBL Facility Obligations and each series of Other First-Priority Lien Obligations, each of which shall constitute a separate Series of the Class of Senior Secured Obligations constituting First-Priority Lien Obligations except that, in the event any two or more series of such Other First-Priority Lien Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) the Company designates such other First-Priority Lien Obligations to constitute a single Series, such series of Other First-Priority Lien Obligations shall collectively constitute a single Series. The First-Priority Lien Obligations Secured Parties with respect to each Series of First-Priority Lien Obligations shall constitute a separate Series of First-Priority Lien Obligations Secured Parties; and
(b)    each of the Term Facility Obligations and each series of Other Second-Priority Lien Obligations, each of which shall constitute a separate Series of the Class of Senior Secured Obligations constituting Second-Priority Lien Obligations, except that, in the event that any two or more series of such Other Second-Priority Lien Obligations (i) are secured by identical Collateral held by a common collateral agent and (ii) the Company designates such Other Second-Priority Lien Obligations to constitute a single Series, such series of Other Second-Priority Lien Obligations shall collectively constitute a single Series. The Second-Priority Lien Obligations Secured Parties with respect to each Series of Second-Priority Lien Obligations shall constitute a separate Series of Second-Priority Lien Obligations Secured Parties.

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“Subsidiary” has the meaning set forth in the Term Facility, the RBL Facility, each Other First-Priority Lien Obligations Credit Document and/or each Other Second-Priority Lien Obligations Credit Document.
“Term Facility” means (i) the Term Loan Agreement, dated as of April 24, 2012, among the Company, each Subsidiary of the Company from time to time party thereto, the lenders and agents party thereto from time to time and the Term Facility Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Company to not be included in the definition of “Term Facility”), and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Term Facility” and subject to the satisfaction of the requirements set forth in Section 5.14, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Term Facility Agent” means the administrative agent and collateral agent for the Term Facility Secured Parties, together with its successors in substantially the same capacity as may from time to time be appointed. As of the date hereof, the Term Facility Agent shall be Citi.
“Term Facility Documents” means the Term Facility, the Term Facility Security Documents and any other related documents or instruments executed and delivered pursuant to the Term Facility or the Term Facility Security Documents evidencing or governing the obligations thereunder.
“Term Facility Obligations” means all “Term Loan Obligations” (as such term is defined in the Term/Notes Collateral Agreement) of the Company and other obligors outstanding under, and all other obligations in respect of, the Term Facility or any of the other Term Facility Documents.
“Term Facility Secured Parties” means, at any time, the Persons holding any Term Facility Obligations and the successors and permitted assigns thereof, including the Term Facility Agent and each other “Secured Party” as defined in any applicable Term Facility Document.

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“Term/Notes Collateral Agreement” shall mean the Collateral Agreement dated as of May 24, 2012 among the Company, each other grantor party thereto and the Term Facility Agent, as amended, supplemented or modified from time to time in accordance with its terms.
“Term/Notes Mortgages” means all mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents relating to any Real Estate Asset in favor of the Applicable Second Lien Agent for the benefit of the Term Facility Secured Parties and any Other Second-Priority Lien Obligations Secured Parties, in each case, executed and recorded pursuant to the applicable Second-Priority Lien Obligations Documents.
“Term/Notes Priority Collateral” means all “Pledged Stock” (as such term is defined in each Pledge Agreement referred to in clause (b) of the definition of Term/Notes Security Agreements and the RBL Facility Security Agreements or such comparable term as defined in any relevant Other First-Priority Lien Obligations Security Documents or Other Second-Priority Lien Obligations Security Documents), or any assets within the scope of such definitions secured under any other replacement First-Priority Lien Obligations Document or Second-Priority Lien Obligation Document, in each case to the extent constituting Common Collateral.
“Term/Notes Priority Possessory Collateral” shall mean Term/Notes Priority Collateral that is Possessory Collateral.
“Term/Notes Security Agreements” means (a) the Term/Notes Collateral Agreement and (b) the Pledge Agreement dated as of May 24, 2012, among the Company, each other pledgor party thereto and the Term Facility Agent, as amended, supplemented or modified from time to time in accordance with its terms.
“Term/Notes Security Documents” means the Term/Notes Security Agreements, the Term/Notes Mortgages and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Term Facility Obligations.
ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COLLATERAL
Section 2.01. Priority of Claims. (a) Anything contained herein or in any of the First-Priority Lien Obligations Documents or the Second-Priority Lien Obligations Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and any Collateral Agent is taking action to enforce rights in respect of any Collateral (whether in an Insolvency or Liquidation Proceeding or otherwise), or any distribution is made in respect of any Collateral in any Insolvency or Liquidation Proceeding with respect to any Grantor, the Proceeds (subject, in the case of any such distribution, to Section 2.06 hereof) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”) shall be applied as follows:

(i)	In the case of the Term/Notes Priority Collateral,

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FIRST, to the Applicable Second Lien Agent for distribution in accordance with the Pari Passu Second-Priority Intercreditor Agreement or any other applicable Second-Priority Lien Obligations Documents until payment in full of all Second-Priority Lien Obligations, and

SECOND, to the Applicable First Lien Agent for distribution in accordance with the Priority Lien Intercreditor Agreement or any other applicable First-Priority Lien Obligations Documents until payment in full of all First-Priority Lien Obligations.

(ii)
In the case of the RBL Priority Collateral,

FIRST, to the Applicable First Lien Agent for distribution in accordance with the Priority Lien Intercreditor Agreement or any other applicable First-Priority Lien Obligations Documents until payment in full of all First-Priority Lien Obligations, and

SECOND, to the Applicable Second Lien Agent for distribution in accordance with the Pari Passu Second-Priority Intercreditor Agreement or any other applicable Second-Priority Lien Obligations Documents until payment in full of all Second-Priority Lien Obligations.

(b)    It is acknowledged that (i) the aggregate amount of any Senior Secured Obligations may, subject to the limitations set forth in the applicable RBL Facility Documents, Term Facility Documents, Other First-Priority Lien Obligations Documents and Other Second-Priority Lien Obligations Documents, as applicable, be Refinanced from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Lien Obligations Secured Parties vis-a-vis the Second-Priority Lien Obligations Secured Parties, and (ii) a portion of the Senior Secured Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The priorities provided for herein shall not be altered or otherwise affected by any Refinancing of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or any Junior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the First-Priority Lien Obligations granted on the Collateral or of any Liens securing the Second-Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Term Facility Documents, the RBL Facility Documents, any Other First-Priority Lien Obligations Document or any Other Second-Priority Lien Obligations Document, or

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any defect or deficiencies in, or failure to perfect, any such Liens or any other circumstance whatsoever:

(i)
(1) the Liens on the Term/Notes Priority Collateral securing the Second-Priority Lien Obligations will rank senior to any Liens on the Term/Notes Priority Collateral securing the First-Priority Lien Obligations, and (2) the Liens on the RBL Priority Collateral securing the First-Priority Lien Obligations will rank senior to any Liens on the RBL Priority Collateral securing the Second-Priority Lien Obligations;

(ii)
the Applicable First Lien Agent and each First-Priority Lien Obligations Representative, on behalf of themselves and the First-Priority Lien Obligations Secured Parties, hereby agree that the priority of the Liens securing the First-Priority Lien Obligations as among the holders of First-Priority Lien Obligations shall be governed by the Priority Lien Intercreditor Agreement, any Pari Passu First-Priority Intercreditor Agreement or other First-Priority Lien Obligations Documents, as applicable; and

(iii)
the Applicable Second Lien Agent and each Second-Priority Lien Obligations Representative, on behalf of themselves and the Second-Priority Lien Obligations Secured Parties, hereby agree that the priority of the Liens securing the Second-Priority Lien Obligations as among the holders of Second-Priority Lien Obligations shall be governed by the Pari Passu Second Priority Intercreditor Agreement or other Second-Priority Lien Obligations Documents, as applicable.

Section 2.02. Actions With Respect to Collateral; Prohibition on Contesting Liens.
(a)    Each of the Applicable First Lien Agent and the Applicable Second Lien Agent, on behalf of itself, each relevant Representative and the relevant Secured Parties, acknowledges and agrees that, until the Discharge of all of the Senior Secured Obligations of a particular Class, (i) only the Applicable Agent shall act or refrain from acting with respect to the Senior Secured Obligations Collateral of such Class and then only on the instructions of the applicable Senior Representative (given in accordance with the Senior Secured Obligations Documents), (ii) no Collateral Agent shall follow any instructions with respect to such Senior Secured Obligations Collateral from any Junior Representative, any of the Junior Secured Obligations Secured Parties or any Applicable Junior Agent, (iii) none of the Applicable Junior Agent, any Junior Representative or any Junior Secured Obligations Secured Party shall, nor shall any of them instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Senior Secured Obligations Collateral, whether under any RBL Facility Security Document, any Term Facility Security Document, any Other First-Priority

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Lien Obligations Security Documents or any Other Second-Priority Lien Obligations Security Documents, as applicable, applicable law or otherwise, it being agreed that (A) only the Applicable Agent, acting in accordance with the RBL Facility Security Documents or the Other First-Priority Lien Obligations Security Documents, as applicable, shall be entitled to take any such actions or exercise any such remedies, or to cause any Collateral Agent to do so and (B) notwithstanding the foregoing, the Applicable Junior Agent and each Junior Representative may take Permitted Remedies, and (iv) the Applicable Junior Agent, on behalf of itself, each Junior Representative and the other Junior Secured Obligations Secured Parties, hereby waives any right of subrogation it or any of them may acquire as a result of any payment hereunder until the Discharge of the Senior Secured Obligations has occurred. The Applicable Agent and each Senior Representative may deal with the Senior Secured Obligations Collateral as if they had a senior Lien on such Collateral; provided that, (A) with respect to the First-Priority Lien Representatives, the provisions of the Priority Lien Intercreditor Agreement, any Pari Passu First-Priority Intercreditor Agreement or other First-Priority Lien Obligations Documents shall also be complied with and (B) with respect to the Second-Priority Lien Representatives, the provisions of the Pari Passu Second-Priority Intercreditor Agreement or other Second-Priority Lien Obligations Documents shall also be complied with. Furthermore, each of the Applicable First Lien Agent and the Applicable Second Lien Agent, on behalf of itself, each relevant Representative and the relevant Secured Parties, acknowledges and agrees that no Applicable Junior Agent, Junior Representative or any other Junior Secured Obligations Secured Party will contest, protest or object to any foreclosure proceeding or action brought by any Senior Representative or any other Senior Secured Obligations Secured Party or any other exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any rights and remedies relating to the Senior Secured Obligations Collateral.
(b)    (i) The Applicable Second Lien Agent, each of the Term Facility Agent, the other Term Facility Secured Parties, the Other Second-Priority Lien Obligations Agents and the other Other Second-Priority Lien Obligations Secured Parties each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the RBL Facility Secured Parties and any Other First-Priority Lien Obligations Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.
(i) The Applicable First Lien Agent, each of the RBL Facility Agent, the other RBL Facility Secured Parties, the Other First-Priority Lien Obligations Agents and the other Other First-Priority Lien Obligations Secured Parties each agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Second-Priority Lien Obligations Secured Parties in all or any part of the Collateral, or the provisions of this Agreement;
provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Second Lien Agent, the Term Facility Agent, any Term Facility Secured Party, the Applicable First Lien Agent, the RBL Facility Agent, any other RBL Facility Secured Party,

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any Other First-Priority Lien Obligations Agent, any other Other First-Priority Lien Obligations Secured Parties, any Other Second-Priority Lien Obligations Agent or any other Other Second-Priority Lien Obligations Secured Parties to enforce this Agreement.
(c)    The parties hereto agree to execute, acknowledge and deliver a memorandum of Intercreditor Agreement, together with such other documents in furtherance hereof or thereof, in each case, in proper form for recording in connection with any Mortgages and in form and substance reasonably satisfactory to each of the Collateral Agents, in those jurisdictions where such recording is reasonably recommended or requested by local real estate counsel and/or the title insurance company, or as otherwise deemed reasonably necessary or proper by the parties hereto.
Section 2.03. No Duties of Senior Representatives; Provision of Notice.
(a)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties acknowledges and agrees that: (i) none of the Applicable Agent, Senior Representatives or any other Senior Secured Obligations Secured Party shall have any duties or other obligations to the Applicable Junior Agent, the Junior Representatives or the Junior Secured Obligations Secured Parties with respect to any Senior Secured Obligations Collateral, other than to transfer to the Applicable Junior Agent any Proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral (in each case, unless the Junior Secured Obligations have been Discharged prior to or concurrently with such sale, transfer, disposition, payment or satisfaction) and the Discharge of the Senior Secured Obligations secured thereby, or if any Senior Representative shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without any representation or warranty on the part of such Senior Representative or any other Senior Secured Obligations Secured Party; (ii) in furtherance of the foregoing, until the Discharge of the Senior Secured Obligations shall have occurred, the Applicable Agent shall be entitled, for the benefit of the Senior Secured Obligations Secured Parties, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the applicable Senior Secured Obligation Documents, without regard to any Junior Claims held by any Junior Secured Obligations Secured Party or any rights to which the Junior Secured Obligations Secured Parties would otherwise be entitled as a result of such Junior Claims; and (iii) without limiting the foregoing, none of the Applicable Agent, Senior Representatives or any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties waives any claim it or any other Junior Secured Obligations Secured Party may now or hereafter have against the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Applicable Agent, such Senior

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Representative or any such other Senior Secured Obligations Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the relevant Senior Secured Obligations Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its Subsidiaries, as debtor-in-possession.
(b)    The RBL Facility Agent shall, after obtaining actual knowledge that it no longer qualifies as the Applicable First Lien Agent, notify the Company, the other First-Priority Lien Obligations Representatives and the Second-Priority Lien Obligations Representatives of the same.
(c)    The Term Facility Agent shall, after obtaining actual knowledge that it no longer qualifies as the Applicable Second Lien Agent, notify the Company, the other Second-Priority Lien Obligations Representatives and the First-Priority Lien Obligations Representatives of the same.
Section 2.04. No Interference; Payment Over; Reinstatement.
(a) Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties agrees that (i) it will not take or cause to be taken any action, the purpose or effect of which is, or could be, to make any Junior Claim pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Claim with respect to the Collateral securing the Senior Claims or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any RBL Facility Security Document, Term Facility Security Document, Other First-Priority Lien Obligations Security Document or Other Second-Priority Lien Obligations Security Document or the validity, attachment, perfection or priority of any Lien under the RBL Facility Security Documents, the Term Facility Security Documents, Other First-Priority Lien Obligations Security Documents or Other Second-Priority Lien Obligations Security Documents, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Senior Secured Obligations Collateral by the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party, (iv) it shall not have any right to (A) direct the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party to exercise any right, remedy or power with respect to any Senior Secured Obligations Collateral or (B) consent to the exercise by the Applicable Agent, any Senior Representative or any

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other Senior Secured Obligations Secured Party of any right, remedy or power with respect to any Senior Secured Obligations Collateral, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by the Applicable Agent, any Collateral Agent, any Senior Representative or other Senior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable First Lien Agent, the Applicable Second Lien Agent, the Term Facility Agent, any other Term Facility Secured Party, the RBL Facility Agent, any other RBL Facility Secured Party, any Other First-Priority Lien Obligations Agent, any other Other First-Priority Lien Obligations Secured Parties, any Other Second-Priority Lien Obligations Agent, or any other Other Second-Priority Lien Obligations Secured Parties to enforce this Agreement in accordance with its terms.
(b)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any RBL Facility Security Document, Term Facility Security Document, Other First-Priority Lien Obligations Security Document, Other Second-Priority Lien Obligations Security Document or by the exercise of any rights available to it or any of them under applicable law or in any Insolvency or Liquidating Proceeding or through any other exercise of remedies, at any time prior to the Discharge of the Senior Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Applicable Agent reasonably promptly after obtaining actual knowledge (or notice from the Applicable Agent) that it is in possession of such Collateral, proceeds or payment. Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties agrees that, if at any time it receives notice or obtains actual knowledge that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, it shall promptly pay over to the Applicable Agent any payment received by it and then in its possession or under its control in respect of any Senior Secured Obligations Collateral and shall promptly turn over any Senior Secured Obligations Collateral then held by it over to the Applicable Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the Discharge of the Senior Secured Obligations has occurred.
Section 2.05. Automatic Release of Junior Liens.
(a) Each of the Applicable Second Lien Agent, Second-Priority Lien Obligations Representatives and other Second-Priority Lien Obligations Secured Parties agrees that in the event

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of a sale, transfer or other disposition of any RBL Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such RBL Priority Collateral that results in the release by the Applicable First Lien Agent of the Lien held by the Applicable First Lien Agent on such RBL Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the Second-Priority Lien Obligations Documents at the time of such sale, transfer or other disposition), the Lien held by each Second-Lien Collateral Agent on such RBL Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all Second-Priority Lien Obligations Secured Parties shall be entitled to any Proceeds of a sale, transfer or other disposition under this clause (a) that remain after Discharge of the First-Priority Lien Obligations, and the Liens on such remaining Proceeds securing the Second-Priority Lien Obligations shall not be automatically released pursuant to this Section 2.05(a).
(b)    Each of the Applicable First Lien Agent, First-Priority Lien Obligations Representatives and other First-Priority Lien Obligations Secured Parties agrees that in the event of a sale, transfer or other disposition of any Term/Notes Priority Collateral in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Term/Notes Priority Collateral that results in the release by the Applicable Second Lien Agent of the Lien held by the Applicable Second Lien Agent on such Term/Notes Priority Collateral (regardless of whether or not an Event of Default has occurred and is continuing under the First-Priority Lien Obligations Documents at the time of such sale, transfer or other disposition), the Lien held by the Applicable First Lien Agent on such Term/Notes Priority Collateral shall be automatically released; provided that, notwithstanding the foregoing, all holders of the First-Priority Lien Obligations shall be entitled to any Proceeds of a sale, transfer or other disposition under this clause (b) that remain after Discharge of the Second-Priority Lien Obligations, and the Liens on such remaining Proceeds securing the First-Priority Lien Obligations shall not be automatically released pursuant to this Section 2.05(b).
(c)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Agent or any Senior Representative acting on behalf of the relevant Senior Secured Obligations Secured Parties to evidence and confirm any release of Junior Collateral provided for in this Section 2.05.
Section 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, the provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code.
(b)    If the Company or any of its Subsidiaries shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code:

(i)	if the Applicable First Lien Agent desires to permit the use of cash collateral or to permit the Company and/or any of its Subsidiaries to obtain

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financing under Section 363 or Section 364 of the Bankruptcy Code or under any other similar law (“DIP Financing”) either secured by a Lien on, or constituting the proceeds of, the RBL Priority Collateral, then the Applicable Second Lien Agent and the Second-Priority Lien Obligations Secured Parties hereby agree: (A) not to object to such use of cash collateral or DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith so long as the Second-Priority Lien Obligations Secured Parties retain the benefit of their Liens on the RBL Priority Collateral, including Proceeds thereof arising after the commencement of such Bankruptcy Case (to the extent provided for under applicable law), with the same priority vis-à-vis the First-Priority Lien Obligations Secured Parties (other than with respect to any DIP Financing Liens granted thereto) as existed prior to the commencement of such Bankruptcy Case and (B) to the extent the Liens on the RBL Priority Collateral securing the First-Priority Lien Obligations are subordinated or pari passu with such DIP Financing, to subordinate its Liens on the RBL Priority Collateral to the Liens granted to the lenders providing such DIP Financing (and all obligations relating thereto, including any “carve-out” from the RBL Priority Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States Trustee or professionals retained by any debtor or creditors’ committee agreed to by the Applicable First Lien Agent or the First-Priority Lien Obligations Secured Parties) and to any adequate protection Liens granted to the Applicable First Lien Agent on the same basis as the Liens on such RBL Priority Collateral securing the First-Priority Lien Obligations are subordinated to such DIP Financing or to confirm the priorities with respect to such RBL Priority Collateral as set forth herein, as applicable; and

(ii)
if the Applicable Second Lien Agent desires to permit the Company and/or any of its Subsidiaries to obtain any DIP Financing secured by a Lien on Term/Notes Priority Collateral, then the Applicable First Lien Agent and the First-Priority Lien Obligations Secured Parties hereby agree: (A) not to object to such DIP Financing or to request adequate protection (except as otherwise expressly permitted by the terms of this Agreement) or any other relief in connection therewith so long as the First-Priority Lien Obligations Secured Parties retain the benefit of their Liens on the Term/Notes Priority Collateral, including Proceeds thereof arising after the commencement of such Bankruptcy Case (to the extent provided for under applicable law), with the same priority vis-à-vis the Second-Priority Lien Obligations Secured Parties (other than with respect to any DIP Financing Liens granted thereto) as existed prior to the commencement of such Bankruptcy Case and (B) to the extent the Liens on Term/Notes Priority Collateral securing the Second-Priority Lien Obligations are subordinated

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or pari passu with such DIP Financing, to subordinate its Liens on the Term/Notes Priority Collateral to the Liens granted to the lenders providing such DIP Financing (and all obligations relating thereto, including any “carve-out” from the Term/Notes Priority Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States Trustee or professionals retained by any debtor or creditors’ committee agreed to by the Applicable Second Lien Agent or the Second-Priority Lien Obligations Secured Parties) and to any adequate protection Liens granted to the Applicable Second Lien Agent on the same basis as the Liens on such Term/Notes Priority Collateral securing the Second-Priority Lien Obligations are subordinated to such DIP Financing or to confirm the priorities with respect to such Term/Notes Priority Collateral as set forth herein, as applicable.
(c)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties agrees that it will not object to and will not otherwise contest: (i) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Secured Obligations made by the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party; (ii) any lawful exercise by any holder of Senior Claims of the right to credit bid Senior Claims in any sale in foreclosure of Collateral that is Senior Secured Obligations Collateral with respect to such Senior Claims; (iii) any other request for judicial relief made in any court by the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party relating to the lawful enforcement of any Lien on the Senior Secured Obligations Collateral; or (iv) any sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties of any Series or the relevant Senior Representative acting on their behalf shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and the applicable order approving such sale or disposition provides that, to the extent the sale is to be free and clear of Liens, the Liens securing the Senior Secured Obligations and the Junior Secured Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens securing such Obligations on the assets being sold, in accordance with this Agreement.
(d)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties agree that it will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding with respect to Senior Secured Obligations Collateral without the prior consent of the Applicable Agent.
(e)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties hereby agrees that it will not object to and will not otherwise contest (or support any other Person contesting): (i) any request by the Applicable Agent or any Senior Secured Obligations Secured Party (or any Senior Representative acting on its behalf) for adequate protection with respect to the applicable Senior Secured Obligations Collateral or (ii) any objection by the Applicable Agent or any Senior Secured Obligations Secured Party (or any Senior

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Representative acting on its behalf) to any motion, relief, action or proceeding based on the Applicable Agent or any Senior Secured Obligations Secured Party (or any Senior Representative acting on its behalf) claiming a lack of adequate protection with respect to the applicable Senior Secured Obligations Collateral. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (I)(x) if the Senior Secured Obligations Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral, then the Applicable Junior Agent may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, so long as, with respect to the Senior Secured Obligations Collateral, such Lien is subordinated to the adequate protection Lien granted to the holders of the applicable Senior Secured Obligations, on the same basis as the other Liens securing Junior Secured Obligations on the Senior Secured Obligations Collateral are subordinated to the Liens on Senior Secured Obligations Collateral securing the Senior Secured Obligations under this Agreement and (y) each of the Applicable Junior Agent, Junior Representatives and Junior Secured Obligations Secured Parties hereby agrees that in the event the Applicable Junior Agent seeks or requests adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then the Senior Secured Obligations Secured Parties (or the Applicable Agent or the relevant Senior Representative(s) acting on their behalf) shall also be granted a Lien on such additional or replacement collateral as adequate protection for the Senior Secured Obligations and that any adequate protection Lien on such additional or replacement collateral that constitutes Senior Secured Obligations Collateral securing the Junior Secured Obligations shall be subordinated to the adequate protection Liens on such collateral granted to the holders of the Senior Secured Obligations and any other Liens on Senior Secured Obligations Collateral granted to the holders of Senior Secured Obligations on the same basis as the Liens securing Junior Secured Obligations are so subordinated to the Liens securing the Senior Secured Obligations under this Agreement, and (II)(x) if the Senior Secured Obligations Secured Parties (or any subset thereof) are granted adequate protection in the form of a superpriority administrative claim, then the Applicable Junior Agent may seek or request adequate protection in the form of a superpriority administrative claim, so long as such claim is subordinated to the adequate protection superpriority claim granted to the holders of the applicable Senior Secured Obligations on the same basis as the other claims with respect to the Junior Secured Obligations are subordinated to the claims with respect to the Senior Secured Obligations under this Agreement and (y) each of the Applicable Junior Agent, Junior Representatives and Junior Secured Obligations Secured Parties hereby agrees that in the event the Applicable Junior Agent seeks or requests adequate protection and such adequate protection is granted in the form of a superpriority administrative claim, then the Senior Secured Obligations Secured Parties (or the Applicable Agent or the relevant Senior Representative(s) acting on their behalf) shall also be granted a superpriority administrative claim and that any claim granted with respect to the Junior Secured Obligations shall be subordinated to the superpriority administrative claim granted with respect to the Senior Secured Obligations as adequate protection on the same basis as the claims with respect to the Junior Secured Obligations are so subordinated to the claims with respect to the Senior Secured Obligations under this Agreement.
(f)    Each of the Applicable Junior Agent, Junior Representatives and other Junior Secured Obligations Secured Parties hereby agrees that (i) it will not oppose or seek to challenge any claim by the Applicable Agent, any Senior Representative or any other Senior Secured Obligations Secured Party for allowance of Senior Secured Obligations consisting of post-petition

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interest, fees or expenses to the extent of the value of the Applicable Agent’s Lien on the Senior Secured Obligations Collateral, without regard to the existence of the Lien of the Junior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral; and (ii) until the Discharge of Senior Secured Obligations has occurred, the Applicable Junior Agent, on behalf of itself, the Junior Representatives and the Junior Secured Obligations Secured Parties, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens on Senior Secured Obligations Collateral securing the Senior Secured Obligations for costs or expenses of preserving or disposing of any Collateral.
(g)    The Applicable Second Lien Agent, on behalf of itself, the Term Facility Agent, the Term Facility Secured Parties, each Other Second-Priority Lien Obligations Agent and the Other Second-Priority Lien Obligations Secured Parties of the applicable Series, and the Applicable First Lien Agent, on behalf of itself, the RBL Facility Agent, the RBL Facility Secured Parties, each Other First-Priority Lien Obligations Agent and the Other First-Priority Lien Obligations Secured Parties of the applicable Series, acknowledges and intends that: the grants of Liens pursuant to the Second-Priority Lien Obligations Security Documents, on the one hand, and the First-Priority Lien Obligations Security Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the First-Priority Lien Obligations are fundamentally different from the Second-Priority Lien Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Priority Lien Obligations Secured Parties and the Second-Priority Lien Obligations Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of secured claims), then the First-Priority Lien Obligations Secured Parties and the Second-Priority Lien Obligations Secured Parties hereby acknowledge and agree that all distributions from the Common Collateral shall be made as if there were separate classes of First-Priority Lien Obligations and Second-Priority Lien Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the RBL Priority Collateral or the Term/Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the First-Priority Lien Obligations Secured Parties or the Second-Priority Lien Obligations Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that are available from the Senior Secured Obligations Collateral for each of the First-Priority Lien Obligations Secured Parties and the Second-Priority Lien Obligations Secured Parties (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Company or any of the Grantors in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise), respectively, before any distribution is made in respect of the Junior Claims from, or with respect to, such Collateral, with the holder of such Junior Claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from, or with respect to, such Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries).

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(h)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First-Priority Lien Obligations and on account of Second-Priority Lien Obligations, then, to the extent the debt obligations distributed on account of the First-Priority Lien Obligations and on account of the Second-Priority Lien Obligations are secured by Liens upon the Common Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.
Section 2.07. Reinstatement. In the event that any of the Senior Secured Obligations shall have been paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.
Section 2.08. Insurance. As between the Applicable First Lien Agent, on the one hand, and the Applicable Second Lien Agent, the Term Facility Agent and any Other Second-Priority Lien Obligations Agent, on the other hand, only the Applicable First Lien Agent will have the right (subject to the rights of the Grantors under the Term Facility Documents, the RBL Facility Documents, the Other First-Priority Lien Obligations Documents and the Other Second-Priority Lien Obligations Documents) to adjust or settle any insurance policy or claim covering or constituting the RBL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the RBL Priority Collateral.
Section 2.09. Refinancings. The RBL Facility Obligations, the Term Facility Obligations, any Series of Other First-Priority Lien Obligations, any Series of Other Second-Priority Lien Obligations and the agreements or indentures governing them may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any RBL Facility Document, any Term Facility Document, any applicable Other First-Priority Lien Obligations Document or any applicable Other Second-Priority Lien Obligations Document) of any Term Facility Secured Party, any RBL Facility Secured Party, any Other First-Priority Lien Obligations Secured Party or any Other Second-Priority Lien Obligations Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that the requirements set forth in Section 5.14 shall have been satisfied. In connection with any Refinancing contemplated by this Section 2.09, this Agreement may be amended at the request and sole expense of the Company, and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing, (b) to confirm that such Refinancing Indebtedness in respect of any First-Priority Lien Obligations shall have the same rights and priorities in respect of any RBL Priority Collateral vis-à-vis the Second-Priority Lien Obligations as the Indebtedness being Refinanced and (c) to confirm that such Refinancing Indebtedness in respect of any Second-Priority Lien Obligations shall have the same rights and priorities in respect of any Term/Notes Priority Collateral vis-à-vis the First-

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Priority Lien Obligations as the Indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.
Section 2.10. Amendments to Security Documents.
(a)    Each of the Applicable Junior Agent and Junior Representatives agrees that each applicable Junior Secured Obligations Document executed as of the date hereof shall include the following language (or language to similar effect approved by the relevant Applicable Agent):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to [applicable Junior Representative] for the benefit of the [applicable Junior Secured Obligations Secured Parties] pursuant to this Agreement and (ii) the exercise of any right or remedy by [applicable Junior Representative] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Common Collateral, are subject to the provisions of the Amended and Restated Senior Lien Intercreditor Agreement dated as of August 24, 2016 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Senior Lien Intercreditor Agreement”), among Citibank, N.A., as Term Facility Agent and Applicable Second Lien Agent, JPMorgan Chase Bank, N.A., as RBL Facility Agent and Applicable First Lien Agent, Citibank, N.A., as Priority Lien Term Facility Agent, EP Energy LLC and the Subsidiaries of EP Energy LLC party thereto. In the event of any conflict between the terms of the Senior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Senior Lien Intercreditor Agreement shall govern.”
(b)    In the event that any Applicable Agent, any Senior Representative or any Senior Secured Obligations Secured Party enters into any amendment, waiver or consent in respect of or replaces any Senior Secured Obligations Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Secured Obligations Collateral Document or changing in any manner the rights of such Applicable Agent, the applicable Senior Representative or the applicable Senior Secured Obligations Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens on any Senior Secured Obligations Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Junior Obligations Collateral Document without the consent of the Applicable Junior Agent, any Junior Representative or any Junior Secured Obligations Secured Party and without any action by any of the Applicable Junior Agent, Junior Representative or Junior Secured Obligations Secured Party; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Applicable Junior Agent, any Junior Representative or any Junior Secured Obligations Secured Party in the Senior Secured Obligations Collateral and not in the Senior Secured Obligations Secured Parties that have a security interest in the affected Collateral in a like or similar manner (without regard to

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the fact that the Liens of such Senior Secured Obligations Collateral Document are senior to the Liens of the Comparable Junior Obligations Collateral Document). The relevant Applicable Agent shall give written notice of such amendment, waiver or consent to the Applicable Junior Agent (which shall forward such notice upon receipt to each relevant Junior Representative); provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Junior Obligations Collateral Document as set forth in this Section 2.10(b).
Section 2.11. Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)  Each of the Applicable First Lien Agent and the Applicable Second Lien Agent, on behalf of itself and the relevant Secured Parties, hereby agrees that: %4. each Possessory Collateral Agent shall hold the Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral pursuant to the Term Facility Security Documents, the RBL Facility Security Documents, the Other First-Priority Lien Obligations Security Documents or the Other Second-Priority Lien Obligations Security Documents, subject to the terms and conditions of this Section 2.11; %4. to the extent any Possessory Collateral is possessed by or is under the control of a Collateral Agent (either directly or through its agents or bailees) other than the Applicable Possessory Collateral Agent, such Collateral Agent shall deliver such Possessory Collateral to (or shall cause such Possessory Collateral to be delivered to) the Applicable Possessory Collateral Agent and shall take all actions reasonably requested in writing by the Applicable Possessory Collateral Agent to cause the Applicable Possessory Collateral Agent to have possession or control of same; and %4. pending such delivery to the Applicable Possessory Collateral Agent, each other Collateral Agent shall hold any Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable RBL Facility Security Documents, Term Facility Security Documents, Other First-Priority Lien Obligations Security Documents or Other Second-Priority Lien Obligations Security Documents, in each case, subject to the terms and conditions of this Section 2.11.
(b)    The duties or responsibilities of the Possessory Collateral Agent and each other Collateral Agent under this Section 2.11 shall be limited solely to holding the Possessory Collateral as gratuitous bailee for the benefit of each Secured Party for purposes of perfecting the security interest held by the Secured Parties therein.
(c)    Each of the Applicable Second Lien Agent and Second-Priority Lien Obligations Representatives hereby agrees that, upon the Discharge of all Second-Priority Lien Obligations, it shall deliver to the Applicable First Lien Agent, to the extent that it is legally permitted to do so, the remaining Possessory Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the Applicable First Lien Agent to obtain control of such Possessory Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Possessory Collateral Agent for loss or damage suffered by the Possessory Collateral

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Agent as a result of such transfer except for loss or damage suffered by the Possessory Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. None of the Term Facility Agent or any Other Second-Priority Lien Obligations Agent shall be obligated to follow instructions from the Applicable First Lien Agent in contravention of this Agreement.
(d)    Each of the Applicable First Lien Agent and First-Priority Lien Obligations Representatives hereby agrees that, upon the Discharge of all First-Priority Lien Obligations, it shall deliver to the Applicable Second Lien Agent, to the extent that it is legally permitted to do so, the remaining Possessory Collateral (if any) held by it, together with any necessary endorsements (or otherwise allow the Applicable Second Lien Agent to obtain control of such Possessory Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Possessory Collateral Agent for loss or damage suffered by the Possessory Collateral Agent as a result of such transfer except for loss or damage suffered by the Possessory Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith. Neither the RBL Facility Agent nor any Other First-Priority Lien Obligations Agent shall be obligated to follow instructions from the Applicable Second Lien Agent in contravention of this Agreement.
ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its Subsidiaries, any Secured Party or any other Person as a result of such determination.

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ARTICLE IV

CONSENT OF GRANTORS

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Term Facility Security Documents, the RBL Facility Security Documents, the Other First-Priority Lien Obligations Security Documents and the Other Second-Priority Lien Obligations Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein or therein).
ARTICLE V

MISCELLANEOUS
Section 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile, or sent to the e-mail address of the applicable recipient specified below (or the email address of a representative of the applicable recipient designated by such recipient from time to time to the parties hereto), as follows:
(a)    if to the Applicable Second Lien Agent as of the date hereof or the Term Facility Agent, to it at Citibank, N.A., Global Loans, Ops 111, 1615 Brett Road, New Castle, DE 19720, Attn: Dan Boselli (Facsimile No. (212) 994-0961, Email: Daniel.john.boselli@citi.com);
(b)    if to the Applicable First Lien Agent as of the date hereof, the RBL Facility Agent, to it at JPMorgan Chase Bank, N.A., 712 Main Street, Floor 85, Houston, TX, 77002, Attn: Jo Linda Papadakis (Telephone No. (713) 216-7743, Facsimile No. (713) 216-7770, Email: jo.l.papadakis@jpmorgan.com);
(c)    if to the Priority Lien Term Facility Agent as of the date hereof, to it at Citibank, N.A., Global Loans, Ops 111, 1615 Brett Road, New Castle, DE 19720, Attn: Dan Boselli (Facsimile No. (212) 994-0961, Email: Daniel.john.boselli@citi.com);
(d)    if to the Company, to it at EP Energy LLC, 1001 Louisiana Street, Houston, TX 77002, Attn: Dane Whitehead and Marguerite Woung-Chapman (Facsimile No. (713) 420-6603); and
(e)    if to any other Grantor, to it in care of the Company as provided in clause (d) above.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on

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the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or e-mail or on the date that is five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01.
Section 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Subject to the last sentence of Section 2.10(b) and Section 5.14 hereof, neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Applicable First Lien Agent (as directed by the Representative of each Series of the First-Priority Lien Obligations (with the consent of the relevant First-Priority Lien Obligations Secured Parties of such Series to the extent required by, and in accordance with, the terms of the applicable First-Priority Lien Obligations Documents)), the Applicable Second Lien Agent (as directed by the Representative of each Series of Second-Priority Lien Obligations (with the consent of the relevant Second-Priority Lien Obligations Secured Parties of such Series to the extent required by, and in accordance with, the terms of the applicable Second-Priority Lien Obligations Documents)) and, to the extent such amendment, waiver or modification adversely affects its rights and obligations, the Company.
Section 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other RBL Facility Secured Parties, the other Term Facility Secured Parties, the Other First-Priority Lien Obligations Secured Parties and the Other Second-Priority Lien Obligations Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
Section 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
Section 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by electronic or facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

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Section 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 5.07. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (b) of this Section 5.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 5.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

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HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 5.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 5.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Term Facility Documents, the RBL Facility Documents, any Other First-Priority Lien Obligations Documents and/or any Other Second-Priority Lien Obligations Documents, the provisions of this Agreement shall control.
Section 5.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Lien Obligations Secured Parties and the Second-Priority Lien Obligations Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.05, 2.06, 2.10, 2.11 and Article V) is intended to or will amend, waive or otherwise modify the provisions of the Term Facility, the RBL Facility, any Other First-Priority Lien Obligations Credit Documents or any Other Second-Priority Lien Obligations Credit Documents), and none of the Company, or any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any RBL Facility Document, any Term Facility Document, any Other First-Priority Lien Obligations Document or any Other Second-Priority Lien Obligations Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement, any Term Facility Document or any Other Second-Priority Lien Obligations Document, as the case may be, with respect to any RBL Priority Collateral in any manner that would cause a default under any RBL Facility Document or any Other First-Priority Lien Obligations Document, or (b) pursuant to this Agreement, any RBL Facility Document or any Other First-Priority Lien Obligations Document, as the case may be, with respect to any Term/Notes Priority Collateral in any manner that would cause a default under any Term Facility Document or any other Other Second-Priority Lien Obligations Document.
Section 5.12. Agent Capacities. Except as expressly set forth herein, none of the Term Facility Agent, the RBL Facility Agent, the Other First-Priority Lien Obligations Agents or the Other Second-Priority Lien Obligations Agents shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the Term Facility Documents, the RBL Facility Documents, the applicable Other First-Priority Lien Obligations Documents or the applicable Other Second-Priority Lien Obligations Documents, as the case may be. It is understood and agreed that (i) JPM is entering into this Agreement in its capacity as administrative agent under the RBL Facility, and the provisions of Section 12 of the Credit Agreement referred to in clause (i) of the definition of the RBL Facility applicable to JPM as administrative agent and collateral agent thereunder shall also apply to JPM as the RBL Agent

36

hereunder and (ii) Citi is entering into this Agreement in its capacity as (x) administrative agent and collateral agent under the Term Loan Agreement referred to in clause (i) of the definition of Term Facility and collateral agent under the Term Facility Security Documents and (y) administrative agent and collateral agent under the Term Loan Agreement referred to in clause (i) of the definition of Priority Lien Term Facility and collateral agent under the Priority Lien Term Facility Security Documents, and the provisions of Article IV of the Pari Passu Second-Priority Intercreditor Agreement applicable to the collateral agent thereunder shall also apply to Citi as Term Facility Agent hereunder.
Section 5.13. Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in form and substance satisfactory to the Applicable First Lien Agent and the Applicable Second Lien Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each Grantor are so bound.
Section 5.14. Requirements For Consent and Acknowledgment. The Company may designate hereunder additional obligations as RBL Facility Obligations, Term Facility Obligations, Priority Term Facility Obligations, Other First-Priority Lien Obligations, Other Second-Priority Lien Obligations or as a Refinancing of the Senior Secured Obligations or Second-Priority Lien Obligations of any Series if the incurrence of such obligations is permitted under each of the First-Priority Lien Obligations Documents, the Second-Priority Lien Obligations Documents and this Agreement. If so permitted, the Company shall (i) notify the Applicable Agent in writing of such designation (and the Applicable Agent shall forward such notice to each Representative then existing) and (ii) cause any applicable agent in connection with such designation or Refinancing to execute and deliver to each Representative then existing, a Consent and Acknowledgment substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto. In connection with any Other First-Priority Lien Obligations or Other Second-Priority Lien Obligations contemplated by this Section 5.14, this Agreement may be amended at the request and sole expense of the Company, by the Applicable First Lien Agent and the Applicable Second Lien Agent (without the consent of any Secured Party hereunder) (a) to add parties (or any authorized agent or trustee therefor) providing any such obligations, (b) to confirm that the holders of such Other First-Priority Lien Obligations shall have the same rights and priorities with respect to the Collateral vis-a-vis the holders of the Second-Priority Lien Obligations as the other First-Priority Obligations and (c) to confirm that such Other Second-Priority Lien Obligations shall have the same rights and priorities with respect to the Collateral vis-a-vis the holders of the First-Priority Lien Obligations as the other Second-Priority Obligations.
Section 5.15. Intercreditor Agreements.
Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First-Priority Lien Obligations Secured Parties (as among themselves) and the Second-Priority Lien Obligations Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the Applicable First Lien Agent or the Applicable Second Lien Agent, respectively, governing the rights, benefits and privileges as among the First-Priority Lien Obligations Secured Parties or the Second-Priority Lien Obligations Secured

37

Parties, as the case may be, in respect of the Common Collateral, this Agreement, the RBL Facility Security Documents, any Other First-Priority Lien Obligations Security Documents, the Term Facility Security Documents or any Other Second-Priority Lien Obligations Security Documents, as the case may be, including as to the application of Proceeds of the Common Collateral, the priority in respect of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, any First-Priority Lien Obligations Documents or any Second-Priority Lien Obligations Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any First-Priority Lien Obligations Document or any Second-Priority Lien Obligations Document, and the provisions of this Agreement and the First-Priority Lien Obligations Documents and Second-Priority Lien Obligations Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including to give effect to any such intercreditor agreement (or similar arrangement)).
Section 5.16. Other Junior Intercreditor Agreements. In addition, in the event that the Company or any Subsidiary incurs any obligations secured by a lien on any Collateral that is junior to any Series of First-Priority Lien Obligations (and not designated hereunder as Second-Priority Lien Obligations) or junior to the Second-Priority Lien Obligations, then the Applicable First Lien Agent and/or the Applicable Second Lien Agent may enter into an intercreditor agreement with the agent or trustee for the lenders with respect to such secured obligations to reflect the relative lien priorities of such parties with respect to the Collateral and governing the relative rights, benefits and privileges as among such parties in respect of the Collateral, including as to application of Proceeds of the Collateral, priority in respect of Common Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as such secured obligations are permitted under, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the First-Priority Lien Obligations Documents or the Second-Priority Lien Obligations Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any First-Priority Lien Obligations Documents or any Second-Priority Lien Obligations Documents, and the provisions of this Agreement, the First-Priority Lien Obligations Documents and the Second-Priority Lien Obligations Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).
Section 5.17. Further Assurances.
Each of the Applicable First Lien Agent, on behalf of itself and each applicable First-Priority Lien Obligations Secured Party, and the Applicable Second Lien Agent, on behalf of itself, each Second-Priority Lien Obligations Representative and each other Second-Priority Lien Obligations Secured Party, agrees that it and each of them shall take such further action and shall

38

execute and deliver to the other Applicable Agent and the Secured Parties of the other Class such additional documents and instruments (in recordable form, if requested) as such Applicable Agent or such Secured Parties may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as RBL Agent and Applicable First Lien Agent

By:_______________________________________
Name:
Title:

CITIBANK, N.A., as Term Facility Agent and Applicable Second Lien Agent

By:_______________________________________
Name:
Title:

CITIBANK, N.A., as Priority Lien Term Facility Agent

By:_______________________________________
Name:
Title:

39

EP ENERGY LLC

By:    _______________________________________
     Name: Kyle A. McCuen
     Title: Vice President & Treasurer

EVEREST ACQUISITION FINANCE INC.
EP ENERGY GLOBAL LLC
EP ENERGY MANAGEMENT, L.L.C.
EP ENERGY RESALE COMPANY, L.L.C.
EP ENERGY E&P COMPANY, L.P.

By:	_____________________________________ Name: Kyle A. McCuen Title: Vice President & Treasurer

EXHIBIT A-1

CONSENT AND ACKNOWLEDGMENT1
(Other First-Priority Lien Obligations)
This CONSENT AND ACKNOWLEDGMENT (this “Consent”) dated as of [mm] [dd], [yyyy], is executed by [ ], as an Other First-Priority Lien Obligations Agent (the “New Agent”), and acknowledged by [JPMORGAN CHASE BANK, N.A.], as the Applicable First Lien Agent, [CITIBANK, N.A.], as the Applicable Second Lien Agent, and EP Energy LLC (on behalf of itself and certain of its Subsidiaries).
This Consent is with respect to that certain Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the New Agent) referred to above. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.
Reference is made to [describe new indebtedness] with respect to which [new agents] (the “New Agent”) is acting as [trustee/collateral agent/authorized representative].
The New Agent hereby (a) agrees to be bound by the terms of the Intercreditor Agreement as an Other First-Priority Lien Obligations Agent as if it were an Other First-Priority Lien Obligations Agent as of the date of the Intercreditor Agreement and (b) represents that it is acting in the capacity of Other First-Priority Lien Obligations Agent solely for the Secured Parties under [ ].
This Consent shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature Page Follows.]

1 To be updated in the event of a Refinancing debt or other debt provided for in Section 5.14.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
[NEW AGENT]
By:_______________
Title:
Name:

Acknowledged and Confirmed by, for purposes of the Intercreditor Agreement:
[ ], as Applicable First Lien Agent
By:_____________________________
Title:
Name:

[ ], as Applicable Second Lien Agent
By:_____________________________
Title:
Name:

EP ENERGY LLC, on behalf of itself and its Subsidiaries Party to the Intercreditor Agreement
By:_____________________________
Title:
Name:

EXHIBIT A-2

CONSENT AND ACKNOWLEDGMENT2
(Other Second-Priority Lien Obligations)
This CONSENT AND ACKNOWLEDGMENT (this “Consent”) dated as of [mm] [dd], [yyyy], is executed by [ ], as an Other Second-Priority Lien Obligations Agent (the “New Agent”), and acknowledged by [JPMORGAN CHASE BANK, N.A.], as the Applicable First Lien Agent, [CITIBANK, N.A.], as the Applicable Second Lien Agent, and EP Energy LLC (on behalf of itself and certain of its Subsidiaries).
This Consent is with respect to that certain Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the parties (other than the New Agent) referred to above. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.
Reference is made to [describe new indebtedness] with respect to which [new agents] (the “New Agent”) is acting as [trustee/collateral agent/authorized representative].
The New Agent hereby (a) agrees to be bound by the terms of the Intercreditor Agreement as an Other Second-Priority Lien Obligations Agent as if it were an Other Second-Priority Lien Obligations Agent as of the date of the Intercreditor Agreement and (b) represents that it is acting in the capacity of Other Second-Priority Lien Obligations Agent solely for the Secured Parties under [ ].
This Consent shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature Page Follows.]

2 To be updated in the event of a Refinancing debt or other debt provided for in Section 5.14.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
[NEW AGENT]
By:_______________
Title:
Name:

Acknowledged and Confirmed by, for purposes of the Intercreditor Agreement:
[ ], as Applicable Second Lien Agent
By:_____________________________
Title:
Name:

[ ], as Applicable First Lien Agent
By:_____________________________
Title:
Name:

EP ENERGY LLC, on behalf of itself and its Subsidiaries Party to the Intercreditor Agreement
By:_____________________________
Title:
Name:

Exhibit B

$582,432,855.21
TERM LOAN AGREEMENT
Dated as of August 24, 2016,
Among
EP ENERGY LLC,
as Borrower,
THE LENDERS PARTY HERETO
and
CITIBANK, N.A.,
as Administrative Agent and Collateral Agent,
_________________
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN SACHS LENDING PARTNERS LLC
JP MORGAN CHASE BANK, N.A.,
as Co-Lead Arrangers
_________________
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (USA) LLC
GOLDMAN SACHS LENDING PARTNERS LLC
JP MORGAN CHASE BANK, N.A.,
as Joint Bookrunning Managers
_________________

-i-

ii

iii

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Note

Exhibit C	[Reserved]

Exhibit D	[Reserved]

Exhibit E	Form of Interest Period Election Request

Exhibit F-1 – F-4	Form of Non-Bank Tax Certificate

Exhibit G	Form of Permitted Loan Purchase Assignment and Acceptance

Exhibit H	Form of Notice of Borrowing

Exhibit I	Form of Annual Compliance Certificate

Exhibit J	Form of Collateral Agreement

Exhibit K	Form of Pledge Agreement

Exhibit L	Form of Senior Lien Intercreditor Agreement

Exhibit M	[Reserved]

Exhibit N	Form of Priority Lien Intercreditor Agreement

Schedule 3.01	Jurisdictions of Formation; Good Standing
Schedule 3.19	Commodity Hedging Agreements

-iv-

TERM LOAN AGREEMENT (this “Agreement”), dated as of August 24, 2016, among EP ENERGY LLC, a Delaware limited liability company (together with its successors, the “Borrower”), the LENDERS (as hereinafter defined) from time to time party hereto and CITIBANK, N.A., as administrative agent and collateral agent for the Lenders.
WHEREAS, the Borrower is party to that certain Term Loan Agreement, dated as of April 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Term Loan Agreement”), among the Borrower, the lenders party thereto (the “Existing Term Loan Agreement Lenders”) and Citibank, N.A., as administrative agent (the “Existing Term Loan Administrative Agent”) and collateral agent (the “Existing Term Loan Collateral Agent”).
WHEREAS, pursuant to that certain Consent and Exchange Agreement (the “Consent and Exchange Agreement”), dated as of the Effective Date, among the Borrower, the Existing Term Loan Administrative Agent and the Consenting Lenders, each Consenting Lender has agreed to exchange its Tranche B-2 Loans and Tranche B-3 Loans, in each case, outstanding under (and as defined in) the Existing Term Loan Agreement on the Effective Date (immediately after giving effect to the Effective Date) for a like principal amount of Loans hereunder.
NOW, THEREFORE, the Loans shall have the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01.
    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“10-K” has the meaning set forth in Section 3.19.
“ABR” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest per annum determined by Citibank, N.A. as its prime rate in effect at its principal office in New York, New York, and notified to the Borrower, (b) ½ of 1% per annum above the Federal Funds Rate and (c) 1% per annum above the one-month Adjusted LIBOR.
“ABR Borrowing” means a Borrowing comprised of ABR Loans.
“ABR Loan” means a Loan bearing interest at a rate equal to the ABR plus the Applicable Margin.
“Acceptance Date” has the meaning set forth in Section 2.14(e)(2).
“Acceptable Discount” has the meaning set forth in Section 2.14(e)(3).
“Acquired Indebtedness” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.
“Acquisition” has the meaning given to such term in the Existing Term Loan Agreement.
“Acquisition Date” has the meaning given to such term in the Existing Term Loan Agreement.
“Acquisition Documents” has the meaning given to such term in the Existing Term Loan Agreement.

“Acquisition Transactions” has the meaning given to the term “Transactions” in the Existing Term Loan Agreement.
“Additional Assets” means:
(1)    any properties or assets used or useful in the Oil and Gas Business;
(2)    capital expenditures by the Borrower or a Restricted Subsidiary in the Oil and Gas Business;
(3)    the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or
(4)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.
“Additional Commitment” means, with respect to the Additional Lender, its commitment to make a Loan on the Effective Date in an amount equal to $21,679,886.34.
“Additional Lender” means the Person identified as such on the signature page to the Consent and Exchange Agreement.
“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in respect thereof.
“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:
(a)    the sum of:
(i)    estimated discounted future net revenues from proved oil and gas reserves of the Borrower and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Borrower in a reserve report prepared as of the end of the Borrower’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year-end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Borrower and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year-end reserve report and any adjustments since such year-end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Borrower were year-end or (2) if the Borrower so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined as provided in the definition of “Borrowing Base” and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year-end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each case as estimated by the Borrower’s petroleum engineers or any independent petroleum engineers engaged by the Borrower for that purpose;
(ii)    the capitalized costs that are attributable to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Borrower’s books and records as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements;
(iii)    the Net Working Capital on a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements;
(iv)    assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business, provided that such net value shall not be less than zero; and

(v)    the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest annual or quarterly consolidated financial statements, and (B) the Fair Market Value, as estimated by the Borrower, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Borrower and its Restricted Subsidiaries, as of a date no earlier than the date of the Borrower’s latest audited consolidated financial statements (it being understood that the Borrower shall not be required to obtain any appraisal of any assets); minus
(b)    the sum of:
(i)    any amount included in clauses (a)(i) through (a)(v) above that is attributable to minority interests;
(ii)    any net gas balancing liabilities of the Borrower and its Restricted Subsidiaries reflected in the Borrower’s latest audited consolidated financial statements;
(iii)    to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in clause (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Borrower and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and
(iv)    to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in clause (a)(i)), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in clause (a)(i) above, would be necessary to fully satisfy the payment obligations of the Borrower and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).
If the Borrower changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Borrower were still using the full cost method of accounting.
“Adjusted LIBOR” means, with respect to any Interest Period, an interest rate per annum equal to the product of (a) the LIBOR in effect for such Interest Period and (b) Statutory Reserves.
“Administrative Agent” means Citibank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent appointed in accordance with the provisions of Section 8.09.

“Administrative Questionnaire” has the meaning set forth in Section 9.06(b)(ii)(D).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” has the meaning set forth in Section 6.07(a).
“Affiliated Institutional Lender” means any investment fund managed or advised by Affiliates of a Sponsor that is a bona fide debt fund and that extends credit or buys loans in the ordinary course of business.
“Affiliated Lender” means a Lender that is a Sponsor or any Affiliate thereof (other than the Borrower, any Subsidiary of the Borrower or any Affiliated Institutional Lender).
“Agents” means the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning set forth in the preamble hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning set forth in Section 9.17(b).
“Applicable Creditor” has the meaning set forth in Section 9.17(b).
“Applicable Discount” has the meaning set forth in Section 2.14(e)(3).
“Applicable Margin” means 8.75% in the case of a LIBOR Loan (or 7.75% in the case of an ABR Loan).
“Approved Fund” has the meaning set forth in Section 9.06(b).
“Asset Sale” means:
(1)    the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) outside the ordinary course of business of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)    the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:
(a)    a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;
(b)    the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(c)    any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.04;
(d)    any disposition of assets of the Borrower or any Restricted Subsidiary or issuance or sale of Equity Interests of the Borrower or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Borrower) of less than $50.0 million;
(e)    any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary;
(f)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;
(g)    foreclosure or any similar action with respect to any property or other asset of the Borrower or any of the Restricted Subsidiaries;
(h)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i)    the lease, assignment or sublease of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;
(j)    any sale of inventory or other assets in the ordinary course of business;
(k)    any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)    in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;
(m)    a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;
(n)    any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Original Effective Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Agreement;
(o)    dispositions in connection with Permitted Liens;
(p)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(q)    the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;
(r)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(s)    any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(t)    a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;
(u)    any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Borrower or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(v)    the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Borrower or any Restricted Subsidiary in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and
(w)    a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved reserves are attributable at the time of such disposition.
“Asset Sale Offer” has the meaning set forth in Section 2.06(b)(ii).
“Asset Sale Offer Payment Date” has the meaning set forth in Section 2.06(b).
“Assignee” has the meaning set forth in Section 9.06(b).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent (if required by Section 9.06, substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent).
“Authorized Officer” means as to any Person, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, the Secretary, the Assistant Secretary and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Borrower to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Bankruptcy Law” has the meaning set forth in Section 7.01.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of the Borrower, the Board of Directors of the Borrower shall be deemed to include the Board of Directors of the Borrower or any direct or indirect parent of the Borrower, as appropriate.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower Materials” has the meaning set forth in Section 9.18.
“Borrowing” means a group of Loans of a single Type and made on a single date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means, at any date of determination, an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under commodity hedging agreements (other than basis differential commodity hedging agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by the Borrower and its Restricted Subsidiaries under basis differential commodity hedging agreements, in each case for the Borrower and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by the Borrower in a reserve report prepared by the Borrower’s petroleum engineers applying the relevant NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity adjusted for relevant energy content, quality and basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by the Borrower applying, if available, the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX (or successor) forward pricing, the price used will be equal to the last published contract escalated at 1.50% per annum.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with any Loan (other than an ABR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.
“Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Borrower or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Restricted Subsidiaries, either existing on the Effective Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Borrower as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.
“Cash Equivalents” means:
(1)    U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;
(2)    securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)    readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)    Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and
(8)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means (a) the adoption of any law, treaty, order, policy, rule or regulation after the Effective Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Effective Date by any central bank or other governmental or quasigovernmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Effective Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 generally on other borrowers of loans under United States credit facilities.
“Change of Control” means the occurrence of either of the following:
(1)    the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Borrower and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or
(2)    the Borrower becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Borrower.
“Change of Control Offer” has the meaning set forth in Section 2.06(a)(iii).

“Change of Control Offer Payment Date” has the meaning set forth in Section 2.06(a).
“Class” when used in reference to (a) any Loan, refers to whether such Loan is a Loan outstanding on the Effective Date pursuant to Section 2.01(a) or a Loan or Loans of another class established pursuant to Section 2.23 or 2.24, (b) any Commitment, refers to whether such Commitment is an Effective Date Commitment or a commitment of another class established pursuant to Section 2.23 or 2.24 and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Lead Arrangers” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A.
“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.
“Collateral Agent” means Citibank, N.A., as collateral agent for the benefit of the Secured Parties (and, as applicable, the holders of Other Priority-Lien Obligations), or any successor collateral agent appointed in accordance with the provisions of Section 8.09.
“Collateral Agreement” means the Collateral Agreement, dated as of the Effective Date, among the Borrower, the Subsidiary Guarantors and the Collateral Agent, substantially in the form attached hereto as Exhibit J, with such changes as the Administrative Agent shall reasonably agree, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Agreement.
“Commitment” means, with respect to any Lender, such Lender’s Effective Date Commitment, Incremental Commitment or a commitment of any other class established pursuant to Section 2.24.
“Confidential Information” has the meaning set forth in Section 9.14.
“Consent and Exchange Agreement” has the meaning set forth in the recitals to this Agreement.
“Consenting Lender” has the meaning given to such term in the Consent and Exchange Agreement.
“Consolidated Depreciation, Depletion and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding additional interest in respect of the Senior Notes, amortization of deferred financing fees, any interest attributable to Dollar-Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
(3)    commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Borrower and the Restricted Subsidiaries; minus
(4)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post- retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Acquisition Transactions, in each case, shall be excluded;
(2)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(3)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4)    any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;
(5)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Borrower) shall be excluded;
(6)    any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;
(7)    the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(8)    solely for the purpose of determining the amount available for Restricted Payments under clause (i) of the definition of “Cumulative Credit” contained in Section 6.04, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9)    an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (xii) of Section 6.04(b) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)    any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;
(11)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(12)    any (a) non-cash compensation charges, (b) costs and expenses after the Effective Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Effective Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;
(13)    accruals and reserves that are established or adjusted within 12 months after the Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;
(14)    (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;
(15)     (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;
(16)    any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;
(17)    (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);
(18)    Capitalized Software Expenditures shall be excluded; and
(19)    Non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to net income).
Notwithstanding the foregoing, for the purpose of Section 6.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 6.04 pursuant to clauses (iv) and (v) of the definition of “Cumulative Credit” contained therein.
“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.
“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Borrower and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute

Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contractual Requirement” has the meaning set forth in Section 3.03.
“Covenant Suspension Event” has the meaning set forth in Section 6.11(a).
“Credit Agreement” means (i) the Credit Agreement, dated as of May 24, 2012, among the Borrower, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Borrower to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Party” means each of the Borrower and the Subsidiary Guarantors.
“Cumulative Credit” has the meaning set forth in Section 6.04(a).
“Custodian” has the meaning set forth in Section 7.01.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Defaulting Lender” means any Lender whose acts or failures to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”
“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of the Borrower or any direct or indirect parent of the Borrower (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.
“Discharge of First-Priority Lien Obligations” means, except to the extent otherwise provided in the Priority Lien Intercreditor Agreement with respect to the reinstatement or continuation of any First-Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First-Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under a document evidencing a First-Priority Lien Obligation, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the holders of First-Priority Lien Obligations under such document evidencing such obligation; provided that the Discharge of First-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of any First-Priority Lien Obligations. In the event the First-Priority Lien Obligations are modified and the First-Priority Lien Obligations are paid over time or otherwise modified pursuant to Section 1129 of Title 11 of the United States Code under a confirmed and consummated plan, the First-Priority Lien Obligations shall be deemed to be discharged when the final payment is made under such plan in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.
“Discount Range” has the meaning set forth in Section 2.14(e)(2).

“Discounted Prepayment Option Notice” has the meaning set forth in Section 2.14(e)(2).
“Discounted Voluntary Prepayment” has the meaning set forth in Section 2.14(e)(1).
“Discounted Voluntary Prepayment Notice” has the meaning set forth in Section 2.14(e)(5).
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)    matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or
(3)    is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the Maturity Date or the date the Loans are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”
“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.
“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)    Consolidated Taxes; plus
(2)    Fixed Charges; plus
(3)    Consolidated Depreciation, Depletion and Amortization Expense; plus
(4)    Consolidated Non-Cash Charges; plus
(5)    any expenses or charges (other than Consolidated Depreciation, Depletion and Amortization Expense) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, the Loans or any Bank Indebtedness, (ii) any amendment or other modification of the Loans or other Indebtedness, (iii) any additional interest in respect of the Senior Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus
(6)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus
(7)    the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus
(8)    any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus
(9)    the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 6.07; plus
(10)    all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (4) to the “Summary Historical and Pro

Forma Consolidated Financial and Other Operating Data” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such period; plus
(11)    the amount of any loss attributable to a new plant or facility until the date that is 12 months after completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower and (B) losses attributable to such plant or facility after 12 months from the date of completing construction of or acquisition of such plant or facility, as the case may be, shall not be included in this clause (11); plus
(12)    exploration expenses or costs (to the extent the Borrower adopts the “successful efforts” method); and
less, without duplication, to the extent the same increased Consolidated Net Income,
(1)    the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;
(2)    non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” has the meaning set forth in the Consent and Exchange Agreement.
“Effective Date Commitment” means, (i) with respect to each Exchanging Consenting Lender, the commitment of such Lender to exchange its Tranche B-2 Loans and

Tranche B-3 Loans (each as defined in the Consent and Exchange Agreement) for an equal aggregate principal amount of Loans on the Effective Date pursuant to the Consent and Exchange Agreement and Section 2.01(a) and (ii) with respect to the Additional Lender, its Additional Commitment. The aggregate principal amount of the Effective Date Commitments on the Effective Date is $582,432,855.21.
“Engineer” has the meaning set forth in Section 3.19.
“Environmental Claims” means any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.
“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale after the Effective Date of common Capital Stock or Preferred Stock of the Borrower or any direct or indirect parent of the Borrower, as applicable (other than Disqualified Stock), other than:
(1)    public offerings with respect to the Borrower’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;
(2)    issuances to any Subsidiary of the Borrower; and

(3)    any such public or private sale that constitutes an Excluded Contribution.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Effective Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or nay successor person), as in effect from time to time.
“Event of Default” has the meaning set forth in Section 7.01.
“Excess Proceeds” has the meaning set forth in Section 2.06(b)(ii).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchanging Consenting Lender” means a Lender that has elected to be an “Exchanging Consenting Lender” on its signature page to the Consent and Exchange Agreement.
“Excluded Assets” means the property and other assets of the Borrower and the Subsidiary Guarantors that is excluded from the grant of security interest in favor of the Collateral Agent, on behalf of the Secured Parties, pursuant to the terms of this Agreement and the Security Documents.
“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Borrower) received by the Borrower after the Original Effective Date from:
(1)    contributions to its common equity capital, and
(2)    the sale (other than to a Subsidiary of the Borrower or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be; provided that $3,200,000,000 of Cash Equivalents received by the Borrower from the Equity Investors on or prior to the Acquisition Date to fund the Acquisition shall not be permitted to be designated an Excluded Contribution.

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary (i) that owns no material assets (directly or through its Subsidiaries) other than equity interests of one or more Foreign Subsidiaries that are CFCs or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Receivables Subsidiary and (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of the Borrower and the Restricted Subsidiaries on a consolidated basis as of such date.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 9.07) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d) or (e) or (iv) any Tax imposed under FATCA.
“Existing Term Loan Agreement” has the meaning set forth in the recitals to this Agreement.
“Existing Term Loan Administrative Agent” has the meaning set forth in the recitals to this Agreement.

“Existing Term Loan Collateral Agent” has the meaning set forth in the recitals to this Agreement.
“Existing Term Loan Agreement Lenders” has the meaning set forth in the recitals to this Agreement.
“Existing Term Loans” has the meaning given to the term “Loans” in the Existing Term Loan Agreement.
“Extended Loans” has the meaning set forth in Section 2.24(a).
“Extending Lender” has the meaning set forth in Section 2.24(a).
“Extension” has the meaning set forth in Section 2.24(a).
“Extension Amendment Agreement” means an Extension Amendment Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Extending Lenders, effecting one or more Extensions and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.
“Extension Offer Class” has the meaning set forth in Section 2.24(a).
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.
“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury regulations promulgated thereunder or official administrative interpretations thereof.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“First-Priority After-Acquired Property” means any property of the Borrower or any Subsidiary Guarantor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents, other than any Excluded Assets.
“First-Priority Lien Obligations” means (i) all Secured Bank Indebtedness and (ii) all other obligations of the Borrower or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or obligations in respect of cash management services.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Borrower or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Borrower may elect pursuant to an Officers’ Certificate delivered to the Administrative Agent to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Borrower or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Borrower as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (4) to the “Summary Historical and Pro Forma Consolidated Financial and Other Operating Data” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973, as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994, as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Effective Date. For the purposes of this Agreement, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality, regulator or regulatory, administrative or legislative body.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Obligations.
“Historical Financial Statements” means the (i) audited consolidated balance sheets of EP Energy LLC and its consolidated Subsidiaries as of December 31, 2015, 2014 and 2013, and the related audited statements of income, statements of changes in equity and statements of cash flows for each of the fiscal years in the three-year period ended December 31, 2015, (ii) unaudited consolidated balance sheets of EP Energy LLC and its consolidated Subsidiaries as of June 30, 2016, and the related unaudited statements of income for the three and six months ended June 30, 2016 and 2015, statements of changes in equity for the six months ended June 30, 2016 and statements of cash flows for the six months ended June 30, 2016 and 2015 and (iii) unaudited consolidated balance sheets of EP Energy LLC and its consolidated Subsidiaries as of March 31, 2016, and the related unaudited statements of income for the three months ended March 31, 2016 and 2015, statements of changes in equity for the three months ended March 31, 2016 and statements of cash flows for the three months ended March 31, 2016 and 2015.
“Holdings” means EPE Acquisition, LLC, a Delaware limited liability company (together with its successors).
“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.
“Increased Amount” has the meaning set forth in Section 6.10(d).
“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.23, to make Loans of any Class hereunder, expressed as an amount representing the maximum principal amount of the Loans of such Class to be made by such Lender. The initial amount of each Lender’s Incremental Commitment of any Class, if any, is set forth in the Incremental Facility Agreement pursuant to which such Lender shall have established its Incremental Commitment of such Class.
“Incremental Effective Date” has the meaning set forth in Section 2.23(a).
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments of any Class and effecting such other amendments hereto and the other Loan Documents as are contemplated by Section 2.23.
“Incremental Lender” means a Lender with an Incremental Commitment or a Loan of any Class established under an Incremental Commitment.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person:
(1)    the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)    to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the

Borrower) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the Acquisition Documents; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries (as determined in good faith by the board of directors or senior management of the Borrower, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Borrower or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement; and (9) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.
Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Agreement.
“Indemnified Liabilities” has the meaning set forth in Section 9.05(d).
“Indemnified Taxes” means all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Credit Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.
“Ineligible Institution” means the persons identified in writing to the Administrative Agent by the Borrower on or prior to the Effective Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter, with the written consent of the Administrative Agent, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to Agent that are to be no longer considered “Ineligible Institutions”).
“Information” has the meaning set forth in Section 3.08(a).
“Intercreditor Agreements” means the Senior Lien Intercreditor Agreement and the Priority Lien Intercreditor Agreement.
“Interest Payment Date” means, (a) with respect to any ABR Loan, the last Business Day of each calendar quarter (being the last day of March, June, September and December of each year), and (b) otherwise, the last day of the Interest Period applicable to the Loan and, in the case of a Loan with an Interest Period of more than three months’ duration each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Loan and, in addition, the date of any conversion of such Loan to an ABR Loan.
“Interest Period” means as to any Loan (other than an ABR Loan), the period commencing on the date of such borrowing or on the last day of the immediately preceding Interest Period applicable to such Loan, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, if agreed to by all relevant Lenders, 12 or, if agreed to by the Administrative Agent, a shorter period) months thereafter, as the Borrower may elect, or the date any Loan (other than an ABR Loan) is effectively converted to an ABR Loan in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.06 or Section 2.14 or on the Maturity Date; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a borrowing of a Loan initially shall be the date on which such borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing.
“Interest Period Election Request” means a request by the Borrower to elect an Interest Period in accordance with Section 2.22.
“Interpolated Rate” means, in relation to any LIBOR Borrowing, the rate which results from interpolating on a linear basis between: (a) the rate appearing on Reuters Screen

LIBOR01 Page (or otherwise on the Reuters screen) for the longest period (for which that rate is available) which is less than the Interest Period and (b) the rate appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),
(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Borrower and its Subsidiaries,
(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.04:
(1)    “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Borrower) of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)    the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less
(b)    the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Borrower) of the net assets of such Subsidiary at the time of such redesignation; and
(2)    any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Borrower) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Borrower.
“Judgment Currency” has the meaning set forth in Section 9.17(b).
“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be incurred under this Agreement, which is by its terms intended to be secured by the RBL Priority Collateral on a basis junior to the Loans; provided such Lien is permitted to be incurred under this Agreement. For the avoidance of doubt, the Existing Term Loans constitute Junior Lien Obligations hereunder.
“Lender” means each Consenting Lender, and any Person that becomes a “Lender” hereunder pursuant to Section 2.23 or 9.06, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.06.
“Lender Default” means (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Agreement, (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under this Agreement, (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or (vi) a Lender has become the subject of a Bail-In Action.
“Lender Participation Notice” has the meaning set forth in Section 2.14(e)(3).
“Lender-Related Distress Event” means, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (ii) an undisclosed administration pursuant to the laws of the Netherlands.
“Lending Office” means, as to any Lender, the applicable branch, office, Affiliate or account (if appropriate) of such Lender designated by such Lender to make Loans to the Borrower.
“LIBOR” means for any Interest Period, the higher of (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) for Dollar deposits (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or its successor) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR” shall be the Interpolated Rate and (b) 1.00% per annum.
“LIBOR Borrowing” means a Borrowing comprised of LIBOR Loans.
“LIBOR Loan” means a Loan bearing interest at a rate equal to the Adjusted LIBOR plus the Applicable Margin.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.
“Loan Documents” means this Agreement, the Subsidiary Guarantee, the Security Documents, any promissory note issued by the Borrower under this Agreement, any Extension Amendment Agreement, any Incremental Facility Agreement and any intercreditor agreement with respect to this Agreement and the Loans to which the Administrative Agent or Collateral Agent is a party on behalf of the Lenders (including the Senior Lien Intercreditor Agreement and the Priority Lien Intercreditor Agreement).

“Loan Obligations” means Obligations in respect of the Loans, this Agreement and the Security Documents, including, for the avoidance of doubt, the Subsidiary Guarantees.
“Loans” means (i) the loans outstanding on and after giving effect to the Effective Date, as set forth in more detail pursuant to Section 2.01 and (ii) any other loans made by Lenders to the Borrower hereunder after the Effective Date incurred pursuant to Section 6.03(b)(ii)(3).
“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Borrower or any direct or indirect parent of the Borrower, as the case may be, on the Effective Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or any direct or indirect parent of the Borrower, as applicable, was approved by a vote of a majority of the directors of the Borrower or any direct or indirect parent of the Borrower, as applicable, then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Borrower or any direct or indirect parent of the Borrower, as applicable, hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of the Borrower or any direct or indirect parent of the Borrower, as applicable.
“Material Adverse Effect” a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Loan Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Loan Documents.
“Material Information” means the occurrence of any material effect, or any event or condition that, individually or in the aggregate, has had or would reasonably be expected to have a material effect (in each case whether positive or negative), on (a) the business, property, operations or condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its obligations under any Loan Document or (c) the rights or remedies available to any Lender under any Loan Document.
“Maturity Date” means June 30, 2021; provided that (a) if the aggregate principal amount of the Senior Notes outstanding 91 days prior to the maturity date of the Senior Notes exceeds $325,000,000, “Maturity Date” with respect to the Loans outstanding on the Effective Date shall be such date that is 91 days prior to the maturity date of the Senior Notes and (b) with respect to any Class of Loans established pursuant to Section 2.23 or 2.24, “Maturity Date” means the final maturity date specified therefor in the Incremental Facility Agreement or Extension Amendment Agreement with respect thereto, as applicable.
“MNPI” means any Material Information that is Non-Public Information.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgaged Properties” means the owned real property of the Borrower or any Subsidiary Guarantor encumbered by a Mortgage to secure the First-Priority Lien Obligations.
“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented, or otherwise modified from time to time.
“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Net Proceeds” means the aggregate cash proceeds received by the Borrower or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 2.06(b)) to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by the Borrower as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
“Net Working Capital” means (a) all current assets of the Borrower and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of the Borrower and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and

(iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Borrower prepared in accordance with GAAP.
“Non-Bank Tax Certificate” has the meaning set forth in Section 2.17(e).
“Non-Consenting Lender” has the meaning set forth in Section 9.07(c).
“Non-Exchanging Consenting Lender” means a Lender that has elected to be a “Non-Exchanging Consenting Lender” on its signature page to the Consent and Exchange Agreement.
“Non-Public Information” means information concerning the Borrower, any Parent Entity or any subsidiary or other Affiliate of any of the foregoing, or any security of any of the foregoing, that is not Public Information.
“Non-U.S. Lender” means any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Note” means any promissory note issued to a Lender that evidences the Loans extended by such Lender to the Borrower.
“Notice of Borrowing” has the meaning set forth in Section 2.03(a).
“NYMEX” means the New York Mercantile Exchange.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Loans shall not include fees or indemnifications in favor of third parties other than the Lenders.
“OFAC” has the meaning set forth in Section 3.18(b).
“Offered Loans” has the meaning set forth in Section 2.14(e)(3).
“Offering Memorandum” means the offering memorandum, dated April 10, 2012, in respect of the Senior Notes and the Senior Secured Notes (as defined in the Existing Term Loan Agreement).
“Officers’ Certificate” means a certificate signed on behalf of the Borrower by two Authorized Officers of the Borrower, one of whom must be the principal executive officer,

the principal financial officer, the treasurer or the principal accounting officer of the Borrower, which meets the requirements set forth in this Agreement.
“Oil and Gas Business” means:
(1)    the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;
(2)    the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;
(3)    any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Borrower or its Restricted Subsidiaries, directly or indirectly, participate;
(4)    any business relating to oil field sales and service; and
(5)    any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.
“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.
“Original Effective Date” means April 24, 2012.
“Other Priority-Lien Obligations” means other Indebtedness of the Borrower and its Restricted Subsidiaries that is equally and ratably secured with the Loans as permitted by this Agreement and is designated by the Borrower as an Other Priority-Lien Obligation in accordance with the Security Documents.
“Other Taxes” means any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 9.06(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Borrower, or (ii) Excluded Taxes.
“Overnight Rate” means, for any day, with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent Entity” means any Person of which the Borrower is a Wholly Owned Subsidiary.
“Pari Passu Indebtedness” means (a) with respect to the Borrower, the Loans and any Indebtedness which ranks pari passu in right of payment to the Loans, and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.
“Participant” shall have the meaning set forth in Section 9.06(c)(i).
“Permitted Business Investment” means any Investment and/or expenditure made in the ordinary course of business or which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties (provided that such Investments and/or expenditures shall not include Volumetric Production Payments), including:
(1)    Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;
(2)    Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)    Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.
“Permitted Holders” means, at any time, each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Borrower and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Borrower, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Agreement will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Investments” means:
(1)    any Investment in the Borrower or any Restricted Subsidiary;
(2)    any Investment in Cash Equivalents or Investment Grade Securities;
(3)    any Investment by the Borrower or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;
(4)    any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 6.06 or any other disposition of assets not constituting an Asset Sale;
(5)    any Investment existing on, or made pursuant to binding commitments existing on, the Effective Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Effective Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Effective Date or (y) as otherwise permitted under this Agreement;
(6)    advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $25.0 million at any one time outstanding;

(7)    any Investment acquired by the Borrower or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Borrower or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(8)    Hedging Obligations permitted under clause (x) of Section 6.03(b);
(9)    any Investment by the Borrower or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not the Borrower or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be the Borrower or a Restricted Subsidiary;
(10)    additional Investments by the Borrower or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $350.0 million and (y) 5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Borrower or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Borrower or a Restricted Subsidiary;
(11)    loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(12)    Investments the payment for which consists of Equity Interests of the Borrower (other than Disqualified Stock) or any direct or indirect parent of the Borrower,

as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (iii) of the definition of “Cumulative Credit” contained in Section 6.04;
(13)    any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 6.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of such Section);
(14)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15)     (x) guarantees issued in accordance with Sections 6.03 and 6.09, including, without limitation, any guarantee or other obligation issued or incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Borrower or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;
(16)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(17)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(18)    any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;
(19)    additional Investments in joint ventures not to exceed, at any one time in the aggregate outstanding under this clause (19), $100.0 million (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not the Borrower or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be the Borrower or a Restricted Subsidiary;

(20)    Investments of a Restricted Subsidiary acquired after the Effective Date or of an entity merged into, amalgamated with, or consolidated with the Borrower or a Restricted Subsidiary in a transaction that is not prohibited by Article V after the Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(21)    any Investment in any Subsidiary of the Borrower or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and
(22)    Permitted Business Investments.
“Permitted Liens” means, with respect to any Person:
(1)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)    Liens imposed by law, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3)    Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;
(4)    Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of- way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)    (A)    Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 6.03;
(B)    Liens securing Indebtedness incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be incurred pursuant to clause (i) of Section 6.03(b);
(C)    [reserved];
(D)    Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv), (xii), (xvi) or (xx) of Section 6.03(b) (provided that in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of the Borrower other than a Restricted Subsidiary that is not a Subsidiary Guarantor); and
(E)    Liens securing the Loan Obligations;
(7)    Liens existing on the Effective Date (other than Liens in favor of the lenders under the Credit Agreement);
(8)    Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Borrower or any Restricted Subsidiary;
(9)    Liens on assets or property at the time the Borrower or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (xvi) of Section 6.03(b)) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens (other than Liens to secure Indebtedness Incurred pursuant to clause (xvi) of Section 6.03(b)) may not extend to any other property owned by the Borrower or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(10)    Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be Incurred in accordance with Section 6.03;
(11)    Liens securing Hedging Obligations not incurred in violation of this Agreement; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries;
(14)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business;
(15)    Liens in favor of the Borrower or any Subsidiary Guarantor;
(16)    Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
(17)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(18)    Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)    grants of software and other technology licenses in the ordinary course of business;
(20)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

(21)    Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(22)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(24)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(25)    other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $350.0 million and 5% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence;
(26)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(27)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Restricted Subsidiary, under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(28)    Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;
(29)    Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;
(30)    Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;
(31)    Liens in respect of Production Payments and Reserve Sales;
(32)    Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract;
(33)    Liens on pipelines or pipeline facilities that arise by operation of law;
(34)    any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); and
(35)    Liens securing Junior Lien Obligations, provided that the Loan Obligations are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien.
“Permitted Loan Purchase Assignment and Acceptance” means an assignment and acceptance entered into by a Lender as an assignor and the Borrower as an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).
“Permitted Loan Purchases” has the meaning set forth in Section 9.06(f)(1).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan” means any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.
“Platform” has the meaning set forth in Section 9.18.
“Pledge Agreement” means the Pledge Agreement, dated as of the Effective Date, among the Borrower, the Subsidiary Guarantors and the Collateral Agent, substantially in the form attached hereto as Exhibit K, with such changes as the Administrative Agent shall reasonably agree.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Priority Lien Intercreditor Agreement” means (i) the intercreditor agreement among the RBL Agent, the Collateral Agent, and the other parties from time to time party thereto, dated as of the Effective Date, substantially in the form attached hereto as Exhibit N, with such changes as the Administrative Agent shall reasonably agree, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement or (ii) any replacement thereof that contains terms not materially less favorable to Lenders than the intercreditor agreement referred to in clause (i).
“Pro Rata Extension Offers” has the meaning set forth in Section 2.24(a).
“Production Payments and Reserve Sales” means the grant or transfer by the Borrower or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.
“Proposed Discounted Prepayment Amount” has the meaning set forth in Section 2.14(e)(2).
“Public Information” means any information that (a) has been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act and, where applicable, any comparable doctrines under state and foreign securities laws, (b) does not constitute material non-public information concerning the Borrower, any Parent Entity or any Subsidiary or other Affiliate of any of the foregoing, or any security of any of the foregoing, for purposes of the United States federal and state securities laws and, where applicable, foreign securities laws or (c) solely in the case of information concerning the Borrower, any Parent Entity or any Subsidiary of the foregoing (but only if such information does not constitute material non-public information for the foregoing purposes of any other Affiliate thereof), so long as none of the Borrower, any Parent Entity or any Subsidiary of any of the foregoing shall have any securities registered under the Exchange Act or issued pursuant to Rule 144A under the Securities Act, or shall otherwise be subject to the reporting obligations under the Exchange Act, is information of the type that would be publicly disclosed in connection with an issuance of securities by the Borrower, such Parent Entity or such Subsidiary pursuant to an offering of securities registered under the Securities Act or made in reliance on Rule 144A under the Securities Act.
“Public Lender” has the meaning set forth in Section 9.18.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)    the Board of Directors of the Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Receivables Subsidiary;
(2)    all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Borrower); and
(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Loans or any Refinancing Indebtedness with respect to the Loans shall not be deemed a Qualified Receivables Financing.
“Qualifying Lenders” has the meaning set forth in Section 2.14(e)(4).
“Qualifying Loans” has the meaning set forth in Section 2.14(e)(4).
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Loans for reasons outside of the Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Moody’s or S&P, as the case may be.
“RBL Agent” means the agent for secured parties holding First-Priority Lien Obligations, as appointed pursuant to the Priority Lien Intercreditor Agreement. The RBL Agent is initially the administrative agent under the Credit Agreement.
“RBL Facility” means the credit agreement, dated as of May 24, 2012, among the Borrower, the guarantors named therein, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or other lenders), restructured, repaid, refunded, refinanced or otherwise modified from time to time pursuant to any amendment thereto or pursuant to a new loan agreement with other lenders, governed by a borrowing base set by the lenders, extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or under any successor or replacement agreement or increasing the amount loaned thereunder or altering the maturity thereof.
“RBL Priority Collateral” has the meaning set forth in the Senior Lien Intercreditor Agreement.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any such Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which neither the Borrower nor any Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
(c)    to which neither the Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Refinancing Indebtedness” has the meaning set forth in Section 6.03(b)(xv).
“Refunding Capital Stock” has the meaning set forth in Section 6.04(b)(ii)(A).
“Register” has the meaning set forth in Section 9.06(b)(iv).
“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.
“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or any portion thereof establishing margin requirements.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Reportable Event” means an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.
“Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments that, taken together, represent more than 50% of the sum of all outstanding Loans and unused Commitments at such time. The Loans and unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning set forth in Section 6.04(a).
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries means Restricted Subsidiaries of the Borrower.
“Retired Capital Stock” has the meaning set forth in Section 6.04(b)(ii)(A).
“Reversion Date” has the meaning set forth in Section 6.11(b).
“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or such Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.
“SEC” means the Securities and Exchange Commission.
“Second Commitment” has the meaning set forth in Section 2.06(b).
“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) or clause (6)(C) of the definition of “Permitted Liens.”
“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.
“Secured Parties” means, collectively, the Agents and the Lenders.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Collateral Agent and the Lenders as contemplated by this Agreement.
“Senior Lien Intercreditor Agreement” means (i) the amended and restated intercreditor agreement among the RBL Agent, the Collateral Agent, the Existing Term Loan Collateral Agent, and the other parties from time to time party thereto, dated as of the Effective Date, substantially in the form attached hereto as Exhibit L, with such changes as the Administrative Agent shall reasonably agree, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement or (ii) any replacement thereof that contains terms not materially less favorable to Lenders than the intercreditor agreement referred to in clause (i).
“Senior Notes” means the Borrower’s 9.375% Senior Notes due 2020 issued on April 24, 2012 and including any exchange notes issued in exchange therefor.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).
“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Borrower and its Subsidiaries as of the Effective Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsors, EP Energy Holding Company and EPE Acquisition, LLC.
“Sponsors” means (i) affiliates of each of Apollo Global Management, LLC, Access Industries, Inc. and Riverstone Holdings, L.P. and other investors party to that certain Interim Investors Agreement dated as of February 24, 2012 (the “Interim Investors Agreement”) and any other investors that may become party to the Interim Investors Agreement prior to or upon the consummation of the Acquisition and any of their respective Affiliates other than any portfolio companies (collectively, the “Equity Investor”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Borrower.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary thereof which the Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. A Loan that is not an ABR Loan shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subagent” has the meaning set forth in Section 8.02.
“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms subordinated in right of payment to the Loans, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantee” means any guarantee of the obligations of the Borrower under this Agreement and the Loans by any Subsidiary Guarantor in accordance with the provisions of this Agreement.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Agreement, such Subsidiary shall cease to be a Subsidiary Guarantor.
“Successor Company” has the meaning set forth in Section 5.01(i).
“Successor Subsidiary Guarantor” has the meaning set forth in Section 5.02(i).
“Suspended Covenants” has the meaning set forth in Section 6.11(a).
“Suspension Period” has the meaning set forth in Section 6.11(b).
“Tax Distributions” means any distributions described in Section 6.04(b)(xii).
“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Total Assets” means the total consolidated assets of the Borrower and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower, without giving effect to any amortization of the amount of intangible assets since December 31, 2011, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates (including the Sponsors) in connection with the Transactions, this Agreement and the other Loan Documents, the Consent and Exchange Agreement and the transactions contemplated hereby and thereby.
“Transactions” means, collectively, the consummation of the transactions contemplated by the Consent and Exchange Agreement or related thereto, this Agreement, the payment of Transaction Expenses and the other transactions contemplated by this Agreement and the Loan Documents.
“Type” means, when used in respect of any Loan, the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the LIBOR and the ABR.
“U.S. Dollars” or “$” means lawful money of the United States of America.
“U.S. Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.
“U.S. Lender” means any Lender other than a Non-U.S. Lender.
“Unfunded Current Liability” of any Plan means the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the Effective Date, exceeds the Fair Market Value of the assets allocable thereto.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any of the Restricted Subsidiaries (other than pursuant to customary Liens on related arrangements under any oil and gas royalty trust or master limited partnership); provided, further, however, that either:
(a)    the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)    if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.04.
The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)     (1) the Borrower could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 6.03(a), or (2) the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and
(y)    no Event of Default shall have occurred and be continuing.
Any such designation by the Borrower shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors or any committee thereof of the Borrower giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“USA Patriot Act” means the U.S.A. Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).
“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document means such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP.
ARTICLE II

The Credits
SECTION 2.01. Commitments.
(a)    Subject to and upon the terms and conditions set forth in the Consent and Exchange Agreement, (i) each Exchanging Consenting Lender shall be deemed to have a Loan or Loans outstanding on the Effective Date in U.S. Dollars in an aggregate principal amount equal to the principal amount of such Lender’s Tranche B-2 Loans and Tranche B-3 Loans outstanding under (and as defined in) the Existing Term Loan Agreement as of (and immediately prior to giving effect to) the Effective Date, (ii) each Non-Exchanging Consenting Lender agrees to have all of its Tranche B-2 Loans and Tranche B-3 Loans outstanding under (and as defined in) the Existing Term Loan Agreement as of (and immediately prior to giving effect to) the Effective Date prepaid and to purchase by assignment from the Additional Lender Loans in a principal amount equal to the principal amount of such Tranche B-2 Loans and Tranche B-3 Loans and (iii) the Additional Lender agrees to make Loans to the Borrower on the Effective Date in U.S. Dollars in a principal amount not to exceed its Additional Commitment on the Effective Date. The initial aggregate principal amount of the Loans outstanding on the Effective Date is $582,432,855.21.
(b)    Loans (i) shall be deemed made on the Effective Date and (ii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.
(c)    Incremental Commitments may be established as set forth in Section 2.23. Each Incremental Lender agrees, subject to the terms and conditions set forth in the applicable Incremental Facility Agreement, to make Loans under its Incremental Commitment of any Class in an aggregate principal amount not to exceed such Incremental Commitment.

(d)    Each Lender may at its option make any Loan (other than Loans deemed made on the Effective Date) by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).
(e)    Unless previously terminated, (i) the Additional Commitment on the Effective Date shall automatically terminate upon the making of Loans by the Additional Lender on the Effective Date and (ii) the Commitments of any Class shall automatically terminate upon the making of the Loans of such Class and, if any such Commitment is not drawn on the date that such Commitment is required to be drawn, the undrawn amount thereof shall automatically terminate.
SECTION 2.02. [Reserved].
SECTION 2.03. Notice of Borrowing.
(a)    Except with respect to Loans deemed made on the Effective Date, the Borrower shall give the Administrative Agent at the Administrative Agent’s Lending Office written notice (or telephonic notice promptly confirmed in writing) prior to (a) in the case of a LIBOR Loan, 11:00 a.m. (New York City time) at least three Business Days prior to the date of the proposed borrowing, and (b) in the case of an ABR Loan, 12:00 Noon (New York City time) at least one Business Day prior to the date of the proposed borrowing. Such notice (a “Notice of Borrowing”) shall be revocable to the extent provided in Section 2.14(b). Such Notice of Borrowing shall specify (i) the aggregate principal amount of the Loans to be made, (ii) the proposed date of the Loans (which shall be a Business Day), (iii) whether such Loans are to be ABR Loans or LIBOR Loans and, if LIBOR Loans, the initial Interest Period applicable thereto, (iv) the Class of such Loans and (v) remittance instructions for disbursement of the proceeds of the Loans. Each Notice of Borrowing shall be in substantially the form of Exhibit H. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed borrowing of Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.
(b)    Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.
SECTION 2.04. Disbursement of Funds.
(a)    [Reserved].

(b)    Each Lender shall make available all amounts it is to fund to the Borrower in immediately available funds to the Administrative Agent at the Administrative Agent’s Lending Office, and the Administrative Agent will make available to the Borrower on the applicable date of the Loans, by depositing to the account specified by the Borrower in the applicable Notice of Borrowing, the aggregate amounts so made available in U.S. Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to such date that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, then the applicable Lender and the Borrower severally agree to pay immediately to the Administrative Agent forthwith on demand (without duplication) such corresponding amount. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the greater of (A) the Federal Funds Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.08, for the respective Loans.
(c)    Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
SECTION 2.05. Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to the Borrower on the Maturity Date applicable thereto, in U.S. Dollars.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate Lending Office of such Lender resulting from the Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.
(c)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain the Register pursuant to Section 9.06(b)(iv), and a subaccount for each Lender, in which the Register and subaccounts (taken together) shall be recorded (i) the amount of the Loans made hereunder and the Interest Period(s) applicable thereto, (ii) the amount of any principal or interest or Commitment Fee due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(d)    The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan made to the Borrower by such Lender in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit B.
SECTION 2.06. Change of Control; Asset Sale.
(a)    Change of Control.
(i)    Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to repay all or any part of such Lender’s Loan in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date, except to the extent the Borrower has previously or concurrently elected to prepay the Loans in accordance with Section 2.14.
(ii)    In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repayment of Loans pursuant to this Section 2.06(a), then prior to the mailing of the notice to the Lenders provided for in Section 2.06(a)(iii) but in any event within 30 days following any Change of Control, the Borrower shall:
(1)
    repay in full all Bank Indebtedness or, if doing so will allow the repayment of Loans, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or
(2)
    obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repayment of the Loans as provided for in Section 2.06(a)(iii).
(iii)    Within 30 days following any Change of Control, except to the extent that the Borrower has exercised its right to prepay the Loans in accordance with Section 2.14, the Borrower shall notify the Administrative Agent in writing, and the Administrative Agent shall promptly deliver notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 9.02 of the following (such notification, a “Change of Control Offer”):

(1)    that a Change of Control has occurred and that such Lender has the right to require the Borrower to repay such Lender’s Loans in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repayment date;
(2)    the circumstances and relevant facts and financial information regarding such Change of Control;
(3)    the repayment date (which shall be no earlier than 30 days nor later than 60 days from the date on which the Administrative Agent is notified) (the “Change of Control Offer Payment Date”);
(4)    that unless the Borrower defaults in making the payment, all Loans accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Offer Payment Date;
(5)    that Lenders electing to have any Loans repaid pursuant to a Change of Control Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control Offer Payment Date;
(6)    that Lenders will be entitled to withdraw their election to require the Borrower to repay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be repaid, and a statement that such Lender is withdrawing its election to have such Loans repaid; and
(9)
    the other instructions determined by the Borrower or as reasonably requested by the Administrative Agent, consistent with this Section 2.06, that a Lender must follow in order to have its Loans repaid.
The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repayment of the Loans as to all other Lenders that properly received such notice without defect.
(iv)    On the repayment date, the Borrower shall repay the Loans in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date to the Lenders electing such repayment.
(v)    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(vi)    The Borrower will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement and repays all Loans properly elected to be repaid under such Change of Control Offer and the Borrower shall instruct the Administrative Agent to accept repayments made by such third parties.
(b)    Asset Sale.
(i)    Within 365 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Borrower or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:
(1)    to repay (w) Indebtedness constituting First-Priority Lien Obligations and other Pari Passu Indebtedness that is secured by a Lien permitted under this Agreement (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (y) Obligations under the Loans or (z) other Pari Passu Indebtedness (provided that if the Borrower or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness that does not constitute First-Priority Lien Obligations, the Borrower will repay the Loans pursuant to Section 2.14 or reduce Loans pursuant to Section 9.06(f) (provided that such repayments are at or above 100% of the principal amount thereof or, in the event that the Loans were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Lenders to repay Loans at par or, in the event that the Loans were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest on the pro rata principal amount of Loans), in each case other than Indebtedness owed to the Borrower or an Affiliate of the Borrower);
(2)    to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Borrower), assets, or property or capital expenditures, in each case (x) used or useful in a Similar Business or (y) that replaces the properties and assets that are the subject of such Asset Sale; or
(3)    to invest in Additional Assets.
In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Borrower or such Restricted Subsidiary of the Borrower enters into another binding commitment (a “Second Commitment”) within 180 days of such cancellation or termination of the prior binding commitment; provided, further, that the Borrower or such Restricted Subsidiary of the Borrower may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds.
(ii)    Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in clause (i) of this Section 2.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to repay Loans, as described in clause (i)(1) of Section 2.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Borrower shall make an offer to all Lenders (and, at the option of the Borrower, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to repay the maximum principal amount of Loans (and such Pari Passu Indebtedness), that may be repaid out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Loans or such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer.
To the extent that the aggregate amount of Loans (and such Pari Passu Indebtedness) accepted for repayment or tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Borrower may use any remaining Excess Proceeds for any purpose that is not prohibited by this Agreement. If the aggregate principal amount of Loans (and such Pari Passu Indebtedness) accepted for repayment or surrendered by holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent shall apply the Excess Proceeds ratably to the repayment of the Loans and any other tendered Pari Passu Indebtedness based on the accreted value or principal amount of the Loans or such Pari Passu Indebtedness accepted for repayment or tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(iii)    Pending the final application of any such Net Proceeds pursuant to this Section 2.06(b), the Borrower or such Restricted Subsidiary of the Borrower may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Agreement.
(iv)    Within ten Business Days of any date on which the aggregate amount of Excess Proceeds exceeds $50,000,000, the Borrower shall deliver written notice of such occurrence to the Administrative Agent, and the Administrative Agent shall promptly deliver notice to each Lender to the address of such Lender appearing in the Register or otherwise in accordance with Section 9.02 with the following information:
(1)    that the Borrower is making an Asset Sale Offer pursuant to this Section 2.06(b) and that all Loans and Pari Passu Indebtedness property accepted for repayment or tendered and not withdrawn pursuant to such Asset Sale Offer will be repaid by the Borrower;

(2)    the repayment date, which will be no earlier than thirty days nor later than sixty days from the date on which such notice is delivered (the “Asset Sale Offer Payment Date”);
(3)    that any Loan not properly accepted for repayment will remain outstanding and continue to accrue interest;
(4)    that unless the Borrower defaults in making the payment, all Loans accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Asset Sale Offer Payment Date;
(5)    that Lenders electing to have any Loans repaid pursuant to an Asset Sale Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;
(6)    that Lenders will be entitled to withdraw their election to require the Borrower to repay such Loans; provided that the Administrative Agent receives, not later than the close of business on the expiration date of the Asset Sale Offer, a facsimile transmission, electronic mail or letter setting forth the name of such Lender, the principal amount of Loans to be repaid, and a statement that such Lender is withdrawing its election to have such Loans repaid;
(7)    that, to the extent that the aggregate principal amount of Loans or the Pari Passu Indebtedness accepted for repayment or surrendered by holders thereof exceeds the amount of Excess Proceeds, the Administrative Agent will apply the Excess Proceeds as set forth under the last sentence of Section 2.06(b)(ii); and
(8)    the other instructions, as determined by the Borrower or as reasonably requested by the Administrative Agent, consistent with this Section 2.06(b), that a Lender must follow in order to have its Loans repaid.
The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice. If (x) the notice is delivered in a manner herein provided and (y) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repayment of the Loans as to all other Lenders that properly received such notice without defect.
SECTION 2.07. [Reserved].
SECTION 2.08. Interest.
(a)    (i) Interest on each Loan that is a LIBOR Loan will accrue and be payable at a rate per annum equal to the Adjusted LIBOR plus the Applicable Margin and shall be payable in cash, and (ii) interest on each Loan that is an ABR Loan will accrue and be payable at a rate per annum equal to the ABR plus the Applicable Margin and shall be payable in cash, each rate as determined by the Administrative Agent. Each determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
(b)    If all or a portion of (i) the principal amount of any Loan or (ii) any interest (or premium, if any) payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of any overdue interest (and premium, if any), to the extent permitted by applicable law, the then-effective rate plus 2.00% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).
(c)    Interest on each Loan shall accrue from and including the date on which such Loan is made to but excluding the date of any repayment thereof and shall be payable (i) on each Interest Payment Date, and (ii) on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
(d)    All computations of interest hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(e)    The Administrative Agent, upon determining the Adjusted LIBOR or ABR for any Interest Period, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto. The Administrative Agent shall, upon the request of any Lender, provide the interest rate then in effect with respect to the applicable Loans.
SECTION 2.09. Interest Periods. Notwithstanding anything to the contrary contained above, if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire (i) on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day and (ii) on a day that is after the Maturity Date, such Interest Period shall expire on the Maturity Date.
SECTION 2.10. Increased Costs, Illegality, etc.
(a)    In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)    on any date for determining the LIBOR for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Loan are not generally available in the relevant market or (B) by reason of any changes arising on or after the Effective Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR”; or
(ii)    that, due to a Change in Law occurring at any time after the Effective Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender to any Tax with respect to any Loan Document or any LIBOR Loan made by it (other than (i) Taxes indemnifiable under Section 2.17, or (ii) Excluded Taxes), or (C) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining LIBOR Loans increasing by an amount or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or
(iii)    at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);
then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than ten days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.
(b)    At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.10(a)(iii) shall) either (1) if the affected LIBOR Loan is then being made pursuant to a borrowing, cancel such borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (2) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)    If, after the Effective Date, any Change in Law relating to capital adequacy of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy occurring after the Effective Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then from time to time, promptly (but in any event no later than ten days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Effective Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.
SECTION 2.11. Compensation. If (a) any payment of principal of any Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan as a result of a payment pursuant to Section 2.14, as a result of acceleration of the maturity of the Loans pursuant to Article VII or for any other reason, (b) there occurs any failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto or (c) there occurs any assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 9.07, the Borrower shall, after receipt of a written request by such Lender, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. A certificate of any Lender setting forth any amount that such Lender is entitled to receive pursuant to this Section 2.11 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on such certificate within ten days after receipt thereof.

SECTION 2.12.    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c) or 2.17 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10 or 2.17.
SECTION 2.13.    Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11 or 2.17 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11 or 2.17, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if a Change in Law that gives rise to such additional amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.14.    Voluntary Prepayments.
(a)    Subject to Section 2.14(c), the Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 or, if less, the amount outstanding, upon prior notice to the Administrative Agent by telephone (confirmed by telecopy), not less than three Business Days prior to the date of prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Loans or another transaction. Each such notice shall be signed by an Authorized Officer of the Borrower and shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.
(b)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.14(a) by notice to the Administrative Agent a reasonable time prior to the specified effective time of such prepayment if such prepayment would have resulted from a refinancing of all or any portion of the Loans or other transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed.
(c)    With respect to the Loans made on the Effective Date, in the event of any optional prepayment of such Loans made pursuant to this Section 2.14, (i) prior to the date that is one year after the Effective Date, the Borrower shall pay a prepayment premium equal to 3.00% of the principal amount of the Loans so prepaid and (ii) on or after the date that is one year after the Effective Date and prior to the date that is two years after the Effective Date, the Borrower shall pay a prepayment premium equal to 1.00% of the principal amount of the Loans so prepaid.
(d)    All prepayments under this Section 2.14 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a LIBOR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such LIBOR Loan pursuant to Section 2.11.
(e)    Notwithstanding anything to the contrary contained herein, including this Section 2.14 and Section 2.21 (which provisions shall not be applicable to this Section 2.14(e)):
(1)    The Borrower shall have the right at any time and from time to time to prepay Loans from Lenders electing to participate in such prepayments at a discount to the par value of such Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.14(e); provided that (A) no Discounted Voluntary Prepayment shall be made unless immediately after giving effect to such Discounted Voluntary Prepayment, no Default or Event of Default has occurred and is continuing, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Loans on a pro rata basis and (C) the Borrower on the date such Discounted Voluntary Prepayment is made shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (2) except as previously disclosed to the Administrative Agent and the Lenders, the Borrower does not have any MNPI with respect to any Credit Party that has not been disclosed to the Lenders (other than Lenders who do not wish to receive Non-Public Information).
(2)    To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of Loans shall not be less than $1,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Loans and the Class of Loans to which such offer relates, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of such Loans (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
(3)    Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.14(e)(2), the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each Lender with Loans may specify

(each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a prepayment price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Loans of each Class held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Loans specified by the Lenders in Lender Participation Notices, the Administrative Agent, in consultation with the Borrower, shall calculate the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.14(e)(2) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans under the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.
(4)    The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Loans (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.
(5)    Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date, without premium or penalty (and without any amounts due under Section 2.11), upon irrevocable notice substantially (each, a

“Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 12:00 Noon (New York City time), two Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to, but not including, such date on the amount prepaid.
(6)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.14(e)(3) above) reasonably established by the Administrative Agent and the Borrower.
(7)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.
SECTION 2.15.    Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
SECTION 2.16.    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Lending Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds attributed to the Borrower in an account of the Administrative Agent shall constitute the making of such payment to the extent of such funds held in such account. All payments under each Loan Document (whether of principal, interest or otherwise) shall be made in U.S. Dollars. The Administrative Agent will thereafter cause to be promptly distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.
(b)    Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day.

Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
SECTION 2.17.    Net Payments.
(a)    Any and all payments made by or on behalf of the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower, any Subsidiary Guarantor, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Subsidiary Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Subsidiary Guarantor, as promptly as possible thereafter, the Borrower or Subsidiary Guarantor shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Lender, acting reasonably) received by the Borrower or such Subsidiary Guarantor showing payment thereof. Without duplication, after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)    The Borrower shall timely pay and shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender with regard to any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).
(c)    The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the

Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)    Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(e)    Without limiting the generality of Section 2.17(d), each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:
(1)    deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate substantially in the form of Exhibit F-1, Exhibit F-2, Exhibit F-3 or Exhibit F-4 hereto, as applicable (a “Non-Bank Tax Certificate”), representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10 percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above; provided that if the Non-U.S. Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Non-U.S. Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and
(2)    deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
Any Non-U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Non-U.S. Lender’s inability to do so.
Each Person that shall become a Participant pursuant to Section 9.06 or a Lender pursuant to Section 9.06 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.
In addition, to the extent it is legally eligible to do so, each Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 8.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. Federal backup withholding or a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any applicable treaty benefits, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.
(f)    If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Subsidiary Guarantor pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Subsidiary Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Subsidiary Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Subsidiary Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Subsidiary Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (f) or any other provision of this Section 2.17.
(g)    If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Credit Party has paid additional amounts as indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.
(h)    Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Effective Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i)    If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of

FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)    The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
SECTION 2.18.    Limit on Rate of Interest.
(a)    No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)    Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 2.18(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.
(c)    Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Loan Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.08.
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.
SECTION 2.19.    Pro Rata Sharing. Except as set forth in Section 2.06(b)(i), whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this

Agreement, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent and the Collateral Agent and its Affiliates under and in connection with this Agreement, except any amounts payable to any such Person in its role as Lender, as provided in clause “second” of this Section 2.19; second, to the payment of all expenses due and payable under Section 9.05, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each Lender; third, to the payment of interest and amounts under Sections 2.10 and 2.17, if any, then due and payable on the Loans ratably among the Lenders in accordance with the aggregate amount of interest owed to each Lender; and fourth, to the payment of the principal amount of the Loans that is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender.
SECTION 2.20.    Voluntary Reduction of Commitments.
(a)    The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each such reduction shall be in an amount that is not less than $1,000,000 (or, if less, the remaining amount of the Commitments).
(b)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.20(a) at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.20(b) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent a reasonable time prior to the specified effective time) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.
SECTION 2.21.    Adjustments; Set-off.
(a)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender entitled to such payment, then the Lender receiving such greater proportion shall purchase for cash at face value participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders entitled thereto ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (a) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any Subsidiary. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 2.22.    Interest Elections. The Loans will have an initial Interest Period as set forth in Section 4 of the Consent and Exchange Agreement. Thereafter, the Borrower may elect Interest Periods with respect to the Loans as provided in this Section 2.22. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(a)    To make an election pursuant to this Section 2.22, the Borrower shall notify the Administrative Agent of such election (as provided in Section 9.02) by telephone not later than 11:00 a.m., New York City time, three Business Days prior to the end of the then applicable Interest Period. Each such telephonic Interest Period Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Period Election Request in the form set forth in Exhibit E and signed by the Borrower.
(b)    Each telephonic and written Interest Period Election Request shall specify the following information:
(i)    the Borrowing to which such Interest Period Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Period Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and
(iv)    if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Period Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Period Election Request, the Administrative Agent shall advise each Lender to which such Interest Period Election Request relates of the details thereof and of such Lender’s portion of each resulting Loan.
(d)    If the Borrower fails to deliver a timely Interest Period Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other and all continuations of Loans as the same type, there shall be not more than fifteen Interest Periods in effect with respect to the Loans.
SECTION 2.23.    Incremental Commitments.
(a)    The Borrower may, by written notice to the Administrative Agent from time to time after the Effective Date, request Incremental Commitments in respect of one or more Classes of term loans in an aggregate amount at any time that would not otherwise violate clause (c) of this Section at such time. The Incremental Commitments will be provided by Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Commitments in their own discretion. Any such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $20,000,000 or, in each case, such lesser amount as permitted by the Administrative Agent, or equal to the maximum amount that can be incurred subject to clause (c) of this Section at such time), (ii) the date on which such Incremental Commitments are requested to become effective (any such date, an “Incremental Effective

Date”) and (iii) the interest rate, amortization, maturity and other terms being requested with respect thereto (which shall comply with clause (b) below).
(b)    The terms and conditions of any Incremental Commitments and Loans to be made thereunder shall be determined by the applicable Incremental Lenders and the Borrower and shall be as set forth in the applicable Incremental Facility Agreement; provided that (i) the Weighted Average Life to Maturity of such Loans shall be no shorter than, and the Maturity Date applicable to such Loans shall be no earlier than, the latest Maturity Date in effect at the time of incurrence of such Loans, (ii) except as to interest rates, fees, other pricing terms, amortization, final maturity date and participation in prepayments, all representations and warranties, affirmative or negative covenants or events of default applicable for the benefit of Incremental Lenders having or holding such Incremental Commitments or Loans shall also be applicable for the benefit of all the Lenders and (iii) such Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder.
(c)    The Incremental Commitments of any Class shall be effected pursuant to an Incremental Facility Agreement executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that (i) the principal amount of Indebtedness that may be Incurred under an Incremental Commitment on any date shall not exceed the maximum principal amount of Secured Indebtedness that may be Incurred and secured by the Liens securing such Indebtedness, as of the date such Indebtedness is Incurred, after giving pro forma effect to the Incurrence of such Secured Indebtedness and the application of proceeds therefrom on such date, without causing a Default or Event of Default hereunder as a result of the Incurrence of such Secured Indebtedness on such date, (ii) the Class of Loans to be made under such Incremental Commitments shall be made thereunder on the effective date of the applicable Incremental Facility Agreement and (iii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Agreement. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.23.
(d)    All Incremental Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.
(e)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and

Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.
SECTION 2.24.    Extension Offers.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Loans (each such Class, the “Extension Offer Class”), on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Loans, on the aggregate outstanding Loans of such Class) (“Pro Rata Extension Offers”), the Borrower is hereby permitted, subject to the terms of this Section, to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans of the applicable Extension Offer Class and, in connection therewith, to otherwise modify the terms of such Lender’s Loans of the applicable Extension Offer Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or modifying the amortization schedule in respect of such Lender’s Loans of the applicable Extension Offer Class). Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) shall become effective only with respect to such Lender’s Loans of the applicable Extension Offer Class as to which such Lender’s acceptance has been made (such extended Loans, the “Extended Loans”).
(b)    Each Extension shall be effected pursuant to an Extension Amendment Agreement executed and delivered by the Borrower, each applicable Extending Lender and the Administrative Agent; provided that (i) no Extension shall become effective unless no Default or Event of Default shall have occurred and be continuing on the applicable effective date therefor and (ii) the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Administrative Agent in connection therewith. Each Pro Rata Extension Offer and the applicable Extension Amendment Agreement shall specify the terms of the applicable Extended Loans; provided that (i) except as to interest rates, fees, other pricing terms, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (iv) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Loans shall have the same terms as the Class of Loans to which the applicable Pro Rata Extension Offer relates, (ii) the final maturity date of any Extended Loans shall be no earlier than the final maturity date applicable to the Class of Loans to which the applicable Pro Rata Extension Offer relates, (iii) the Weighted Average Life to Maturity of any Extended Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Loans to which the applicable Pro Rata Extension Offer relates, and (iv) any Extended Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Each Extension Amendment Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24.

(c)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) no Extended Loan is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Loans pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Loan), and (iii) all Extended Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.
(d)    Each Extension shall be consummated pursuant to procedures reasonably acceptable to the Administrative Agent and the Borrower and set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent in connection with making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
SECTION 2.25.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    [reserved];
(b)    The Commitment of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or any other group of Lenders required to take any action under the Loan Documents have taken or may take any action (including any consent to any amendment or waiver pursuant to Section 9.01); provided that any waiver, amendment or modification requiring the consent of each affected Lender pursuant to Section 9.01 (other than Section 9.01(b)(ii), (iii), (iv) and (v)) shall require the consent of such Defaulting Lender if such defaulting Lender is an affected Lender (which for the avoidance of doubt would include any change to the Stated Maturity of the Loans applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender and any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates));
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 2.21), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent or the Collateral Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.25(c).
(d)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with the applicable percentages of their Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

Representations and Warranties
In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes, on the Effective Date, the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans. All references in this Article III to the Borrower, its Subsidiaries and the Subsidiary Guarantors give effect to the consummation of the Acquisition as if the Acquisition occurred on the Original Effective Date.
SECTION 3.01.    Corporate Status. Each of the Borrower and each Subsidiary of the Borrower (a) is a duly organized and validly existing corporation or other entity in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such jurisdictions are set forth on Schedule 3.01.
SECTION 3.02.    Corporate Power and Authority; Enforceability; Security Interests. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Credit Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
SECTION 3.03.    No Violation. None of the execution, delivery or performance by any Credit Party of the Loan Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Subsidiaries (other than Liens created under the Loan Documents and Liens permitted hereunder) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”), except to the extent such breach, default or Lien that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Subsidiaries.
SECTION 3.04.    Litigation. Except as set forth on Schedule 3.04 to the Existing Term Loan Agreement, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.05.    Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.
SECTION 3.06.    Governmental Approvals. The execution, delivery and performance of each Loan Document and the consummation of the other Transactions do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been or will be prior to the Effective Date obtained or made and are or will be prior to the Effective Date in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.07.    Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.08.    True and Complete Disclosure.
(a)    All written information (other than estimates and information of a general economic nature or general industry nature) (x) concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby and (y) contained in the Historical Financial Statements and all other public filings by the Borrower since August 4, 2016 through the Effective Date (clauses (x) and (y), the “Information”), when taken as a whole, was true and correct in all material respects as of the date the Information was furnished to the Lenders or publicly filed, as applicable, and as of the Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.
(b)    The estimates and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Borrower.
SECTION 3.09.    Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the consolidated financial position of the entities to which they relate at the dates of such information and for the periods covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any.
SECTION 3.10.    Tax Matters. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as a withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP and (b)  the Borrower and each of the Subsidiaries have provided adequate reserves in accordance with GAAP for all Taxes of the Borrower and the Subsidiaries not yet due and payable.
SECTION 3.11.    Compliance with ERISA.
(a)    Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), or is in “endangered” or “critical” status (within the meaning of

Section 432 of the Code or Section 305 of ERISA) and no written notice of any such insolvency or reorganization or endangered or critical status has been given to the Borrower or, to the best knowledge of the Borrower, any ERISA Affiliate; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code nor has the Borrower or, to the best knowledge of the Borrower, any ERISA Affiliate been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or, to the best knowledge of the Borrower, any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or, to the best knowledge of the Borrower, any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations, warranties or agreement in this Section 3.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 3.11(a), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in this Section 3.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.
(b)    All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments which are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.12.    Subsidiaries. Schedule 3.12 to the Existing Term Loan Agreement lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) on the Original Effective Date and (b) immediately following the Acquisition. Each Guarantor and Unrestricted Subsidiary as of the Acquisition Date (as defined in the Existing Term Loan Agreement) has been so designated on Schedule 3.12 to the Existing Term Loan Agreement.
SECTION 3.13.    Intellectual Property. The Borrower and its Subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Borrower or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
SECTION 3.14.    Environmental Laws. Except for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary has any actual knowledge of any facts or conditions that would form the basis of any Environmental Claim; (iv) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; (v) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries; and (vi) neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.
SECTION 3.15.    Properties.
(a)    Each of the Borrower and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its real properties and has good and defensible title to its personal property and assets, in each case, except for Liens permitted hereunder and except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title, interests or easements would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Liens permitted hereunder.
(b)    All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.
(c)    The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.
(d)    All of the properties of the Borrower and the Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 3.16.    Solvency.
(a)    On the Original Effective Date, immediately after giving effect to the Acquisition Transactions that occur on the Original Effective Date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Original Effective Date.
(b)    On the Original Effective Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by them or any such subsidiary and the timing and amounts of cash to be payable on or in respect of their Indebtedness or the Indebtedness of any such Subsidiary.
SECTION 3.17.    No Material Adverse Effect. As of the Effective Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect since December 31, 2015.
SECTION 3.18.    Patriot Act; OFAC; FCPA.
(a)    Each Credit Party is in compliance in all material respects with the material provisions of the USA Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent that is required by the USA Patriot Act to be obtained by the Administrative Agent or any Lender.

(b)    None of the Borrower or any of its Subsidiaries nor, to the knowledge of Borrower, any of their directors, officers, agents or employees is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent European Union measure; and the Borrower will not directly or indirectly use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or equivalent European Union measure.
(c)    None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any of their directors, officers, agents or employees has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
SECTION 3.19.    Hedging. Schedule 3.19 sets forth, as of the Effective Date, a true and complete list of all material commodity hedging agreements of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Effective Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
SECTION 3.20.    EEA Financial Institutions. No Credit Party is an EEA Financial Institution.
ARTICLE IV

[Reserved]
ARTICLE V

Successor Company
SECTION 5.01.    When Borrower May Merge or Transfer Assets.
The Borrower shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)    the Borrower is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Borrower or such Person, as the case may be, being herein called the “Successor Company”);
(ii)    the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower under this Agreement pursuant to documents or instruments in form reasonably satisfactory to the Administrative Agent;
(iii)    immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iv)    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either
(A)    the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.03(a); or
(B)    the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction;
(v)    if the Borrower is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Agreement and the Loans; and
(vi)    the Successor Company shall have delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or transfer and such amendments (if any) comply with this Agreement.
The Successor Company (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and the Loans, and in such event the Borrower shall be automatically released and discharged from its obligations under this Agreement and the Loans.

Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a) the Borrower or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Borrower or to a Restricted Subsidiary, and (b) the Borrower may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company organized under the laws of any state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby. This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Borrower and the Restricted Subsidiaries.
SECTION 5.02.    When Subsidiary Guarantors May Merge or Transfer Assets. Subject to the provisions of Section 9.20 relating to the sale or disposition of a Restricted Subsidiary of the Borrower that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Borrower will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(i)    either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Agreement and the Loans or the Subsidiary Guarantee, as applicable, pursuant to a joinder agreement in form reasonably satisfactory to the Administrative Agent, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 6.06; and
(ii)    the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Agreement.
Subject to Section 9.20, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Agreement and the Loans or the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Agreement and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary

Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Borrower or another Subsidiary Guarantor.
In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Borrower or any Subsidiary Guarantor.
ARTICLE VI

Covenants
SECTION 6.01.    [Reserved].
SECTION 6.02.    Reports and Other Information.
(a)    The Borrower shall file with the SEC (and provide the Administrative Agent with copies thereof, without cost to the Administrative Agent, within 15 days after it files them with the SEC),
(i)    within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC,
(ii)    within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the SEC,
(iii)    promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and
(iv)    subject to the foregoing, any other information, documents and other reports which the Borrower would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
provided, however, that the Borrower shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Borrower will make available such information to prospective assignees of the Loans in addition to providing such information to the Administrative Agent, in each case within 15 days after the time the Borrower would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, subject, in the case of any such information, certificates or reports provided prior to the effectiveness of the exchange offer registration statement or shelf registration statement with respect to the Senior Notes, to exceptions and exclusions consistent with the presentation of financial and other information in the Offering Memorandum (including with respect to any periodic reports provided prior to effectiveness of the exchange offer registration statement or shelf registration statement with respect to the Senior Notes, the omission of financial information required by Rule 3-10 under Regulation S-X promulgated by the SEC (or any successor provision)).
If the Borrower has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Borrower, then the annual and quarterly information required pursuant to clauses (a)(i) and (a)(ii) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.
Notwithstanding the foregoing, the Borrower shall not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement with respect to the Senior Notes.
(b)    In the event that:
(i)    the rules and regulations of the SEC permit the Borrower and any direct or indirect parent of the Borrower to report at such parent entity’s level on a consolidated basis and such parent entity of the Borrower is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Borrower, or
(ii)    any direct or indirect parent of the Borrower is or becomes a guarantor of the Loans, consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 6.02 for the Borrower shall satisfy this Section 6.02 and the Borrower is permitted to satisfy its obligations in this Section 6.02 with respect to financial information relating to the Borrower by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower and the Subsidiaries of the Borrower on a standalone basis, on the other hand.

Notwithstanding the foregoing, the Borrower will be deemed to have furnished such reports referred to in this Section 6.02 to the Administrative Agent if the Borrower has (i) filed such reports with the SEC via the EDGAR filing system and such reports are publicly available or (ii) posted such report on the Borrower’s website (or that of any of its parent companies); provided that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents.
SECTION 6.03.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a)    The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and the Borrower shall not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Borrower and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Borrower for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount, together with any Refinancing Indebtedness thereof pursuant to clause (b)(xv) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets of the Borrower and the Restricted Subsidiaries at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).
(b)    The limitations set forth in Section 6.03(a) shall not apply to:
(i)    the Incurrence by the Borrower or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder up to an aggregate principal amount outstanding at any time that does not exceed $2,000,000,000 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(ii)    the Incurrence by the Borrower and the Subsidiary Guarantors of Indebtedness represented by (1) Indebtedness, including in respect of the Existing Term Loans (including any guarantees thereof), in an aggregate principal amount for this clause (ii)(1) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the amount of the Existing Term Loans incurred on the Original Effective Date (including any guarantee thereof), (2) Indebtedness, including in respect of the Senior Notes (including any guarantees thereof), in an aggregate principal amount for this clause (ii)(2) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed $2,750,000,000 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (3) Indebtedness, including in respect of the Loans (and any guarantees thereof, including the Subsidiary Guarantees) in an aggregate principal amount for this clause (ii)(3) outstanding at any time that, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed $612,000,000 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(iii)    Indebtedness existing on the Effective Date (other than Indebtedness described in clauses (i) and (ii) of this Section 6.03(b));
(iv)    Indebtedness (including Capitalized Lease Obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $350.0 million and 5% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);
(v)    Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
(vi)    Indebtedness arising from agreements of the Borrower or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions, any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(vii)    Indebtedness of the Borrower to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Borrower under the Loans; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)    shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(ix)    Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Borrower or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)    Hedging Obligations that are not incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;
(xi)    obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;
(xii)    Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (xv) below, does not exceed the greater of $500.0 million and 7% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 6.03(a) from and after the first date on which the Borrower, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 6.03(a) without reliance upon this clause (xii));
(xiii)
    Indebtedness or Disqualified Stock of the Borrower or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of (I) the amount of net cash proceeds received by the Borrower and its Restricted Subsidiaries since immediately after the Acquisition Date plus (II) the amount of net cash proceeds received by the Borrower in excess of $3,200,000,000 prior to or on the Acquisition Date, in each case, from the issue or sale of Equity Interests of the Borrower or any direct or indirect parent entity of the Borrower (which proceeds are contributed to the Borrower or its Restricted Subsidiary) or cash contributed to the capital of the Borrower (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to clause (b) of Section 6.04 or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
(xiv)    any guarantee by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Loans or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Loans or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Loans or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of the Borrower, such guarantee is Incurred in accordance with, or not in contravention of, Section 6.09 solely to the extent such covenant is applicable;
(xv)    the Incurrence by the Borrower or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 6.03(a) or clauses (ii), (iii), (iv), (xii), (xiii), (xv) and (xvi) of Section 6.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to Section 6.03(a) or clauses (ii), (iii), (iv), (xii), (xiii), (xv) and (xvi) of Section 6.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), expenses, defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
(1)    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Loans then outstanding were instead due on such date (provided that this clause (1) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First-Priority Lien Obligations);
(2)    to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Loans or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the Loans or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and
(3)    shall not include (X) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or a Subsidiary

Guarantor, or (Y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;
(xvi)    Indebtedness, Disqualified Stock or Preferred Stock of (x) the Borrower or any Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary in accordance with the terms of this Agreement; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:
(1)    the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.03(a); or
(2)    the Fixed Charge Coverage Ratio of the Borrower would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;
(xvii)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Borrower or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
(xix)    Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;
(xx)    Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Borrower and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed the greater of $150.0 million and 2% of Adjusted Consolidated Net Tangible Assets at the time of Incurrence (it being understood that any Indebtedness incurred pursuant to this clause (xx) shall cease to be deemed incurred or outstanding for purposes of this clause (xx) but shall be deemed incurred for the purposes of Section 6.03(a) from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 6.03(a) without reliance upon this clause (xx));
(xxi)    Indebtedness of the Borrower or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(xxii)    Indebtedness consisting of Indebtedness issued by the Borrower or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent described in clause (iv) of Section 6.04(b).
For purposes of determining compliance with this Section 6.03:
(1)    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxii) of Section 6.03(b) or is entitled to be Incurred pursuant to Section 6.03(a), then the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with Section 6.03; provided that (i) only Indebtedness outstanding under the Credit Agreement in excess of $2,000,000,000 may be classified or reclassified as not incurred under clause (b)(i) of this Section 6.03 and (ii) the Senior Notes (including any guarantees thereof) outstanding on the Acquisition Date shall at all times be treated as incurred pursuant to clause (b)(ii)(2) of this Section 6.03;
(2)    at the time of incurrence, the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.03(a) and (b) without giving pro forma effect to the Indebtedness Incurred pursuant to Section 6.03(b) when calculating the amount of Indebtedness that may be Incurred pursuant to Section 6.03(a);
(3)    if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (i) through (xxii) of Section 6.03(b) with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and
(4)    if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (i) through (xxii) of Section 6.03(b) with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.
Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of Section 6.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with Section 6.03.
For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.
Notwithstanding any other provision of this Section 6.03, the maximum amount of Indebtedness that the Borrower and its Restricted Subsidiaries may Incur pursuant to Section 6.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.
SECTION 6.04.    Limitation on Restricted Payments.
(a)    The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)    purchase or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;
(iii)    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Borrower or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 6.03(b)); or
(iv)    make any Restricted Investment
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)    no Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)    immediately after giving effect to such transaction on a pro forma basis, the Borrower could Incur $1.00 of additional Indebtedness under Section 6.03(a); and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Original Effective Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (c) thereof), (vi)(c), (viii) and (xiii)(b) of Section 6.04(b), but excluding all other Restricted Payments permitted by Section 6.04(b)), is less than the amount equal to the Cumulative Credit.
“Cumulative Credit” means the sum of (without duplication):
(i)    50% of the Consolidated Net Income of the Borrower for the period from July 1, 2012 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the “reference period”) (or, in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus
(ii)    100% of (i) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash, received by the Borrower after the Acquisition Date plus (ii) the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash, received by the Borrower in excess of $3,200,000,000 prior to or on the Acquisition Date (in each case, other than net proceeds to the extent such net proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.03(b)(xiii)) from the issue or sale of Equity Interests of the Borrower or any direct or indirect parent entity of the Borrower (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Borrower or a Restricted Subsidiary), plus
(iii)    100% of (i) the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash after the Acquisition Date plus (ii) the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash, in excess of $3,200,000,000 prior to or on the Acquisition Date (in each case, other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and other than contributions to the extent such contributions have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 6.03(b)(xiii)), plus
(iv)    100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Borrower or any Restricted Subsidiary issued after the Acquisition Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Borrower (other than Disqualified Stock) or any direct or indirect parent of the Borrower (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus
(v)    100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Restricted Subsidiary after the Original Effective Date from:
(A)    the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) of Section 6.04(b)),
(B)    the sale (other than to the Borrower or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or
(C)    a distribution or dividend from an Unrestricted Subsidiary, plus
(vi)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary after the Original Effective Date, the Fair Market Value (as determined in good faith by the Borrower) of the Investment of the Borrower or its Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of the Borrower) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) of Section 6.04(b) or constituted a Permitted Investment).
(b)
    The provisions of Section 6.04(a) shall not prohibit:
(i)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Agreement;
(ii)    (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Borrower, any direct or indirect parent of the Borrower or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Disqualified Stock or any Equity Interests sold to a Subsidiary of the Borrower) (collectively, including any such contributions, “Refunding Capital Stock”);
(B)    the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Refunding Capital Stock, and
(C)    if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 6.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(iii)    the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Subsidiary Guarantor which is Incurred in accordance with Section 6.03 so long as
(A)    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),
(B)    such Indebtedness is subordinated to the Loans or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,
(C)    such Indebtedness has a final scheduled maturity date which is no earlier than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Loans then outstanding, and
(D)    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the maturity date of any Loans then outstanding were instead due on such date;
(iv)    a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by any future, present or former employee, director or consultant of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock), with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering of common stock); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(A)    the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) to members of management, directors or consultants of the Borrower and its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs after the Acquisition Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 6.04(a)(3)); plus

(B)    the cash proceeds of key man life insurance policies received by the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) or the Restricted Subsidiaries after the Acquisition Date;
provided, that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year and provided, further, that cancellation of Indebtedness owing to the Borrower or any of its Restricted Subsidiaries from any present or former employees, directors, officers or consultants of Borrower, any Restricted Subsidiary or the direct or indirect parents of the Borrower in connection with a repurchase of Equity Interests of the Borrower or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 6.04 or any other provision of this Agreement;
(v)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued or incurred in accordance with Section 6.03;
(vi)    (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Effective Date;
(B)    a Restricted Payment to any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Borrower issued after the Effective Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Effective Date; and
(C)    the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.04(b);
provided, however, in the case of each of clauses (A) and (C) above of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(vii)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $175.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(viii)    the payment of dividends after a public offering of Capital Stock of the Borrower or any direct or indirect parent of the Borrower on the Borrower’s Capital Stock (or a Restricted Payment to any such direct or indirect parent of the Borrower to fund the payment by such direct or indirect parent of the Borrower of dividends on such entity’s Capital Stock) of up to 6.0% per annum of the total market capitalization of the Borrower or any such direct or indirect parent of the Borrower as of the date of such public offering, other than public offerings with respect to the Borrower’s (or such direct or indirect parent’s) Capital Stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;
(ix)    Restricted Payments that are made with Excluded Contributions;
(x)    other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of $225.0 million and 3% of Adjusted Consolidated Net Tangible Assets at the time made;
(xi)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(xii)    (A) with respect to any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of the Borrower is the common parent, or for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Borrower in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; and
(B)    with respect to any taxable period ending after the Effective Date for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (A)), distributions to any direct or indirect parent of the Borrower in an amount necessary to permit such direct or indirect parent of the Borrower to make a pro rata distribution to its owners such that each direct or indirect owner of the Borrower receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of the Borrower for prior taxable periods ending after the Effective Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);
(xiii)    any Restricted Payment, if applicable:
(A)    in amounts required for any direct or indirect parent of the Borrower to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Borrower and general corporate operating and overhead expenses of any direct or indirect parent of the Borrower in each case to the extent such fees and expenses are attributable to the ownership or operation of the Borrower, if applicable, and its Subsidiaries;
(B)    in amounts required for any direct or indirect parent of the Borrower, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Borrower Incurred in accordance with Section 6.03; and
(C)    in amounts required for any direct or indirect parent of the Borrower to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;
(xiv)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(xv)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(xvi)    Restricted Payments by the Borrower or any Restricted Subsidiary of the Borrower to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xvii)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those set forth in Section 2.06(a) and (b); provided that all Loans tendered in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, repaid or acquired for value;
(xviii)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Article V; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Borrower shall have made a Change of Control Offer (if required by this Agreement) and that all Loans tendered by Lenders in connection with such Change of Control Offer have been repurchased, repaid or acquired for value; and
(xix)    any Restricted Payment used to fund the Acquisition Transactions and the payment of fees and expenses Incurred in connection with the Acquisition Transactions or owed by the Borrower or any direct or indirect parent of the Borrower or Restricted Subsidiaries of the Borrower to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Borrower to enable it to make payments in connection with the consummation of the Acquisition Transactions, whether payable on the Original Effective Date or thereafter, in each case to the extent permitted by Section 6.07;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi)(B), (vii), (x), (xi) and (xiii)(B) of this Section 6.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Borrower) of such property.
(c)    As of the Effective Date, all of the Borrower’s Subsidiaries shall be Restricted Subsidiaries. The Borrower shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
SECTION 6.05.    Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)    (i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;
(b)    make loans or advances to the Borrower or any of its Restricted Subsidiaries; or
(c)    sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;
except in each case for such encumbrances or restrictions existing under or by reason of:
(i)    (x) contractual encumbrances or restrictions in effect on the Effective Date, including pursuant to the Senior Notes (including any guarantee thereof) and the Existing Term Loan Agreement and (y) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(ii)    this Agreement or the Subsidiary Guarantees;
(iii)    applicable law or any applicable rule, regulation or order;
(iv)    any agreement or other instrument of a Person acquired by the Borrower or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(v)    contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;
(vi)    Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 6.03 and 6.10 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(vii)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(viii)    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(ix)    purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;
(x)    customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
(xi)    in the case of clause (c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;
(xii)    any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;
(xiii)    other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Borrower or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments on the Loans (as determined in good faith by the Borrower), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Effective Date not in violation of Section 6.03;
(xiv)    any Restricted Investment not prohibited by Section 6.04 and any Permitted Investment;
(xv)    any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”; or
(xvi)    any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 6.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 6.06.    Asset Sales. The Borrower shall not, and shall not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless (x) the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents or Additional Assets; provided that the amount of:
(i)    any liabilities (as shown on the Borrower’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,
(ii)    any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),
(iii)    with respect to any Asset Sale of Oil and Gas Properties by the Borrower or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof), and
(iv)    any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of 4% of Adjusted Consolidated Net Tangible Assets and $300.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this Section 6.06.

SECTION 6.07.    Transactions with Affiliates.
(a)    The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million, unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)    The provisions of Section 6.07(a) shall not apply to the following:
(i)    transactions between or among the Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Borrower and any direct parent of the Borrower; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;
(ii)    Restricted Payments permitted by Section 6.04 and Permitted Investments;
(iii)    the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower, any Restricted Subsidiary, or any direct or indirect parent of the Borrower;
(iv)    transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 6.07(a);

(v)    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Borrower in good faith;
(vi)    any agreement as in effect as of the Effective Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Effective Date) or any transaction contemplated thereby as determined in good faith by the Borrower;
(vii)    the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Effective Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Effective Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Effective Date;
(viii)    the execution of the Acquisition, and the payment of all fees and expenses related to the Acquisition Transactions, including fees to the Sponsors;
(ix)    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;
(x)    any transaction effected as part of a Qualified Receivables Financing;
(xi)    the issuance of Equity Interests (other than Disqualified Stock) of the Borrower to any Person;
(xii)    the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower or of a Restricted Subsidiary, as appropriate, in good faith;
(xiii)    the entering into of any tax sharing agreement or arrangement that complies with clause (xii) of Section 6.04(b);
(xiv)    any contribution to the capital of the Borrower;
(xv)    transactions permitted by, and complying with, the provisions of Article V;
(xvi)    transactions between the Borrower or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent, as the case may be, on any matter involving such other Person;
(xvii)    pledges of Equity Interests of Unrestricted Subsidiaries;
(xviii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(xix)    any employment agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(xx)    the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar amounts) to the Sponsors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Effective Date or any amendment or modification thereto (so long as, in the good faith judgment of the Board of Directors of the Borrower, any such amendment or modification is not more disadvantageous, taken as a whole, to Lenders in any material respect as compared to the Sponsor Management Agreement in effect on the Effective Date);
(xxi)    payments by the Borrower or any of its Restricted Subsidiaries to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Borrower in good faith;
(xxii)    transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement;
(xxiii)    investments by the Sponsors in securities of the Borrower or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith) so long as (i) the investment is being generally offered to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and
(xxiv)    customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.
SECTION 6.08.    Compliance Certificate. The Borrower shall deliver to the Administrative Agent within 120 days after the end of each fiscal year of the Borrower, beginning with the fiscal year end on December 31, 2016, an Officers’ Certificate, in substantially the form of Exhibit I, stating that in the course of the performance by the signers of their duties as Authorized Officers of the Borrower they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Borrower is taking or proposes to take with respect thereto. In addition, the Borrower shall deliver to the Administrative Agent, within 30 days after the occurrence thereof, written notice of any Default or Event of Default, their status and what action the Borrower is taking or proposes to take in respect thereof.
SECTION 6.09.    Future Guarantors. After the Effective Date, the Borrower shall cause each Wholly Owned Restricted Subsidiary (other than any Excluded Subsidiary) that guarantees any Indebtedness (other than Junior Lien Obligations) of the Borrower or any of the Subsidiary Guarantors that is secured by the Collateral (other than Excluded Assets) to execute and deliver to the Administrative Agent a joinder agreement to the Subsidiary Guarantee pursuant to which such Wholly Owned Restricted Subsidiary will guarantee payment of the Loans on the terms and conditions set forth in this Agreement, and, to the extent required pursuant to Section 6.16, a joinder agreement to each applicable Security Document, and, if required by the applicable Intercreditor Agreement, a joinder to such Intercreditor Agreement. Each Subsidiary Guarantee shall be released in accordance with Section 9.20.
SECTION 6.10.    Liens.
(a)    The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist (i) any Lien (except Permitted Liens) on any asset or property of the Borrower or such Restricted Subsidiary securing Indebtedness of the Borrower or any of its Restricted Subsidiaries unless the Loans are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Loans) the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that the aggregate outstanding principal amount of Indebtedness equally and ratably secured with the Loans (including the Loans) shall not exceed $612,000,000; or (ii) any Lien securing any First-Priority Lien Obligation of the Borrower or any Subsidiary Guarantor without effectively providing that the Loans or the applicable Subsidiary Guarantee, as the case may be, shall be granted a junior-priority security interest (subject to Permitted Liens) upon the RBL Priority Collateral constituting the collateral for such First-Priority Lien Obligations, except in respect of Excluded Assets and as provided in the Security Documents; provided, however, that if granting such security interests requires the consent of a third party, the Borrower will use commercially reasonable efforts to obtain such consent with respect to the security interests for the benefit of the Collateral Agent on behalf of the Lenders; provided further, however, that if such third party does not consent to the granting of such security interests after the use of commercially reasonable efforts, the Borrower will not be required to provide such security interests.
(b)    Clause (i) of Section 6.10(a) shall not require the Borrower or any Restricted Subsidiary of the Borrower to secure the Loans if the Lien consists of a Permitted Lien. Any Lien that is granted to secure the Loans or any Subsidiary Guarantee under clause (i) of Section 6.10(a) (unless also granted pursuant to clause (ii) of Section 6.10(a)) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Loans or such Subsidiary Guarantee under such clause (i).
(c)    For purposes of determining compliance with this Section 6.10, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” or pursuant to Section 6.10(a) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens” or pursuant to Section 6.10(a), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.10 and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses or pursuant to Section 6.10(a).
(d)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Borrower, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

SECTION 6.11.    Covenant Suspension Event.
(a)    If on any date following the Effective Date, (i) the Loans have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being referred to as a “Covenant Suspension Event”), the following provisions of this Agreement will no longer be applicable (collectively, the “Suspended Covenants”):
(1)    Section 6.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock);
(2)    Section 6.04 (Limitation on Restricted Payments);
(3)    Section 6.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries);
(4)    Section 6.06 (Asset Sales);
(5)    Section 6.07 (Transactions with Affiliates);
(6)    clause (iv) of the first paragraph of Section 5.01 (Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets); and
(7)    Section 6.09 (Future Guarantors).
(b)    In the event that the Borrower and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Agreement for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Loans below an Investment Grade Rating, then the Borrower and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Agreement with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”
(c)    On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 6.03(a) or one of the clauses set forth in Section 6.03(b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Section 6.03(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Effective Date, so that it is classified as permitted under clause (iii) of Section 6.03(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 6.04 will be made as though Section 6.04 had been in effect since the Effective Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 6.04(a). No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Borrower or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Borrower must comply with the terms of Section 6.09.
(d)    For purposes of Section 6.06 on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
SECTION 6.12.    Existence; Business and Properties. The Borrower shall, and shall cause each Restricted Subsidiary to:
(a)    Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except (i) in the case of the Borrower, as otherwise permitted by Article V, and (ii) in the case of any Restricted Subsidiary, except as otherwise permitted by Article V or Article VI.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all material property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).
SECTION 6.13.    Maintenance of Insurance.
(a)    The Borrower shall, and shall cause its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Borrower and the Subsidiary Guarantors to be listed as insured and the Collateral Agent to be listed as co-loss payee on property and property casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation in the same general line of business in the same general area usually self-insure.
(b)    If any improvements located on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Credit Party to (i)

maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
(c)    In connection with the covenants set forth in this Section 6.13, it is understood and agreed that:
(i)    none of the Administrative Agent, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.13, it being understood that (A) the Credit Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and on behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of its Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees; and
(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 6.13 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Restricted Subsidiaries or the protection of their properties.
SECTION 6.14.    Payment of Taxes, etc. The Borrower shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 6.15.    Compliance with Laws. The Borrower shall, and shall cause each Restricted Subsidiary to, comply with all laws, rules, regulations and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, applicable to it or its property (including without limitation the USA Patriot Act), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 6.15 shall not apply to laws related to Taxes, which are the subject of Section 6.14.

SECTION 6.16.    After-Acquired Property.
(a)    Upon the acquisition by the Borrower or any Subsidiary Guarantor of any First-Priority After-Acquired Property, or upon any additional Restricted Subsidiary becoming a Subsidiary Guarantor that has First-Priority After-Acquired Property, the Borrower or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Collateral Agent a perfected junior-priority security interest, subject only to Permitted Liens and Liens permitted under Section 6.10, in such First-Priority After-Acquired Property and to have such First-Priority After-Acquired Property (but subject to the limitations described in Article IX, the Security Documents, the Intercreditor Agreements and limitations under applicable local law) added to the Collateral, and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such First-Priority After-Acquired Property to the same extent and with the same force and effect.
(b)    [Reserved]
Notwithstanding the foregoing, if granting a security interest in any property pursuant to the foregoing clause (a) or (b) requires the consent of a third party, the Borrower will use commercially reasonable efforts to obtain such consent with respect to such security interest for the benefit of the Collateral Agent on behalf of the Secured Parties. If such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.
Notwithstanding the foregoing, in the event Mortgages in respect of owned real properties to be mortgaged as security for the Loans are not in place on or prior to the Effective Date or, with respect to any other Collateral in respect of the Loans, security interests have not been granted on or prior to the Effective Date, the Borrower will use commercially reasonable efforts to cause junior-priority mortgages to be recorded with respect to the Mortgaged Properties and, where applicable, to obtain title insurance policies insuring the junior-priority Mortgages on the properties, in each case, subject to local law limitation in granting of security to more than one secured party, and to cause the taking of additional actions required to perfect the security interest in the other Collateral required to be pledged under this Agreement and the Security Documents, in each case within 90 days following the Effective Date, or such later date as may be agreed by the Collateral Agent.
SECTION 6.17.    Further Instruments and Acts. Upon request of the Administrative Agent, the Borrower shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.
ARTICLE VII

Events of Default

SECTION 7.01.
    Events of Default.
An “Event of Default” with respect to the Loans occurs if:
(a)    the Borrower defaults in any payment of interest on the Loans when due and payable and such default continues for a period of 30 days,
(b)    the Borrower defaults in the payment of principal or premium, if any, of the Loans when due at their Stated Maturity, upon optional prepayment, upon required prepayment, upon declaration or otherwise,
(c)    the Borrower fails to comply for 120 days after receipt of written notice given by the Administrative Agent or Lenders holding at least 30% in principal amount of the outstanding Loans or Commitments (with a copy to the Administrative Agent) with any of its obligations, covenants or agreements under Section 6.02,
(d)    the Borrower or any of the Restricted Subsidiaries fails to comply for 60 days after receipt of written notice given by the Administrative Agent or Lenders holding at least 30% in principal amount of the outstanding Loans or Commitments (with a copy to the Administrative Agent) with its other obligations, covenants or agreements contained in this Agreement (other than those referred to in (a), (b) or (c) above),
(e)    the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) fails to pay any Indebtedness (other than Indebtedness owing to the Borrower or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent,
(f)    the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case;
(ii)    consents to the entry of an order for relief against it in an involuntary case;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)    makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief against the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case;
(ii)    appoints a Custodian of the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) or for any substantial part of its property;
(iii)    orders the winding up or liquidation of the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or
(iv)    any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,
(h)    the Borrower or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) fails to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,
(i)    the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Loans ceases to be in full force and effect (except as contemplated by the terms thereof) or the Borrower or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Agreement or any Subsidiary Guarantee with respect to the Loans and such Default continues for 10 days,
(j)    unless such Liens have been released in accordance with the provisions of Section 9.19, the Security Documents or the Intercreditor Agreements, the Liens in favor of the Lenders with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Borrower or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Subsidiary Guarantor, the Borrower fails to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Borrower has actual knowledge of such assertions; or
(k)    the failure by the Borrower or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Lenders and would not materially affect the value of the Collateral taken as a whole.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (c), (d) or (k) of this Section 7.01 shall not constitute an Event of Default until the Administrative Agent or Lenders holding at least 30% in principal amount of the outstanding Loans or Commitments have notified the Borrower of the Default and the Borrower does not cure such Default within the time specified in clause (c), (d) or (k), as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”
SECTION 7.02.    Acceleration.
(a)    If an Event of Default (other than an Event of Default specified in Section 7.01(f) or (g) with respect to the Borrower) occurs and is continuing, the Administrative Agent or Lenders holding at least 30% in principal amount of the outstanding Loans or Commitments, by notice to the Borrower, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Loans to be due and payable. Upon the Administrative Agent’s notification to the Borrower of such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(f) or (g) with respect to the Borrower occurs, the principal of, premium, if any, and interest on the entire principal amount of the outstanding Loans shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Administrative Agent or any Lender. The Lenders of a majority in principal amount of the Loans outstanding by notice to the Administrative Agent may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
(b)    In the event of any Event of Default specified in Section 7.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Administrative Agent or the Lenders, if within 20 days after such Event of Default arose the Borrower delivers an Officers’ Certificate to the Administrative Agent stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Loans as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 7.03.    Other Remedies. If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Loans or to enforce the performance of any provision of this Agreement or the other Loan Documents.
The Administrative Agent may maintain a proceeding even if it does not possess any notes evidencing the Loans or does not produce any of them in the proceeding. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 7.04.    Waiver of Past Defaults. Provided the Loans are not then due and payable by reason of a declaration of acceleration, the Required Lenders by written notice to the Administrative Agent may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on any Loan, (b) a Default arising from the failure to prepay any Loan when required pursuant to the terms of this Agreement or (c) a Default in respect of a provision that under Section 9.01 cannot be amended without the consent of each Lender affected. When a Default is waived, it is deemed cured and the Borrower, the Administrative Agent and the Lenders will be restored to their former positions and rights under this Agreement, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 7.05.    Control by Majority. The Required Lenders may direct the time, method and place of conducting any proceeding for any remedy available to the Administrative Agent or of exercising any trust or power conferred on the Administrative Agent. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement or, subject to Article VIII, that the Administrative Agent determines is unduly prejudicial to the rights of any other Lender or that would involve the Administrative Agent in personal liability or expenses for which it is not adequately indemnified; provided, however, that the Administrative Agent may take any other action deemed proper by the Administrative Agent that is not inconsistent with such direction.
SECTION 7.06.    Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Lender may pursue any remedy with respect to this Agreement, the other Loan Documents or the Loans unless:
(a)    such Lender has previously given the Administrative Agent notice that an Event of Default is continuing;
(b)    Lenders holding at least 30% in principal amount of the Loans outstanding have requested the Administrative Agent to pursue the remedy;
(c)    such Lender has offered the Administrative Agent security or indemnity satisfactory to it against any loss, liability or expense;

(d)    the Administrative Agent has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(e)    the Required Lenders have not given the Administrative Agent a direction inconsistent with such request within such 60-day period.
ARTICLE VIII

The Agents
SECTION 8.01.    Appointment.
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
(b)    The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.
SECTION 8.02.    Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it with reasonable care.
SECTION 8.03.    Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party.
SECTION 8.04.    Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Requirements of Law.
SECTION 8.05.    Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each individual Lender, as applicable.
SECTION 8.06.    Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07.    Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) occur, be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 8.07. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 8.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined in the final judgment of a court of competent jurisdiction. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.
SECTION 8.08.    Agents in Their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
SECTION 8.09.    Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 7.01(a), (b), (f) or (g) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 8.09. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII (including Section 8.07) and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
SECTION 8.10.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Loan Obligations and the termination of this Agreement.
SECTION 8.11.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 9.05) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.05. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any

Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
SECTION 8.12.    Collateral Matters. The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Loan Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made), (ii) if approved, authorized or ratified in writing in accordance with Section 9.01, (iii) pursuant to the Intercreditor Agreements or the Security Documents or (iv) pursuant to Section 9.19. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section.
SECTION 8.13.    Intercreditor Agreements and Collateral Matters. The Lenders hereby agree to the terms of the Senior Lien Intercreditor Agreement and acknowledge that Citibank, N.A. (and any successor Collateral Agent under the Security Documents and the Senior Lien Intercreditor Agreement) will be serving as Collateral Agent for both the Secured Parties, the holders of Other Priority-Lien Obligations and the holders of Junior Lien Obligations under the Security Documents and the Senior Lien Intercreditor Agreement. Each Lender hereby consents to Citibank, N.A. and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against Citibank, N.A., or any such successor, arising from the role of the Collateral Agent under the Security Documents or the Senior Lien Intercreditor Agreement so long as the Collateral Agent is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. The Lenders hereby agree to the terms of the Priority Lien Intercreditor Agreement and acknowledge that Citibank, N.A. (and any successor Collateral Agent under the Security Documents and the Priority Lien Intercreditor Agreement) will be serving as Collateral Agent for both the Secured Parties and the holders of Other Priority-Lien Obligations under the Security Documents and the Priority Lien Intercreditor Agreement. Each Lender hereby consents to Citibank, N.A. and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against Citibank, N.A., or any such successor, arising from the role of the Collateral Agent under the Security Documents or the Priority Lien Intercreditor Agreement so long as the Collateral Agent is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. In addition, the Administrative Agent and the Collateral Agent shall be authorized, without the consent of any Lender, to enter into or execute the Security Documents, the Priority Lien Intercreditor Agreement and the Senior Lien Intercreditor Agreement on or prior to the Effective Date, and, from time to time, to execute or to enter into amendments of, and amendments and restatements of, the Security Documents, the Senior Lien Intercreditor Agreement and the Priority Lien Intercreditor Agreement and any additional and replacement intercreditor agreements, in each case in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required or permitted by the terms of this Agreement to be Liens junior to, pari passu with or senior to the Loan Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights and priorities as between the holders of the

Loan Obligations and the holders of the Indebtedness secured by such Liens junior to, pari passu with or senior to the Loan Obligations. Notwithstanding the foregoing, the parties acknowledge and agree that, for so long as the Loans outstanding on the Effective Date remain outstanding, no Indebtedness shall be designated as or otherwise constitute “First-Priority Lien Obligations” under (and as defined in) the Priority Lien Intercreditor Agreement unless such Indebtedness constitutes First-Priority Lien Obligations hereunder.
SECTION 8.14.    Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.14.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Amendments and Waivers.
(a)    Without Consent of the Lenders. The Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents, including the Intercreditor Agreements, without notice to or consent of any Lender:
(i)    to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)    to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Borrower or any Subsidiary Guarantor under this Agreement or any other Loan Document (in each case so long as such successor corporation, partnership or limited liability company is designated in accordance with Article V);
(iii)    to comply with Article V;

(iv)    to add a Subsidiary Guarantor with respect to the Loans or Collateral to secure the Loans;
(v)    to release Collateral or a Subsidiary Guarantee as permitted by this Agreement, the Security Documents or the Intercreditor Agreements;
(vi)    to add additional secured creditors holding Other Priority-Lien Obligations, First-Priority Lien Obligations or other Junior Lien Obligations so long as such obligations are not prohibited by this Agreement or the Security Documents;
(vii)    to add to the covenants of the Borrower or any Subsidiaries for the benefit of the Lenders or to surrender any right or power herein conferred upon the Borrower or any Subsidiary;
(viii)    to the extent necessary to integrate any Incremental Commitment or Extended Loans as contemplated pursuant to Section 2.23 and 2.24; and
(ix)    to make any change that does not adversely affect the rights of any Lender.
The Intercreditor Agreements may be amended without the consent of any Lender or Agent in connection with the permitted entry into the Intercreditor Agreements of any class of additional secured creditors holding Other Priority-Lien Obligations, First-Priority Lien Obligations or Junior Lien Obligations to effectuate such entry into the Intercreditor Agreements and to make the lien of such class equal and ratable with, pari passu with or junior to, as applicable, the lien of the First-Priority Lien Obligations, the Loans, the Other Priority-Lien Obligations or the Junior Lien Obligations, as applicable.
Each Lender hereunder (x) consents to the amendment of any Loan Document, including the Intercreditor Agreements, in the manner and for the purposes set forth in this Section 9.01(a), (y) agrees that it will be bound by and will take no actions contrary to the provisions of any amendment to any Loan Document, including the Intercreditor Agreements, pursuant to Section 9.01(a) and (z) authorizes and instructs the Administrative Agent and/or the Collateral Agent to enter into any amendment to any Loan Document, including any Intercreditor Agreement, pursuant to this Section 9.01(a) on behalf of such Lender. After an amendment under this Section 9.01(a) becomes effective, the Borrower shall mail to the Administrative Agent, who shall promptly notify the Lenders, a notice briefly describing such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01(a).
(b)    With Consent of the Lenders. The Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents with the written consent of the Required Lenders, and any past default or noncompliance with any provisions may be waived with the consent of the Required Lenders. Notwithstanding the foregoing, without the consent of each Lender of an affected Loan, no amendment may:

(i)    reduce the principal amount of such Loans whose Lenders must consent to an amendment,
(ii)    reduce the rate of or extend the time for payment of interest on any Loan,
(iii)    reduce the principal of or change the Stated Maturity of any Loan,
(iv)    reduce the premium payable (if any) upon prepayment of any Loan or change the time at which any such premium must be paid,
(v)    make any Loan payable in money other than that stated in this Agreement,
(vi)    expressly subordinate the Loans or any related Subsidiary Guarantee to any other Indebtedness of the Borrower or any Subsidiary Guarantor,
(vii)    impair the right of any Lender to receive payment of principal of or premium, if any, and interest on such Lender’s Loans on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Lender’s Loans,
(viii)    make any change in Section 7.04 or the second sentence of this Section 9.01(b) or the definition of the term “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or under any other Loan Document, without the prior written consent of each Lender adversely affected thereby, or
(ix)    make any change in the provisions dealing with the application of proceeds of Collateral in the Intercreditor Agreements or this Agreement that would adversely affect the Lenders.
Except as expressly provided by this Agreement or the Security Documents, without the consent of Lenders holding at least 66.67% of the sum of all outstanding Loans and unused Commitments, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the Lenders. Without the consent of Lenders holding at least 66.67% of the sum of all outstanding Loans and unused Commitments, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Security Documents with respect to the Loans.
It shall not be necessary for the consent of the Lenders under this Section 9.01(b) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section 9.01(b) becomes effective, the Borrower shall notify the Administrative Agent of such amendment. The failure to give such notice to the Administrative Agent, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01(b).

SECTION 9.02.    Notices. Except as otherwise set forth herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 2.01 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	EP Energy LLC 1001 Louisiana Street Houston, TX 77002 Attention: Dane Whitehead and Marguerite Woung-Chapman Fax: (713) 420-6603

with copies to:

c/o Apollo Management, L.P.
9 West 57th Street, 43rd Floor
New York, NY 10019
Attention: Rakesh Wilson and John Suydam
Fax: (646) 417-6651

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Gregory Ezring, Esq.
Fax: (212) 492-0458

The Administrative Agent:	Citibank, N.A. Global Loans Ops 111 1615 Brett Road New Castle, DE 19720 Attention: Dan Boselli Fax: (212) 994-0961 email: Daniel.john.boselli@citi.com
Any other Lender:	At the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.03 shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved in writing by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent in writing that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
Documents required to be delivered pursuant to Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.18) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
SECTION 9.03.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
SECTION 9.04.    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
SECTION 9.05.    Payment of Expenses; Indemnification. The Borrower agrees (a)  to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, in their capacity as counsel to the Agents, and one counsel in each appropriate local jurisdiction (excluding any allocated costs of in-house counsel), (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Collateral Agent (unless there is an actual or perceived conflict of interest in which case each such Person may, with the Borrower’s consent (not to be unreasonably withheld or delayed), retain its own counsel), (c) to pay, indemnify, and hold harmless each Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel), with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents or (ii) any Environmental Claims involving or attributable to the actions, omissions or current or former operations or properties of the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent (1) found by a court of competent jurisdiction in a final non-appealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or (ii) any material breach of any Loan Document by the party to be indemnified or (2) arising from disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (d) of this Section 9.05 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement or any other Loan Document, except to the extent that such damages have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor shall any such Person have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date). The agreements in this Section 9.05 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 9.05 shall not apply with respect to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim, which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.10.

SECTION 9.06.    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender other than pursuant to Section 5.01 (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.06), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)    (i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) by:
(A)    providing written notice to the Borrower; and
(B)    obtaining the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of any Loan to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1.0 million (and shall be in an amount of an integral multiple thereof), unless the Administrative Agent otherwise consents (which consent shall not be unreasonably withheld or delayed); provided that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (including those described in Sections 2.17(d), (e), (h) and (i), as applicable).
For the purposes of this Section 9.06(b), the term “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
On the first Business Day of each month, the Administrative Agent shall deliver to the Borrower a list of each assignment made during the immediately preceding month, which list shall include the applicable assignor, Assignee, the interest assigned and the date of each assignment. The delivery of such list shall satisfy the requirement set forth in Section 9.06(b)(i)(A).
(ii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.06, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.06.
(iii)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Lending Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice.
(iv)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 9.06 and any written consent to such assignment required by paragraph (b) of this Section 9.06, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i)    Any Lender may, without the consent of, or notice to, the Administrative Agent or the Borrower, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) or (iii) of the second sentence of Section 9.01(b) that directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.17 (subject to the limitations and requirements of those Sections and Sections 2.12 and 9.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.06.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. Without limitation of the requirements of Section 9.06(g), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that such Commitment, Loan or other Obligation is in registered form for U.S. Federal income tax purposes.
(iii)    A Participant shall not be entitled to receive any greater payment under Section 2.10 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time, the Borrower shall provide to such Lender, at the Borrower’s own expense, a Note, substantially in the form of Exhibit B.
(e)    Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to an Affiliated Lender; provided that:
(1)    no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussion (or portion thereof) among the Administrative Agent, the Collateral Agent or any Lender at which representatives of the Borrower are not then present, (B) receive any information or material prepared by the Administrative Agent, the Collateral Agent or any Lender or any communication by or among the Administrative Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (other than the right in any case to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any such other Lender under the Loan Documents;
(2)    except with respect to any amendment, modification, waiver, consent or other action described in clause (ii), (iii), (iv) or (v) of Section 9.01(b) or that releases all or substantially all of the value of the Subsidiary Guarantees or the Collateral or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other Lenders that are not Affiliated Lenders voted if necessary to give legal effect to this paragraph) under any Loan Document;
(3)    the aggregate principal amount of Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Loans outstanding at such time under any facility under this Agreement; and
(4)    an Affiliated Lender shall represent and warrant to the assigning Lender as of the date of any assignment to such Affiliated Lender pursuant to this Section 9.06(e), that such Affiliated Lender does not have any MNPI with respect to the Borrower or its Subsidiaries or their securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive MNPI with respect to the Borrower or its Subsidiaries or securities) on or prior to such date; and

(5)    any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such contribution and/or exchange shall be permitted hereunder notwithstanding the non-pro rata reduction and repayment of such Lender’s Loans and Commitments hereunder as a result thereof).
For the avoidance of doubt, assignments to Affiliated Institutional Lenders will be permitted hereunder and the foregoing limitations in this clause (e) shall not be applicable to Affiliated Institutional Lenders.
(f)    (1)    Notwithstanding anything to the contrary in this Agreement, the Borrower may purchase by way of assignment from any Lender and become an assignee with respect to, and each Lender shall have the right to assign and transfer to the Borrower, at any time and from time to time, all or a portion of such Lender’s Loans (“Permitted Loan Purchases”); provided that (A) at the time of the effectiveness thereof, no Default or Event of Default has occurred and is continuing or would result from such Permitted Loan Purchase and (B) the Borrower and such assignor Lender shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and, for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.06(b)(ii)(C)).
(2)    With respect to each Permitted Loan Purchase, the Borrower shall represent and warrant to the assigning Lender that, as of the date of effectiveness of each such Permitted Loan Purchase that the Borrower does not have any MNPI that has not been disclosed to such Lender (other than because such assigning Lender does not wish to receive Non-Public Information) on or prior to such date.
(3)    Upon the effectiveness of any Permitted Loan Purchase, the Loans subject thereto shall, without further action by any Person, be deemed cancelled and no longer outstanding for all purposes of this Agreement and the other Loan Documents, including with respect to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. The Administrative Agent is authorized to make appropriate entries in the Register to reflect any cancellation of the Loans. Permitted Loan Purchases pursuant to this Section 9.06(f) shall not constitute voluntary prepayments for purposes of Section 2.14. In connection with any Permitted Loan Purchase, the assignor Lender shall, to the extent that its Loans shall have been repurchased and assigned to the Borrower pursuant to such Permitted Loan Purchase, be released from its obligations under this Agreement (and, in the case of a Permitted Loan Purchase covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.05 (subject to the limitations and requirements of such Section)), but the Borrower shall not obtain any of the rights or obligations of a Lender under this Agreement and the provisions set forth in Section 9.06(b)(ii) shall not apply thereto.

(g)    Notwithstanding anything to the contrary herein, no assignment may be made or, to the extent the list of Ineligible Institutions has been provided to all Lenders, participation sold to an Ineligible Institution.
SECTION 9.07.    Replacements of Lenders Under Certain Circumstances.
(a)    If any Lender is a Defaulting Lender, then the Borrower shall, upon five (5) days’ notice to the Administrative Agent and the relevant Lender, have the right to replace such Lender by deeming such Lender to have assigned its applicable Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) all Loan Obligations of the Borrower owing to such Defaulting Lender being replaced shall be paid in full to such Defaulting Lender concurrently with such assignment and the Borrower shall pay any premium that would have been due if the Loans were prepaid, and (3) the replacement Lender shall purchase the foregoing by paying to such Defaulting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Defaulting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such Defaulting Lender and the replacement Lender shall otherwise comply with Section 9.06 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein). Nothing in this Section 9.07(a) shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.
(b)    If any Lender (i) requests reimbursement for amounts owing pursuant to Section 2.10, 2.11 or 2.17 (other than Section 2.17(b)) or (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof of the action described in Section 2.10(b) is required to be taken, then provided no Event of Default then exists, the Borrower shall, upon five (5) days’ notice to the Administrative Agent and the relevant Lender, have the right to replace such Lender by deeming such Lender to have assigned its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (1) such replacement does not conflict with any Requirement of Law, (2) all Loan Obligations (other than any disputed amounts pursuant to Section 2.10, 2.11, 2.13 or 2.17, as the case may be) owing to such Lender being replaced shall be paid in full to such Lender concurrently with such assignment and the Borrower shall pay any premium that would have been due if the Loans were prepaid, and (3) the replacement Lender shall purchase the foregoing by paying to such Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the replaced Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 9.06 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein). Any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.01(b) requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default (other than an Event of Default relating to the proposed amendment, waiver, discharge or termination) then exists, the Borrower shall, upon five (5) days’ notice to the Administrative Agent and the relevant Lender, have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and its Commitments hereunder to one or more assignees, reasonably acceptable to the Administrative Agent; provided that: (1) such replacement does not conflict with any Requirement of Law, (2) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and the Borrower shall pay any premium that would have been due if the Loans were prepaid, and (3) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.06 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein).
SECTION 9.08.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION 9.09.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9.10.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.11.    Submission to Jurisdiction; Consent to Service; Waivers.
(a)    The Borrower hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the County and State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its respective address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.11 any special, exemplary, punitive or consequential damages.
(b)    The Borrower, to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from setoff or any legal process (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property or assets, hereby waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Loan Documents (it being understood that the waivers contained in this paragraph (c) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable and not subject to withdrawal for the purposes of such Act).
SECTION 9.12.    Acknowledgments. The Borrower hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)    none of the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

SECTION 9.13.    WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 9.14.    Confidentiality. The Administrative Agent and each Lender shall hold all information relating to the Borrower or any Subsidiary furnished by or on behalf of the Borrower in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 9.14, (b) has been independently developed by such Lender or such Agent without violating this Section 9.14 or (c) was or becomes available to such Lender or such Agent from a third party which, to such person’s knowledge, had not breached an obligation of confidentiality to the Borrower or any other Credit Party) (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any governmental agency or representative thereof or any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded or pursuant to legal process or to such Lender’s or the Administrative Agent’s attorneys, professional advisors or independent auditors or Affiliates, (b) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (c) in order to enforce its rights under any Loan Document in a legal proceeding, (d) to any pledgee under Section 9.06 or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall agree to keep the same confidential in accordance with this Section 9.14 or terms substantially similar to this Section 9.14) and (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.14 or terms substantially similar to this Section 9.14); provided that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower.
SECTION 9.15.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledge its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, and its Affiliates, on the one hand, and the Administrative Agent and the other Agents, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each other Agent each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other Agent has advised or is currently advising the Borrower or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any other Agent has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other Agents and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any other Agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the other Agents have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the other Agents with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 9.16.    USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the USA Patriot Act.
SECTION 9.17.    Conversion of Currencies.
(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.18.    Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Co-Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Material that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Co-Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor” and (iv) the Administrative Agent and the Co-Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
SECTION 9.19.    Release of Liens.
(a)    Notwithstanding anything to the contrary in the Security Documents, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Loans and obligations under this Agreement at any time or from time to time in accordance with the provisions of the Intercreditor Agreements or as provided hereby. The applicable property and assets included in the Collateral shall be automatically released from the Liens securing the Loans, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Agreement and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreements or the Security Documents:
(1)    upon the Discharge of First-Priority Lien Obligations and concurrent release of all other Liens on such property or assets (except cash collateral in respect of any letters of credit) securing First-Priority Lien Obligations (including all commitments and letters of credit thereunder); provided, however, that if the Borrower or any Subsidiary Guarantor subsequently incurs First-Priority Lien Obligations that are secured by Liens on property or assets of the Borrower or any Subsidiary Guarantor and the related Liens are incurred in reliance on clause (6)(B) or (6)(C) of the definition of “Permitted Liens,” then the Borrower and the Subsidiary Guarantors will be required to reinstitute the security arrangements with respect to such Collateral in favor of the Loans, which Liens securing the Loan Obligations will be junior priority Liens on the Collateral securing such First-Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First-Priority Lien Obligations, with the junior priority Lien held by the Collateral Agent or other representative designated by the Borrower to hold the junior priority Liens for the benefit of the Lenders and subject to the Senior Lien Intercreditor Agreement and the Priority Lien Intercreditor Agreement or one or more intercreditor agreements that provide the administrative agent or collateral agent substantially the same rights and obligations as afforded under the Senior Lien Intercreditor Agreement and the Priority Lien Intercreditor Agreement;
(2)    to enable the Borrower and its Subsidiaries to consummate the disposition of such property or assets to a Person that is not the Borrower or a Subsidiary Guarantor to the extent not prohibited under Section 6.06;
(3)    in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 6.04 and the definition of “Unrestricted Subsidiary,” and such Subsidiary Guarantor shall be automatically released from its obligations hereunder and under the Security Documents or (ii) upon the release of such Subsidiary Guarantee pursuant to Section 9.20;
(4)    in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the guarantee by such Subsidiary Guarantor of the Obligations under the Credit Agreement or any other Indebtedness which resulted in the obligation to become a Subsidiary Guarantor;
(5)    in respect of any assets or property constituting Collateral, upon the release of the security interests in such assets or property securing any First-Priority Lien Obligations, other than in connection with a Discharge of First-Priority Lien Obligations; and
(6)    as provided in Section 9.01.
(b)    Notwithstanding the foregoing, if an Event of Default exists on the date of Discharge of First-Priority Lien Obligations, the junior priority Liens on the Collateral securing the Loans will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First-Priority Lien Obligations secured by the Collateral, and thereafter the Collateral Agent (or another designated representative appointed pursuant to the terms of the Priority Lien Intercreditor Agreement) will have the right to foreclose or direct the RBL Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Loan Obligations will be released when such Event of Default and all other Events of Default cease to exist).

(c)    In connection with any termination or release pursuant to this Section 9.19 or a release of a Subsidiary Guarantee pursuant to Section 9.20, the Collateral Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Credit Party, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement or the Security Documents. Any execution and delivery of documents pursuant to this Section 9.19 shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 9.19 or 9.20, the Credit Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Security Documents or the Intercreditor Agreements.
The security interests in all Collateral securing the Loans also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the Loans and all other Obligations under this Agreement and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid.
SECTION 9.20.    Release of Subsidiary Guarantee. Each Subsidiary’s Subsidiary Guarantee shall be automatically released upon:
(1)    the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Agreement;
(2)    the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 6.04 and the definition of “Unrestricted Subsidiary”;
(3)    the release or discharge of the guarantee by such Subsidiary Guarantor of the Obligations under the Credit Agreement or other Indebtedness or the guarantee of any other Indebtedness which resulted in the obligation to guarantee the Loans;
(4)    discharge of the Loan Obligations in accordance with the terms hereof;
(5)    such Restricted Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described in Section 9.19;

(6)    the occurrence of a Covenant Suspension Event and
(7)    as provided in Section 9.01.
A Restricted Subsidiary’s Subsidiary Guarantee shall also be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof.
SECTION 9.21.    Acknowledgment and Consent to Bail-In of EEA Financial Intuitions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

EXHIBIT A TO
TERM LOAN AGREEMENT

[FORM OF]
ASSIGNMENT AND ACCEPTANCE1

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). It is understood that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full. The benefit of each Security Document shall be maintained in favor of the Assignee (without prejudice to Section 8.06 of the Term Loan Agreement).

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Term Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender under the Term Loan Agreement) against any person, whether known or unknown, arising under or in connection with the Term Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

[1]	To be used in the case of any sale, assignment or transfer by or to a Lender that is not the Borrower.

A-2-1

1.	Assignor: __________________________

2.	Assignee: __________________________

3.	Is Assignee a Lender/an Affiliate of a Lender/an Approved Fund? Yes: ⁪ No: ⁪ Specify if “Yes”: _________________________.

4.	Is Assignee an “Affiliated Lender”: Yes: ⁪ No: ⁪ Specify if “Yes”: __________________________.

5.	Is Assignee an Ineligible Institution? Yes: ⁪ No: ⁪ If “Yes,” no assignment may be made without the prior written consent of the Borrower.

6.	Borrower: EP Energy LLC, a Delaware limited liability company (the “Borrower”).

7.	Administrative Agent: Citibank, N.A., as the Administrative Agent, under the Term Loan Agreement.

8.	Term Loan Agreement: Term Loan Agreement, dated as of August 24, 2016 among the Borrower, the Lenders party thereto from time to time and Citibank, N.A., as Administrative Agent and Collateral Agent.

9.	Assigned Interest:

Loans	Aggregate Amount of Loans of all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans of all Lenders[2]
Loans	$	$	%
[ ][3]	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

10.    Notice and Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[3]	In the event any new Class of Loans is established under Section 2.23 or 2.24 of the Term Loan
Agreement, refer to the Class of Loans assigned.

A-2-2

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Facsimile:	Facsimile:

with a copy to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

Wire Instructions:	Wire Instructions:

A-2-3

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]
By:

Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]
By:

Name:
Title:

Accepted [and Consented to]: 1

CITIBANK, N.A., as Administrative Agent

By:

Name: Title:

1 To be added only if the consent of the Administrative Agent is required by the terms of the Term Loan Agreement. See Section 9.06(b) of the Term Loan Agreement.

ANNEX 1 TO EXHIBIT A TO
TERM LOAN AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, other than as to the matters set forth in this Section 1, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or other Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or other Affiliates or any other person of any of their respective obligations under any Loan Document.
2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Agreement [(subject to the limitations set forth in Section 9.06(e) of the Term Loan Agreement)]1, (ii) it is not an Ineligible Institution and otherwise satisfies all other requirements, if any, specified in the Term Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) attached

1    Insert if Assignee is an Affiliated Lender.

hereto is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement (including pursuant to Section 2.17(d), (e), (h) and (i)), duly completed and executed by the Assignee, (vii) if it is a Non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Term Loan Agreement, duly completed and executed by the Assignee and (viii) [it is not an Affiliated Lender][if it is an Affiliated Lender, on the date hereof it does not have any MNPI with respect to the Borrower or its Subsidiaries or their securities that has not been disclosed to the Assignor (other than because the Assignor does not wish to receive MNPI with respect to the Borrower or its Subsidiaries or their securities) on or prior to the date hereof]2; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
3.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
4.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by fax or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.
[Remainder of page intentionally left blank]

[2]	Insert first option if Assignee is not an Affiliated Lender. Insert second option if Assignee is an Affiliated Lender.

2

EXHIBIT B TO

TERM LOAN AGREEMENT

[FORM OF] NOTE

$                                        __________ __, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Term Loan Agreement (as hereinafter defined), the principal amount of each Loan, in an aggregate amount not to exceed __________ DOLLARS ($__________), from time to time made by the Lender to the Borrower under that certain Term Loan Agreement, dated as of August 24, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), among the Borrower, the Lenders from time to time party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Term Loan Agreement.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Term Loan Agreement. All payments of principal and interest on the Loans shall be made to the Administrative Agent for the account of the Lender in U.S. Dollars in immediately available funds at the Administrative Agent’s Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Term Loan Agreement.
This Note is one of the Notes referred to in the Term Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guarantee and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Term Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Term Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
The Lender and any subsequent owner and holder of this Note shall, and is hereby authorized to, make a notation on Schedule A attached hereto of the date and the amount of each Loan and the date and the amount of the payment of principal thereon, which notation shall be conclusive in the absence of manifest error, and, prior to any transfer of this Note, the Lender shall endorse the outstanding principal amount of this Note on Schedule A attached hereto; provided, however, that failure to make such notation or any error in such notation shall not adversely affect the Lender’s rights with respect to the Loans.
[Signature page follows.]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND IS EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

EP ENERGY LLC

By:
Name:
Title:

Schedule A

LOANS AND PRINCIPAL PAYMENTS
Amount of Loan Made Amount of Principal Repaid Unpaid Principal Balance
Date	Amount	Interest Paid	Date	Amount	Date	Total	Notation made by:

EXHIBIT E TO
TERM LOAN AGREEMENT

[FORM OF]
INTEREST PERIOD ELECTION REQUEST

Citibank, N.A.
[ADDRESS]
Attention: [_____]

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement dated as of August 24, 2016, among EP Energy LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.
The Borrower hereby irrevocably notifies the Administrative Agent of its election (the “Election”) pursuant to Section 2.22 of the Term Loan Agreement to convert or continue a Borrowing, and in connection with the foregoing hereby provides the following information with respect thereto:
(i)    Borrowing to which Election applies:
Principal Amount:
Class of Borrowing: 1
Type of Borrowing: 2
Interest Period:3
(if LIBOR Borrowing)

(ii)    Effective Date of Election (which is a Business Day):

(iii)    Resulting Borrowings(s)

1 Specify a Borrowing of Loans made pursuant to Section 2.01(a) of the Term Loan Agreement on the Effective Date or Loans of another Class established pursuant to Section 2.23 or 2.24 of the Term Loan Agreement.
2 Specify a LIBOR Borrowing or an ABR Borrowing.
3 The initial Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

Resulting Borrowing (1)
Principal Amount (or % of
Borrowing in (i)):
Type of Borrowing:4
Interest Period:5
(if LIBOR Borrowing)

Resulting Borrowing (2) 6
Principal Amount (or % of
Borrowing in (i)):
Type of Borrowing: 7
Interest Period: 8
(if LIBOR Borrowing)

EP ENERGY LLC

By:

Name: Title:

4 Specify a LIBOR Borrowing or an ABR Borrowing.
5 The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.
6 Add as many resulting Borrowings as applicable.
7 Specify a LIBOR Borrowing or an ABR Borrowing.
8 The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

EXHIBIT F-1
FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of August 24, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among EP Energy LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.
Pursuant to the provisions of Section 2.17(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT F-2
FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of August 24, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among EP Energy LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.
Pursuant to the provisions of Section 2.17(e) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of payments on such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT F-3
FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of August 24, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among EP Energy LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.
Pursuant to the provisions of Section 2.17(e) and Section 9.06(c) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT F-4
FORM OF NON-BANK TAX CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Term Loan Agreement dated as of August 24, 2016 (as amended, supplemented or otherwise modified from time to time) (the “Term Loan Agreement”), among EP Energy LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.
Pursuant to the provisions of Section 2.17(e) and Section 9.06(c) of the Term Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners (within the meaning of Treasury Regulations Section 1.1441-1(c)(6)) of payments on such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT G TO
TERM LOAN AGREEMENT
[FORM OF]
PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE
This Permitted Loan Purchase Assignment and Acceptance (this “Permitted Loan Purchase Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and EP Energy LLC, a Delaware limited liability company (the “Borrower”). It is understood that the rights and obligations of the Assignor and the Borrower hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Permitted Loan Purchase Assignment and Acceptance as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Borrower, and the Borrower hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the terms of the Standard Terms and Conditions and the Term Loan Agreement (including Section 9.06(f) thereof), as of the Effective Date inserted by the Administrative Agent as contemplated below, all of the Assignor’s rights and obligations in its capacity as a Lender under the Term Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (the rights and obligations sold and assigned pursuant to the above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Permitted Loan Purchase Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor: __________________________

2.	Assignee: EP Energy LLC, a Delaware limited liability company

3.	Borrower: EP Energy LLC, a Delaware limited liability company

4.	Administrative Agent: Citibank, N.A., as the Administrative Agent under the Term Loan Agreement

5.	Term Loan Agreement: Term Loan Agreement, dated as of August 24, 2016, among the Borrower, the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

6.	Assigned Interest:

Loans	Aggregate Amount of Loans of all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans of all Lenders[1]
Loans	$	$	%
[ ][2]	$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7.    Notice and Wire Instructions:

1 Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
2 In the event any new Class of Loans is established under Section 2.23 or 2.24 of the Term Loan
Agreement, refer to the Class of Loans assigned.

[NAME OF ASSIGNOR]	EP ENERGY LLC

Notices:	Notices:

Attention:	Attention:
Facsimile:	Facsimile:

with a copy to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

Wire Instructions:	Wire Instructions:

The terms set forth in this Permitted Loan Purchase Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]
By: _____________________________
Name:
Title:

BORROWER

EP ENERGY LLC
By: _____________________________
Name:
Title:

Accepted:

CITIBANK, N.A., as Administrative Agent

By:

Name: Title:

ANNEX 1 OF EXHIBIT G TO
TERM LOAN AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
PERMITTED LOAN PURCHASE ASSIGNMENT AND ACCEPTANCE
1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document, other than as to the matters set forth in this Section 1, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.
2.    Assignee. The Borrower represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Permitted Loan Purchase Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) as of the Effective Date, no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase pursuant hereto and (c) on the date hereof, it does not have any MNPI that has not been disclosed to the Assignor (other than because the Assignor does not wish to receive Non-Public Information) on or prior to the date hereof.
3.    Cancelation. Upon the Effective Date, the Assigned Interest shall, without further action by any Person, be deemed cancelled and no longer outstanding for all purposes of the Term Loan Agreement and the other Loan Documents, including with respect to (i) the making of, or the application of, any payments to the Lenders under the Term Loan Agreement or any other Loan Document, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under the Term Loan Agreement or any other Loan Document or (iii) the determination of Required Lenders, or for any similarly related purpose, under the Term Loan Agreement or any other Loan Document.
4.     General Provisions. This Permitted Loan Purchase Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Permitted Loan Purchase Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.

Delivery of an executed counterpart of a signature page of this Permitted Loan Purchase Assignment and Acceptance by fax or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Permitted Loan Purchase Assignment and Acceptance. This Permitted Loan Purchase Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.
EXHIBIT H TO
TERM LOAN AGREEMENT

[FORM OF]
NOTICE OF BORROWING

Citibank, N.A.
[ADDRESS]
Attention: [_____]

[Date]

Ladies and Gentlemen:

Reference is made to the Term Loan Agreement, dated as of August 24, 2016, among EP Energy LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement.
The Borrower hereby gives you notice pursuant to Section 2.03 of the Term Loan Agreement that it requests a Borrowing under the Term Loan Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)    The Aggregate Principal Amount of Borrowing:

(B)    Date of Borrowing
(which is a Business Day):

(C)    Type of Borrowing:1

(D)    Interest Period (if LIBOR Borrowing):2

(E)    Class of the Loans:

(F)    The Location and Number of the
Borrower’s Account to which Funds
are to be Disbursed:

EP ENERGY LLC

By: __________________________
Name: Title:

1     Specify a LIBOR Borrowing or an ABR Borrowing.

[2]	The Interest Period applicable to a LIBOR Borrowing shall be subject to the definition of “Interest Period” in the Term Loan Agreement.

EXHIBIT I TO
TERM LOAN AGREEMENT

[FORM OF
COMPLIANCE CERTIFICATE]
EP ENERGY LLC
OFFICER’S CERTIFICATE
__________ ___, ______
The undersigned hereby certify on behalf of EP Energy LLC, a Delaware limited liability company (the “Borrower”), each in his capacity as an Authorized Officer of the Borrower (and not in his personal capacity), that:
(1)    We are, respectively, the duly elected [_____]1 and [_____] of the Borrower;
(2)    Each of us has reviewed the terms of that certain Term Loan Agreement, dated as of August 24, 2016, among the Borrower, the Lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Term Loan Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Term Loan Agreement), and in the course of the performance of our duties as Authorized Officers of the Borrower, we would normally have knowledge of any Default; and
(3)    Based upon the review and examination described in paragraph (2) above, [we do not know of any Default that occurred during the fiscal year of the Borrower ended [_____]][the following Default(s) occurred during the fiscal year of the Borrower ended [_____]]:
[If any Default has occurred, describe the Default, its status and what action the Borrower is taking or proposes to take with respect thereto.]
[Signature Page follows]

[1]	Must be the principal executive officer, principal financial officer, treasurer or principal accounting officer.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

EP ENERGY LLC
By: ______________________________
Name: Title:

By: _______________________________
Name: Title:

EXHIBIT J TO
TERM LOAN AGREEMENT

[FORM OF]
COLLATERAL AGREEMENT

Separately filed.

EXHIBIT K TO
TERM LOAN AGREEMENT

[FORM OF]
PLEDGE AGREEMENT

Separately filed.

EXHIBIT L TO
TERM LOAN AGREEMENT

[FORM OF]
SENIOR LIEN INTERCREDITOR AGREEMENT

Separately filed.

EXHIBIT N TO
TERM LOAN AGREEMENT

[FORM OF]
PRIORITY LIEN INTERCREDITOR AGREEMENT

Separately filed.

Schedule 3.01
Jurisdiction of Formation; Good Standing

Entity	Jurisdiction
EP Energy LLC	Delaware
Everest Acquisition Finance Inc.	Delaware, New York
EP Energy Management, L.L.C.	Delaware, Alabama, Arkansas, Colorado, Kansas, Louisiana, Michigan, Mississippi, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Utah, Washington, Wyoming
EP Energy E&P Company, L.P.	Delaware, Alabama, Arkansas, Colorado, Indiana, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Texas, Utah, West Virginia, Wyoming
EP Energy Resale Company, L.L.C.	Delaware, Louisiana, Montana, North Dakota, Texas, Utah
EP Energy Global LLC	Delaware, Texas

Schedule 3.19

Material Commodity Hedging Agreements

See attached.

Hedge Agreements

1.	ISDA Master Agreement and Schedule, dated as of November 7, 2012, and as amended on June 16, 2016, by and between EP Energy LLC and Merrill Lynch Commodities, Inc.

2.	ISDA Master Agreement and Schedule, dated as of August 1, 2012, by and between EP Energy LLC and Bank of Montreal

3.	ISDA Master Agreement and Schedule, dated as of July 24, 2012, by and between EP Energy LLC and Canadian Imperial Bank of Commerce.

4.	ISDA Master Agreement and Schedule, dated as of July 17, 2012, by and between EP Energy LLC and Citibank, N.A.

5.	ISDA Master Agreement and Schedule, dated as of November 27, 2012, by and between EP Energy LLC and Credit Suisse International

6.	ISDA Master Agreement and Schedule, dated as of May 29, 2012, by and between EP Energy LLC and Deutsche Bank AG

7.	ISDA Master Agreement and Schedule, dated as of June 21, 2013, by and between EP Energy LLC and ING Capital Markets LLC

8.	ISDA Master Agreement and Schedule, dated as of June 22, 2012, by and between EP Energy LLC and J. Aron & Company

9.	ISDA Master Agreement and Schedule, dated as of May 24, 2012, by and between EP Energy LLC and JPMorgan Chase Bank, National Association

10.	ISDA Master Agreement and Schedule, dated as of July 24, 2012, by and between EP Energy LLC and Morgan Stanley Capital Group Inc.

11.	ISDA Master Agreement and Schedule, dated as of July 24, 2012, by and between EP Energy LLC and The Bank of Nova Scotia

12.	ISDA Master Agreement and Schedule, dated as of November 20, 2012, by and between EP Energy LLC and Societe Generale

13.	ISDA Master Agreement and Schedule, dated as of April 3, 2013, by and between EP Energy LLC and The Toronto-Dominion Bank

14.	ISDA Master Agreement and Schedule, dated as of July 25, 2012, by and between EP Energy LLC and UBS AG

15.	ISDA Master Agreement and Schedule, dated as of June 26, 2012, by and between EP Energy LLC and Wells Fargo Bank, National Association

Deal ID	Deal Type	Commodity	Counterparty	Trade Date	Buy/Sell	Daily Volume	Term	Price	Call/Put	Strike	MTM as of 8-9-2016
1301818	IR Swap	Currency	CITIBANK, N.A.	7/19/2012	B	200,000,000	3/31/2017	—	N/A		$(182,733)
1301819	IR Swap	Currency	Deutsche Bank AG (New York)	7/19/2012	B	200,000,000	3/31/2017	—	N/A		$(182,733)
1301820	IR Swap	Currency	Deutsche Bank AG (New York)	7/24/2012	B	100,000,000	3/31/2017	—	N/A		$(56,678)
1301821	IR Swap	Currency	Bank of Nova Scotia	7/24/2012	B	100,000,000	3/31/2017	—	N/A		$(56,678)
1302092	CAL SWP	Crude	Merrill Lynch Commodities, Inc.	7/19/2013	S	1,000	Bal -16	84	N/A		$5,659,730
1302093	CAL SWP	Crude	Merrill Lynch Commodities, Inc.	7/22/2013	S	1,000	Bal -16	84	N/A		$5,705,579
1302094	CAL SWP	Crude	Merrill Lynch Commodities, Inc.	7/22/2013	S	1,000	Bal -16	84	N/A		$5,662,595
1302095	CAL SWP	Crude	Merrill Lynch Commodities, Inc.	7/23/2013	S	1,000	Bal -16	84	N/A		$5,705,579
1302096	CAL SWP	Crude	Bank of Nova Scotia	7/23/2013	S	1,000	Bal -16	84	N/A		$5,669,759
1302104	CAL SWP	Crude	Merrill Lynch Commodities, Inc.	7/24/2013	S	250	Bal -16	84	N/A		$1,413,858
1302140	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	9/12/2013	S	1,000	Bal -16	86	N/A		$5,999,297
1302142	CAL SWP	Crude	CITIBANK, N.A.	9/12/2013	S	1,000	Bal -16	86	N/A		$5,984,969
1302143	CAL SWP	Crude	CITIBANK, N.A.	9/13/2013	S	1,000	Bal -16	86	N/A		$5,984,969
1302144	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	9/16/2013	S	1,000	Bal -16	86	N/A		$5,999,297
1302145	CAL SWP	Crude	JPMorgan Chase Bank, National Association	9/18/2013	S	1,000	Bal -16	86	N/A		$5,999,297
1302146	CAL SWP	Crude	J. Aron	9/18/2013	S	1,000	Bal -16	87	N/A		$6,060,906
1302157	FFSW	Nat Gas	J. Aron	12/9/2013	S	10,000	Bal -16	4	N/A		$1,699,290
1302158	FFSW	Nat Gas	Bank of Nova Scotia	12/9/2013	S	10,000	Bal -16	4	N/A		$1,702,336
1302160	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	12/12/2013	S	1,000	Bal -16	84	N/A		$5,655,432
1302182	CAL SWP	Crude	Bank of Nova Scotia	12/13/2013	S	1,000	Bal -16	84	N/A		$5,655,432
1302198	FFSW	Crude	CITIBANK, N.A.	1/7/2014	S	500	Bal -16	3	N/A		$89,695
1302201	FFSW	Crude	JPMorgan Chase Bank, National Association	1/8/2014	S	5,000	Bal -16	94	N/A		$29,574,585
1302271	FFSW	Crude	CITIBANK, N.A.	4/4/2014	S	1,000	Bal -16	89	N/A		$5,311,848
1302272	FFSW	Crude	CITIBANK, N.A.	4/8/2014	S	1,000	Bal -16	89	N/A		$5,313,067
1302276	FFSW	Crude	Bank Of Montreal	4/15/2014	S	1,000	Bal -16	89	N/A		$5,324,032
1302279	FFSW	Crude	Bank Of Montreal	4/17/2014	S	1,000	Bal -16	89	N/A		$5,336,215
1302281	CAL SWP	Crude	Bank Of Montreal	9/12/2013	S	1,550	Bal -16	86	N/A		$5,994,998

1302289	FFSW	Crude	CITIBANK, N.A.	5/16/2014	S	1,000	Bal -16	90	N/A		$5,391,039
1302302	FFSW	Crude	JPMorgan Chase Bank, National Association	6/23/2014	S	1,000	Bal -16	93	N/A		$5,850,346
1302303	FFSW	Crude	SOCIETE GENERALE	6/24/2014	S	1,000	Bal -16	94	N/A		$5,884,459
1302342	FFSW	Crude	Merrill Lynch Commodities, Inc.	10/14/2014	S	3,000	Bal -16	(5)	N/A		$(2,235,802)
1302343	FFSW	Crude	JPMorgan Chase Bank, National Association	10/14/2014	S	1,000	Bal -16	(5)	N/A		$(722,361)
1302344	FFSW	Crude	JPMorgan Chase Bank, National Association	10/14/2014	S	1,000	Bal -16	(5)	N/A		$(745,267)
1302345	FFSW	Crude	JPMorgan Chase Bank, National Association	10/14/2014	S	1,000	Bal -16	(5)	N/A		$(760,538)
1302353	Option	Crude	J. Aron	11/26/2014	S	3,000	Bal -16	—	P	$75.00	$(10,826,148)
1302354	Option	Crude	J. Aron	11/26/2014	B	3,000	Bal -16	—	P	$88.50	$15,754,847
1302355	Option	Crude	J. Aron	11/26/2014	S	3,000	Bal -16	—	C	$93.10	$(251)
1302357	FFSW	Crude	JPMorgan Chase Bank, National Association	1/30/2015	S	5,000	Bal -16	(1)	N/A		$(36,338)
1302358	FFSW	Crude	JPMorgan Chase Bank, National Association	1/30/2015	S	5,000	Bal -16	(1)	N/A		$(36,338)
1302361	Option	Crude	J. Aron	2/3/2015	B	3,000	Bal -16	—	P	$75.00	$10,826,148
1302362	Option	Crude	J. Aron	2/3/2015	S	3,000	Bal -16	—	P	$88.50	$(15,754,847)
1302363	Option	Crude	J. Aron	2/3/2015	B	3,000	Bal -16	—	C	$93.10	$251
1302364	CAL SWP	Crude	J. Aron	2/3/2015	S	3,000	Bal -16	72	N/A		$11,937,266
1302365	CAL SWP	Crude	CITIBANK, N.A.	2/3/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302366	CAL SWP	Crude	CITIBANK, N.A.	2/3/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302367	CAL SWP	Crude	CITIBANK, N.A.	2/3/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302368	CAL SWP	Crude	CITIBANK, N.A.	2/3/2015	S	2,000	Cal -17	66	N/A		$13,264,128
1302369	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	2/3/2015	S	1,000	Cal -17	67	N/A		$7,011,950
1302370	FFSW	Crude	SOCIETE GENERALE	2/3/2015	S	3,000	Bal -16	(1)	N/A		$47,651
1302372	FFSW	Crude	Merrill Lynch Commodities, Inc.	2/3/2015	S	2,000	Bal -16	4	N/A		$602,445
1302373	FFSW	Crude	Merrill Lynch Commodities, Inc.	2/4/2015	S	2,000	Bal -16	4	N/A		$602,445
1302375	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	2/5/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302376	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	2/5/2015	S	500	Cal -17	66	N/A		$3,306,987
1302377	FFSW	Crude	Merrill Lynch Commodities, Inc.	2/5/2015	S	1,000	Bal -16	4	N/A		$301,222

1302378	CAL SWP	Crude	JPMorgan Chase Bank, National Association	2/9/2015	S	6,000	Bal -16	72	N/A		$23,186,803
1302379	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	2/10/2015	S	500	Cal -17	66	N/A		$3,306,987
1302380	CAL SWP	Crude	CANADIAN IMPERIAL BANK OF COMMERCE	2/12/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302381	CAL SWP	Crude	SOCIETE GENERALE	2/12/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302382	CAL SWP	Crude	SOCIETE GENERALE	2/12/2015	S	1,000	Cal -17	66	N/A		$6,613,974
1302388	FFSW	Crude	SOCIETE GENERALE	3/3/2015	S	3,000	Bal -16	(1)	N/A		$7,441
1302398	FFSW	Crude	SOCIETE GENERALE	3/20/2015	S	2,000	Bal -16	(1)	N/A		$9,834
1302411	FFSW	Crude	Merrill Lynch Commodities, Inc.	4/15/2015	S	Various	Bal -16	67	N/A		$15,873,015
1302412	FFSW	Crude	CITIBANK, N.A.	4/15/2015	S	3,000	Bal -16	68	N/A		$8,260,129
1302413	FFSW	Crude	J. Aron	4/20/2015	S	10,000	Bal -16	—	N/A		$35,104
1302424	Option	Crude	Bank of Nova Scotia	5/6/2015	S	1,000	Cal -17	—	P	$55.00	$(4,178,727)
1302425	Option	Crude	Bank of Nova Scotia	5/6/2015	B	1,000	Cal -17	—	P	$65.00	$7,053,392
1302426	Option	Crude	Bank of Nova Scotia	5/6/2015	S	1,000	Cal -17	—	C	$75.00	$(414,663)
1302427	Option	Crude	Bank of Nova Scotia	5/12/2015	S	1,000	Cal -17	—	P	$55.00	$(4,178,727)
1302428	Option	Crude	Bank of Nova Scotia	5/12/2015	B	1,000	Cal -17	—	P	$65.00	$7,053,392
1302429	Option	Crude	Bank of Nova Scotia	5/12/2015	S	1,000	Cal -17	—	C	$75	$(410,624)
1302430	Option	Crude	Bank Of Montreal	5/13/2015	S	1,000	Cal -17	—	P	$55.00	$(4,178,727)
1302431	Option	Crude	Bank Of Montreal	5/13/2015	B	1,000	Cal -17	—	P	$65.00	$7,053,392
1302432	Option	Crude	Bank Of Montreal	5/13/2015	S	1,000	Cal -17	—	C	$75	$(407,954)
1302433	CAL SWP	Liquids	Wells Fargo	6/23/2015	S	1,000	Bal -16	1	N/A		$425,534
1302434	FFSW	Crude	Bank Of Montreal	6/24/2015	S	2,000	Bal -16	—	N/A		$177,985
1302435	FFSW	Crude	J. Aron	7/7/2015	S	5,000	Bal -16	—	N/A		$(58,802)
1302436	FFSW	Crude	Merrill Lynch Commodities, Inc.	7/7/2015	S	1,000	Cal -17	(4)	N/A		$(1,437,748)
1302438	SPREADS	Crude	Merrill Lynch Commodities, Inc.	7/9/2015	B	1,000	Bal -16	—	N/A	$1	$(75,642)
1302439	SPREADS	Crude	CITIBANK, N.A.	7/14/2015	B	1,000	Bal -16	—	N/A	$0.70	$(45,184)
1302440	FFSW	Crude	Merrill Lynch Commodities, Inc.	7/14/2015	S	1,000	Cal -17	(4)	N/A		$(1,405,186)
1302441	SPREADS	Crude	Merrill Lynch Commodities, Inc.	7/21/2015	B	1,000	Cal -17	—	N/A	$1	$(162,013)
1302442	SPREADS	Crude	Merrill Lynch Commodities, Inc.	7/23/2015	B	1,000	Cal -17	—	N/A	$1	$(162,013)
1302443	FFSW	Crude	Merrill Lynch Commodities, Inc.	7/23/2015	S	1,000	Cal -17	(4)	N/A		$(1,423,276)
1302448	SPREADS	Crude	Merrill Lynch Commodities, Inc.	7/30/2015	B	1,000	Cal -17	—	N/A	$0.80	$(107,689)
1302449	FFSW	Crude	Merrill Lynch Commodities, Inc.	8/3/2015	S	1,000	Cal -17	(4)	N/A		$(1,350,917)

1302450	FFSW	Crude	J. Aron	8/3/2015	S	5,000	Bal -16	—	N/A		$55,729
1302451	FFSW	Crude	J. Aron	8/13/2015	S	5,000	Bal -16	1	N/A		$361,145
1302452	FFSW	Crude	Merrill Lynch Commodities, Inc.	8/26/2015	S	1,000	Cal -17	(4)	N/A		$(1,278,557)
1302453	SPREADS	Crude	Merrill Lynch Commodities, Inc.	9/2/2015	B	1,000	Cal -17	—	N/A	$—	$182,040
1302454	FFSW	Crude	J. Aron	9/9/2015	S	2,000	Cal -17	—	N/A		$68,104
1302455	FFSW	Crude	Merrill Lynch Commodities, Inc.	9/16/2015	S	1,000	Cal -17	(3)	N/A		$(1,061,480)
1302456	FFSW	Crude	JPMorgan Chase Bank, National Association	9/21/2015	S	1,000	Cal -17	(2)	N/A		$(862,492)
1302457	FFSW	Crude	JPMorgan Chase Bank, National Association	9/28/2015	S	2,000	Bal -16	—	N/A		$89,483
1302458	FFSW	Crude	JPMorgan Chase Bank, National Association	9/29/2015	S	3,000	Bal -16	—	N/A		$111,318
1302459	FFSW	Crude	Merrill Lynch Commodities, Inc.	10/16/2015	S	1,000	Cal -17	(3)	N/A		$(1,007,210)
1302460	FFSW	Crude	Merrill Lynch Commodities, Inc.	11/30/2015	S	1,000	Cal -17	(2)	N/A		$(786,514)
1302461	FFSW	Crude	Merrill Lynch Commodities, Inc.	12/7/2015	S	1,000	Cal -17	(2)	N/A		$(681,594)
1302462	FFSW	Currency	CITIBANK, N.A.	2/23/2016	B	2,000	Bal -16	39	N/A		$1,620,420
1302463	FFSW	Currency	Merrill Lynch Commodities, Inc.	2/23/2016	B	1,000	Bal -16	—	N/A		$(71,719)
1302464	FFSW	Currency	Merrill Lynch Commodities, Inc.	2/23/2016	B	2,000	Bal -16	—	N/A		$(173,981)
1302465	FFSW	Currency	JPMorgan Chase Bank, National Association	2/23/2016	B	3,000	Bal -16	1	N/A		$(302,202)
1302466	FFSW	Currency	J. Aron	2/23/2016	B	Various	Bal -16	1	N/A		$(2,164,459)
1302470	FFSW	Currency	J. Aron	3/24/2016	B	4,000	Bal -16	1	N/A		$(319,457)
1302473	FFSW	Currency	J. Aron	3/29/2016	B	4,000	Bal -16	1	N/A		$(349,999)
1302477	FFSW	Currency	JPMorgan Chase Bank, National Association	4/6/2016	B	5,000	Bal -16	1	N/A		$(254,249)
1302482	Option	Crude	JPMorgan Chase Bank, National Association	5/20/2016	S	3,500	Cal -17	—	P	$45.00	$(6,747,975)
1302483	Option	Crude	JPMorgan Chase Bank, National Association	5/20/2016	B	3,500	Cal -17	—	P	$60.00	$19,448,405
1302484	Option	Crude	JPMorgan Chase Bank, National Association	5/20/2016	S	3,500	Cal -17	—	C	$69	$(2,129,905)
1302488	FFSW	Crude	JPMorgan Chase Bank, National Association	5/24/2016	S	6,000	Bal -16	—	N/A		$121,850
1302489	Option	Crude	CITIBANK, N.A.	5/24/2016	S	2,750	Cal -17	—	P	$45.00	$(5,301,981)
1302490	Option	Crude	CITIBANK, N.A.	5/24/2016	B	2,750	Cal -17	—	P	$60.00	$15,280,890
1302491	Option	Crude	CITIBANK, N.A.	5/24/2016	S	2,750	Cal -17	—	C	$69.50	$(1,635,385)

1302492	Option	Crude	SOCIETE GENERALE	5/26/2016	S	750	Cal -17	—	P	$45.00	$(1,445,995)
1302493	Option	Crude	SOCIETE GENERALE	5/26/2016	B	750	Cal -17	—	P	$60.00	$4,167,515
1302494	Option	Crude	SOCIETE GENERALE	5/26/2016	S	750	Cal -17	—	C	$67	$(517,277)
1302495	Option	Crude	Morgan Stanley Capital Group Inc.	5/27/2016	S	1,200	Cal -17	—	P	$45.00	$(2,313,592)
1302496	Option	Crude	Morgan Stanley Capital Group Inc.	5/27/2016	B	1,200	Cal -17	—	P	$60.00	$6,668,025
1302497	Option	Crude	Morgan Stanley Capital Group Inc.	5/27/2016	S	1,200	Cal -17	—	C	$70.00	$(690,530)
1302499	FFSW	Crude	J. Aron	6/2/2016	S	7,000	Bal -16	—	N/A		$(28,875)
1302500	Option	Crude	Merrill Lynch Commodities, Inc.	6/16/2016	S	13,000	Cal -17	—	P	$45.00	$(25,063,909)
1302501	Option	Crude	Merrill Lynch Commodities, Inc.	6/16/2016	B	13,000	Cal -17	—	P	$60.00	$72,236,933
1302502	Option	Crude	Merrill Lynch Commodities, Inc.	6/16/2016	S	13,000	Cal -17	—	C	$70.00	$(7,480,742)
1302503	FFSW	Nat Gas	J. Aron	6/29/2016	S	20,000	Bal -16	3	N/A		$474,927
1302504	FFSW	Nat Gas	Morgan Stanley Capital Group Inc.	6/30/2016	S	30,000	Bal -16	3	N/A		$712,390
1302505	FFSW	Nat Gas	CANADIAN IMPERIAL BANK OF COMMERCE	7/26/2016	S	5,000	Cal -17	3	N/A		$58,316
1302506	FFSW	Nat Gas	CANADIAN IMPERIAL BANK OF COMMERCE	8/3/2016	S	5,000	Cal -17	3	N/A		$139,795

									MTM Total		$344,557,376